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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
REDDY ICE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2007
PROPOSED CASH MERGER—YOUR VOTE IS IMPORTANT

The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has any such commission passed upon the merits or fairness of the transaction, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

To Our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of Reddy Ice Holding, Inc. ("Reddy Ice") on October 12, 2007 at 10:00 a.m., local time, at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 2, 2007, among Reddy Ice, Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation, (together with Frozen, LLC, the "Buyers"), and Hockey Mergersub, Inc. ("Merger Sub"), as amended, and the transactions contemplated thereby, including the merger of Hockey Mergersub, Inc. with and into Reddy Ice, with Reddy Ice surviving the merger.

        Frozen, LLC, Hockey Parent Inc., and Hockey Mergersub, Inc. are newly formed entities created by GSO Capital Partners LP, a registered alternative investment manager, to engage in the proposed merger. Hockey Mergersub, Inc. is a wholly owned subsidiary of the Buyers.

        If the merger is completed, each share of our common stock outstanding immediately prior to the effective time of the merger will be canceled and automatically converted into the right to receive from Reddy Ice $31.25 in cash, without interest (the "Per Share Merger Consideration"). All shares that have been converted into the right to receive the Per Share Merger Consideration as provided in the merger agreement shall be automatically canceled and retired and shall cease to exist, and the holders of certificates which immediately prior to the effective time represented such shares shall cease to have any rights with respect to such shares other than the right to receive the Per Share Merger Consideration. If the merger is completed, you will receive instructions for surrendering your Reddy Ice stock certificates and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.

        Your vote is very important. The proposed merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Reddy Ice common stock entitled to vote. Regardless of whether you plan to attend the special meeting, it is important that your shares are represented at the special meeting. Please complete, sign, date and mail the enclosed proxy card at your first opportunity. If you attend the special meeting and wish to vote in person, you may withdraw your proxy card and vote in person.

        Our stockholders who do not vote in favor of approval of the merger will have the right to seek appraisal of the fair value of their shares of common stock, but only if (i) they submit a written demand for an appraisal before we take the vote on the merger and (ii) they comply with Delaware law as explained in the accompanying proxy statement. A copy of the relevant sections of the Delaware General Corporation Law relating to dissenting stockholders' appraisal rights is attached as Annex C to the accompanying proxy statement.

        We encourage you to read the accompanying proxy statement carefully as it sets forth the specifics of the proposed merger and other important information related to the proposed merger. In addition, you may obtain additional information about Reddy Ice from our filings with the Securities and Exchange Commission. Please read the entire proxy statement carefully, including the appendices.

        The board of directors of Reddy Ice, acting on the unanimous recommendation of the Special Committee consisting of the directors who are neither officers nor employees of Reddy Ice, has unanimously approved the merger agreement and the transactions contemplated thereby. The board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Reddy Ice's stockholders. In addition, the board of directors has received a fairness opinion from the investment banking firm of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. stating that the merger consideration is fair, from a financial point of view, to our public stockholders. The board of directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated thereby.

        If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (214) 526-6740 or via the Internet at InvestorRelations@reddyice.com by October 5, 2007. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. In addition to registering in advance, you will be required to present government issued photo identification (e.g., driver's license or passport) to enter the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Packages and bags will be inspected, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

By Order of the Board of Directors,

WILLIAM P. BRICK Chairman of the Board of Directors
Dallas, Texas September 12, 2007

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE MERGER	5
SPECIAL FACTORS	9
THE SPECIAL MEETING	44
THE MERGER AGREEMENT	48
THE TRANSACTION PARTICIPANTS	60
APPRAISAL RIGHTS	64
COMMON STOCK OWNERSHIP OF MANAGEMENT, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	67
STOCKHOLDER PROPOSALS	70
HOUSEHOLDING OF PROXY MATERIAL	71
SUMMARY FINANCIAL INFORMATION	72
MARKET PRICES AND DIVIDEND INFORMATION	74
FORWARD-LOOKING STATEMENTS	76
WHERE YOU CAN FIND MORE INFORMATION	77
ANNEXES:
Annex A-1 Agreement and Plan of Merger
Annex A-2 Amendment No. 1 to Agreement and Plan of Merger
Annex B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
Annex C Section 262 of the Delaware General Corporation Law

SUMMARY TERM SHEET

        This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information." In this proxy statement, the terms "we," "us," "our," "Reddy Ice" and "the Company" refer to Reddy Ice Holdings, Inc. and its subsidiaries. We refer to GSO Capital Partners LP as "GSO." We refer to GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd. and GSO Credit Opportunities Fund (Helios), L.P. collectively as the "GSO Entities." We refer to Frozen, LLC and Hockey Parent Inc. collectively as the "Buyers" and Hockey Mergersub, Inc. as "Merger Sub." We refer to the stockholders of Reddy Ice, other than the Buyers and their affiliates as well as our officers and directors, as our "unaffiliated stockholders."

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  Parties to the Merger.    Reddy Ice, headquartered in Dallas, Texas, is the largest manufacturer and distributor of packaged ice in the United States. The Buyers and Merger Sub were formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. The Buyers are currently owned by the GSO Entities, and Merger Sub is wholly owned by the Buyers. The GSO Entities are funds managed by GSO. GSO is a registered alternative investment manager. See "The Transaction Participants" beginning on page 60.

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  The Proposal.    We are asking our stockholders to consider and vote on the adoption of the Agreement and Plan of Merger, dated as of July 2, 2007 by and among Reddy Ice, the Buyers and Merger Sub, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 30, 2007 by and among Reddy Ice, the Buyers and Merger Sub, providing for the acquisition of Reddy Ice by the Buyers. The Board of Directors is providing this proxy statement and the accompanying form of proxy to holders of Reddy Ice common stock, par value $0.01 per share, in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, on October 12, 2007, at 10:00 a.m. See "The Special Meeting" beginning on page 44 and "Special Factors—Background of the Merger" beginning on page 9.

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  Going-Private Transaction.    This is a "going-private" transaction. If the merger is completed, Reddy Ice will become a wholly owned subsidiary of the Buyers, and you will be entitled to receive $31.25 in cash, without interest and less any required tax withholding, for each share of our common stock that you own, and:

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  you will no longer have any interest in our future earnings or growth;

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  we will no longer be a public company;

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  our common stock will no longer be traded on the New York Stock Exchange; and

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  we may no longer be required to file periodic and other reports with the Securities and Exchange Commission (the "SEC").

See "Special Factors—Certain Effects of the Merger" beginning on page 33.

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  Treatment of Restricted Stock Units.    In the merger, all holders of restricted stock units will receive $31.25 for each restricted stock unit held (whether vested or unvested), less any required tax withholding. See "The Merger Agreement—Treatment of Restricted Stock Units" beginning on page 49.

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  Our Position as to Fairness of the Merger; Board Recommendation.    Based in part on the unanimous recommendation of a Special Committee of our Board of Directors consisting of all directors other than William P. Brick and Jimmy C. Weaver (the "Special Committee"), our Board of Directors unanimously determined that the merger is substantively and procedurally fair to and in the best interests of our unaffiliated stockholders, and unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement. See "Special Factors—Fairness of the Merger; Recommendation of Our Board of Directors" beginning on page 22.

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  Opinion of Special Committee's Financial Advisor.    On July 1, 2007, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or, together with Houlihan Lokey Howard & Zukin Capital, Inc., HLHZ, rendered its oral opinion to our Special Committee of our Board of Directors, (which was subsequently confirmed in writing by delivery of HLHZ's written opinion dated July 1, 2007), to the effect that, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion, as of July 1, 2007, the consideration to be received by the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors) in connection with the merger and the related transactions, was fair to them from a financial point of view.

  HLHZ's opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, to the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors), of the consideration to be received by them in connection with the merger and the related transactions, and does not address any other aspect or implication of the merger or the related transactions. The summary of HLHZ's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion. We encourage our stockholders to carefully read the full text of HLHZ's written opinion. However, neither HLHZ's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Special Committee or any stockholder as to how to act or vote with respect to the merger. See "Special Factors—Opinion of Special Committee's Financial Advisor" beginning on page 26 and Annex B.

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  Required Vote.    Under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to adopt the merger agreement. See "The Special Meeting—Record Date; Quorum and Voting" beginning on page 44.

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  Share Ownership of Certain Persons.    None of GSO, the GSO Entities, the Buyers or Merger Sub own any shares of our common stock. As of September 10, 2007, the record date, our directors and current executive officers owned, in the aggregate, 888,130 shares of our common stock (including shares issuable upon the vesting of restricted stock units), or collectively approximately 4.0% of our common stock (including all shares issuable upon the vesting of restricted stock units). Our directors and current executive officers have informed us that they intend to vote all of their shares in favor of the adoption of the merger. See "The Special Meeting—Stock Ownership and Interests of Certain Persons" beginning on page 46.

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  Interests of Our Directors and Executive Officers in the Merger.    In considering the proposed transactions and the recommendation of our Board of Directors, you should be aware that some of our directors, officers and employees may have interests in the merger that may be different from, or in addition to, your interests as a stockholder generally, and that may present actual or potential conflicts of interest. These interests may include rights of officers and other employees under employment agreements, rights under our equity incentive plans, accelerated vesting of restricted stock units held by our directors, officers and employees, and rights to continued indemnification and directors' and officers' liability insurance to be provided by the Buyers and the Company, as the surviving corporation in the merger, to our and our subsidiaries' current and former directors, officers and employees for acts or omissions occurring up to the effective time of the merger. In addition, some members of senior management may be offered opportunities to continue employment or business relationships with the surviving corporation. No agreement with respect to any such opportunities has been made as of the date of this proxy statement. Our Board of Directors was aware that interests such as these existed when deciding to approve the merger agreement and the merger. See "Special Factors—Interests of Officers and Directors in the Merger" beginning on page 36.

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  Financing for the Merger; Source and Amount of Funds.    The total amount of funds required to complete the merger and the related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $1.1 billion. This amount is expected to be provided through a combination of (i) equity contributions from GSO and any of its co-investors (which may include members of management and other existing stockholders) of up to $310.8 million and (ii) debt financing totaling approximately $775.0 million. These amounts may change, but will not affect the debt or equity commitments or the Buyers' obligations under the merger agreement. See "Special Factors—Financing for the Merger; Source and Amount of Funds" beginning on page 35.

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  Guarantees from the GSO Entities. The GSO Entities have agreed, severally and not jointly, to guarantee the termination fee and debt financing expense reimbursement obligations of the Buyers and Merger Sub under the merger agreement up to the amount of $21.0 million. See "Special Factors—Guarantees from the GSO Entities" beginning on page 36.

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  Regulatory Approvals Required.    In addition to the required stockholder approval discussed above, the merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On July 23, 2007, the Federal Trade Commission granted early termination of the waiting period under the HSR Act. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 56.

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  Material U.S. Federal Income Tax Consequences of the Merger.    In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. However, the tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to fully understand how the merger will affect you. See "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 38.

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  Appraisal Rights.    Holders of our common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal to Reddy Ice before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. Any holder of our common stock intending to exercise their appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. See "Appraisal Rights" beginning on page 64 and Annex C—Section 262 of the Delaware General Corporation Law.

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  Anticipated Closing of the Merger.    The merger will be completed after all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by our stockholders and the absence of legal prohibitions to the merger. We currently expect the merger to be completed following the special meeting of stockholders, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed.

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  Additional Information.    You can find more information about Reddy Ice in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled "Where You Can Find More Information" beginning on page 77.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What Am I Being Asked to Vote On?

        A: You are being asked to vote on the adoption of the merger agreement entered into by and among Reddy Ice, the Buyers, and Merger Sub, as amended, pursuant to which Merger Sub will be merged with and into Reddy Ice, with Reddy Ice surviving as a wholly owned subsidiary of the Buyers. In this proxy statement, unless otherwise specified, references to the merger agreement are to the merger agreement as amended prior to the date of this proxy statement. See "The Merger Agreement—The Merger" beginning on page 48.

Q: How Does Reddy Ice's Board of Directors Recommend That I Vote?

A:        Our Board of Directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement. See "Special Factors—Fairness of the Merger; Recommendation of Our Board of Directors" beginning on page 22.

Q: What Will I Receive in the Merger?

A:        Upon completion of the merger, you will receive $31.25 in cash, without interest and less any required tax withholding, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $3,125.00 in cash in exchange for your shares of common stock, less any required tax withholding. You will not own any shares in the surviving corporation. See "The Merger Agreement" beginning on page 48.

Q: When and Where Is the Special Meeting?

A:        The special meeting of stockholders will be held at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, on October 12, 2007, at 10:00 a.m. See "The Special Meeting" beginning on page 44.

Q: May I Attend the Special Meeting?

A:        All stockholders as of the close of business on September 10, 2007, the record date for the special meeting, may attend the special meeting. If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (214) 526-6740 or via the Internet at InvestorRelations@reddyice.com by October 5, 2007. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. In addition to registering in advance, you will be required to present government issued photo identification (e.g., driver's license or passport) to enter the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Packages and bags will be inspected, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

Q: Who Can Vote at the Special Meeting?

A:        All stockholders of record at the close of business on September 10, 2007, the record date for the special meeting, will be entitled to vote at the special meeting. If on that date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent. As of the close of business on the record date, 21,865,370 shares of our common stock were outstanding. See "The Special Meeting" beginning on page 44.

Q: How Are Votes Counted?

A:        Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the merger proposal from the beneficial owner. Because under Delaware law adoption of the merger agreement requires the affirmative vote of holders of a majority of our shares of common stock, withheld votes, broker non-votes and abstentions will have exactly the same effect as a vote "Against" the adoption of the merger agreement. Withheld votes, broker non-votes and abstentions are counted, however, as present for the purpose of determining whether a quorum is present.

Q: How Many Votes Are Required to Adopt the Merger Agreement?

A:        Under Delaware law, the affirmative vote of holders of a majority of our outstanding shares of common stock as of the close of business on September 10, 2007, the record date for stockholders entitled to vote at the special meeting, is required to adopt the merger agreement. As of the close of business on the record date, there were 21,865,370 shares of our common stock outstanding. This means that under Delaware law, 10,932,686 shares or more must vote in the affirmative to adopt the merger agreement. See "The Special Meeting" beginning on page 44.

Q: How Many Votes Do I Have?

A:        You have one vote for each share of our common stock you own as of September 10, 2007, the record date for stockholders entitled to vote at the special meeting.

Q: If My Shares Are Held in "Street Name" by My Broker, Will My Broker Vote My Shares for Me?

A:        Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares by following the directions provided to you by your broker. See "The Special Meeting" beginning on page 44.

Q: What If I Fail to Instruct My Broker?

A:        Without instructions, your broker will not vote any of your shares held in "street name." Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast and will have exactly the same effect as a vote "Against" the adoption of the merger agreement.

Q: Will My Shares Held in "Street Name" or Another Form of Record Ownership Be Combined for Voting Purposes With Shares I Hold of Record?

A:        No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account.

Q: What Happens If I Do Not Vote?

A:        Because the vote required is based on the total number of shares of our common stock outstanding on the record date, and not just the shares that are voted, if you do not vote, it will have the exact same effect as a vote "Against" the adoption of the merger agreement. If the merger is completed, whether or not you vote for the merger proposal, you will be paid the merger consideration for your shares of our common stock upon completion of the merger, unless you properly exercise your appraisal rights. See "The Special Meeting" beginning on page 44 and "Appraisal Rights" beginning on page 64 and Annex C—Section 262 of the Delaware General Corporation Law.

Q: When Should I Send in My Stock Certificates?

A:        After the special meeting, if you are a stockholder of record, you will receive a letter of transmittal and other documents to complete and return to the disbursing agent. In order to receive the merger consideration as soon as reasonably practicable following the completion of the merger, you must send the disbursing agent your validly completed letter of transmittal together with your stock certificates as instructed in the separate mailing. You should NOT send your stock certificates now.

Q: When Can I Expect to Receive the Merger Consideration For My Shares?

A:        Once the merger is completed, you will be sent a separate mailing containing a letter of transmittal and other documents to be delivered to the disbursing agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, stock certificates and other required documents to the disbursing agent, the disbursing agent will send you the merger consideration.

Q: I Do Not Know Where My Stock Certificate Is—How Will I Get My Cash?

A:        The materials the disbursing agent will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. We may also require that you provide a bond to Reddy Ice in order to cover any potential loss.

Q: What Do I Need to Do Now?

A:        You should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, or vote over the Internet or telephone as instructed in these materials. The meeting will take place at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, on October 12, 2007, at 10:00 a.m. See "The Special Meeting" beginning on page 44.

Q: What Happens If I Sell My Shares of Common Stock Before the Special Meeting?

A:        The record date for stockholders entitled to vote at the special meeting is earlier than the expected date of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q: Can I Change My Vote After I Have Mailed in My Proxy Card?

A:        Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways: first, you can send a written notice stating that you would like to revoke your proxy to our Corporate Secretary at Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231; second, you can request a new proxy card, complete it and send it to our Corporate Secretary at the same address, or complete a new proxy by visiting the website or calling the toll-free number shown on your proxy card; and third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to our Corporate Secretary at the same address. Voting via the Internet, by calling the toll-free number or by mailing in your proxy card will not prevent you from voting in person at the meeting. You are encouraged to submit a proxy by mail, by calling the toll-free number or via the Internet even if you plan to attend the special meeting in person. If your shares are held in the name of a broker, bank, dealer or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the special meeting. See "The Special Meeting" beginning on page 44.

Q: What Are the Consequences of the Merger to Members of Our Management and Board of Directors?

A:        Following the merger, it is expected that substantially all of the members of our management will continue as management of the surviving corporation. Our current Board of Directors, however, will be replaced by a new board of directors to be nominated by the Buyers (although the Buyers may choose to retain some of the same board of directors). Like all other holders of shares of our common stock, members of our management and Board of Directors will be entitled to receive $31.25 per share in cash for each of their shares of our common stock or restricted stock units (whether vested or not).

Q: Who Can Answer Further Questions?

A:        If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact our Corporate Secretary at Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231. You may also call our proxy solicitor Morrow & Co., Inc. toll-free at 1-800-662-5200.

SPECIAL FACTORS

Background of the Merger

        Reddy Ice Holdings, Inc. was formed to acquire Packaged Ice, Inc. in a going-private transaction which closed on August 15, 2003. Over the following two years, the Company completed 13 acquisitions, pursued efficiency and revenue growth initiatives and reorganized its capital structure, all of which culminated in an initial public offering of the Company's common stock on August 12, 2005.

        On May 30, 2006, the Company completed a secondary public offering of its common stock. As a result of their sales in the secondary offering, affiliates of Bear Stearns Merchant Banking and Trimaran Fund Management L.L.C. (who had held a controlling interest in Reddy Ice since the 2003 going-private transaction), substantially reduced their remaining interest in the Company, indicated an intention to liquidate their remaining investment in the Company in an orderly fashion and resigned their remaining seats on the Company's Board of Directors.

Development of the Company's Strategic Plan

        At the Board of Directors' meeting on June 6, 2006, its first following the completion of the May 2006 secondary offering, the directors and management engaged in a discussion regarding the Company's strategic alternatives. The Board asked management to develop a strategic plan to be presented to the Board at its next meeting which would update the Company's financial model and business plan and present alternatives for transactions and initiatives available to the Company.

        On July 31, 2006, the Board met again and reviewed management's draft strategic plan. Representatives of Cahill Gordon & Reindel LLP ("Cahill"), counsel to the Company at that time, participated in the meeting telephonically. The plan discussed the Company's business, operations, competition, costs and prospects for growth. Management also presented its thoughts on alternative versions of the Company's financial model, one reflecting a "base case" for the continued operation of the Company in its current state and an alternative version reflecting an "acquisition case" to show the impact on the Company's results of an ongoing acquisition program. The draft strategic plan also contained an evaluation of the Company's capital structure and presented several alternatives for significant capital structure transactions, including: (i) equity issuances to fund debt repayments, (ii) debt issuances to fund a stock buyback program, (iii) acquisitions of one or more of the large competitors in the Company's industry and (iv) an acquisition of the Company. In addition, management and the Board discussed the Company's ongoing attempts to dispose of the Company's non-ice businesses, which had experienced substantial challenges in recent years and which diverted management's focus from the core ice business. The Board requested that management continue to explore attractive disposition possibilities for those businesses.

        The Board did not reach any decisions regarding the appropriate strategic path for the Company, but instructed management to (i) continue its review of the Company's business and options and (ii) to identify and seek advice from investment banks which could further refine the Company's analysis of the potential options.

        During August, September and October of 2006, management held preliminary discussions with four investment banks, including Credit Suisse. Each of the four investment banks reviewed the Company's business and was invited to provide a written presentation regarding their initial thoughts on the alternatives available to the Company. Based on the information provided to the Company by the investment banks and an assessment of each of the banks' knowledge of the Company and their capacity to act on their recommendations, management invited two of the investment banks, including Credit Suisse, to make live presentations to the Board of Directors at the October 3, 2006 Board meeting.

        At its meeting on October 3, 2006, the Board of Directors received (i) an update from management regarding the capital structure review, (ii) written presentations from each of the four investment banks and (iii) live presentations from the two invited investment banks. Representatives of Cahill participated in the meeting telephonically. Each of the four investment banks evaluated the full range of capital structure transactions available to the Company, with each bank, based on then-current market conditions, ultimately identifying a going-private transaction as the alternative most likely to maximize stockholder value. The presentations highlighted the transaction multiples achieved in recent going-private transactions, as compared to the substantially lower multiples implied by the Company's then-current stock price. In contrast, none of the other contemplated capital structure transactions were expected to result in significant changes in the Company's stock price. Following a discussion of the materials provided by each of the banks, the Board authorized management to enter into a limited engagement with Credit Suisse, to further develop its analysis of the Company's capital structure opportunities and to test the market regarding a possible sale of the Company.

The Credit Suisse Engagement

        On October 3, 2006 the Company entered into an engagement letter with Credit Suisse. Credit Suisse then continued its review of the Company's prospects. Management and Credit Suisse also discussed the appropriate means of conducting a market test, including a public auction and a quiet sale process. Management considered that, on the one hand, a public auction would ensure that the widest range of potential bidders would be aware of, and consider participating in, the process. Management also considered that, on the other hand, should the public auction process fail, the Company's inability to attract an acquirer could have both a short term negative impact on the Company's stock price and a longer term impact on the Company's ability to access the capital markets. In contrast, a quiet sale process would prevent any negative public stigma from attaching to the Company in the event the process did not result in a transaction. While a quiet sale process would run the risk of attracting fewer serious bidders than a public auction, Credit Suisse expressed confidence, based on its knowledge of the private equity markets, in its ability to identify the most relevant parties to approach. Management and Credit Suisse also determined that, given the limited number of participants in the Company's industry and the Company's knowledge of those participants' ability to consummate and interest in a transaction with the Company, strategic buyers should not be included in the quiet sale process. Based on these considerations, management and Credit Suisse determined that a quiet sale process would be the least disruptive means to test the market's appetite for a change of control transaction involving the Company. Credit Suisse contacted twelve potential financial buyers of the Company, who had been identified based on their interest in the Company's industry or related businesses and their interest in, and ability to consummate, transactions of similar enterprise values. Of the twelve parties contacted, only two parties submitted preliminary indications of interest, with valuations of between $27.00 and $29.00 per share.

        The Board of Directors met again on November 14, 2006. Credit Suisse briefed the Board on its updated analysis of each of the capital structure alternatives developed during the strategic planning process. In addition, Credit Suisse and management briefed the Board on the status of the sale process. After considering this information, the Company's business and prospects as they existed at the time, and the indicative valuation ranges provided by the two potential acquirors, the Board determined that (i) none of the capital structure transactions available to the Company other than a change of control transaction were sufficiently attractive to pursue immediately and (ii) although a change of control transaction could be in the interest of the Company's stockholders, a sale at the prices indicated by the two interested parties would not be in the best interests of the Company or its stockholders. The Board instructed Credit Suisse to contact the two parties who had given preliminary indications of interest to determine if they would increase their valuations to at least $30.00 per share. The Board authorized management to provide additional information to the two interested parties. Each of the parties received presentations from management in New York City on November 20 and 21, 2006. By

December 1, 2006 each of the interested parties responded to Credit Suisse that they would be unable to raise their bids. As a result, the Company terminated the sale process and, in January 2007, terminated the Credit Suisse engagement.

Strategic Transaction Opportunities

        At the same time that the Company was conducting the sale process led by Credit Suisse, management explored a possible transaction with one of the Company's significant competitors. At meetings between the Company and the competitor in November 2006, the two companies had preliminary discussions about an acquisition transaction. The parties held additional discussions on December 1, 2006. Following the December 1, 2006 meeting, the competitor terminated the discussions and the Company had no further discussions with the competitor regarding an acquisition.

Alternative Capital Structure Discussions

        Following the conclusion of the Credit Suisse sales process in early 2007, the Company refocused its capital structure efforts on the exploration of alternatives for optimizing the Company's debt and equity capital structure without a change of control transaction. In particular, management was focused on refinancing the 10 1/2% Senior Discount Notes due 2012, which would both become redeemable and begin accruing cash interest on November 1, 2008, in a manner which would reduce the Company's overall cost of capital without significantly increasing the Company's cash interest burden. The Company also considered the possibility of using the cash flows generated by its business to fund additional dividends to stockholders or stock buybacks.

        In February 2007, the Company was contacted by an investment bank regarding a potential whole business securitization transaction. The Company also discussed the securitization proposal with a second investment bank which raised concerns about its viability for the Company. A third investment bank provided an outline proposal on February 15, 2007 regarding a private investment in public equity (PIPE) transaction, which would provide funds for a partial refinancing of the Company's debt.

        The Board of Directors held meetings on February 19 and 20, 2007 and received updates from management about each of these potential transactions. The Board determined that the PIPE transaction was unlikely to result in a meaningful increase in the Company's stock price. Following the Board meeting, no further action was taken regarding the PIPE transaction. At their meetings, the Board authorized management to continue its investigation of the securitization opportunity.

        In February and March of 2007 the Company held additional discussions regarding the potential securitization transaction with the investment bank which had presented the opportunity. On April 11, 2007, the Company met with rating agencies and other involved parties in order to receive indications regarding the viability of the contemplated financing structure. Additional meetings were held on May 10, 2007 at the Company's headquarters in Dallas.

        On May 17, 2007, the Board of Directors met and discussed the potential securitization transaction. Management presented a summary of their work to date on the opportunity, and their analysis of the transaction's potential impact. As discussed below, at their May 17, 2007 meeting, the Board also considered the opportunity presented by the potential GSO transaction. After careful consideration of the risks and opportunities presented by the securitization transaction, on the one hand, and the GSO transaction, on the other hand, the Board determined that (i) the Company lacked the resources to devote sufficient management time and attention to adequately pursue both transactions simultaneously in a manner which would maximize the benefit to the Company's stockholders of either transaction and (ii) while the securitization transaction could be an attractive opportunity for the Company, the returns to stockholders offered by the potential transaction with GSO were of greater interest and should be given precedence. Following the May 17, 2007 meeting, further work on the securitization transaction was suspended.

Stockholder Contacts

        Also at the February 19 and 20, 2007 Board meetings, the Board approved, and the Company subsequently publicly announced, changes in the Company's senior management, effective following the May 17, 2007 annual stockholders' meeting. In order to familiarize the investor community and the Company's stockholders with Jimmy C. Weaver, who would assume the role of CEO, the Company conducted a series of investor meetings. On various dates during March 2007, Mr. Weaver, along with Steven Janusek, the Company's CFO, met and held conference calls with a range of the Company's investors. At these meetings, stockholders suggested a range of differing, and conflicting, proposals for ways to optimize the Company's capital structure, including those considered as part of the Company's strategic review.

Initial GSO Capital Partners Contact

        On February 16, 2007, Mr. Janusek was contacted by GSO Capital Partners to discuss the Company's business. The initial contacts related to potential investments in the Company as a public company. In keeping with the Company's initiative to maintain relationships with the investor community generally, the Company held additional telephonic discussions with GSO on April 2, 2007.

        During this April 2, 2007 telephone conversation, GSO raised the possibility of leading a transaction to acquire the Company in a going-private merger as an alternative. On April 11, 2007, while in New York for meetings related to a potential securitization transaction, Messrs. Brick, Weaver and Janusek met with representatives of DLA Piper US LLP ("DLA Piper"), which had assumed the role of principal outside counsel to the Company from Cahill, to discuss GSO's interest in the Company. Later on April 11, 2007, Messrs. Brick, Weaver and Janusek held a meeting with GSO in New York to further explore GSO's interest in a potential sale of the Company. GSO indicated that it was not prepared to make any commitments or enter into any agreements with any member of management with respect to employment terms after any acquisition.

        Following the April 11, 2007 meeting in New York, management notified the directors regarding GSO's interest in the Company. Management also discussed the results of the April 11, 2007 meeting with DLA Piper. GSO asked to visit the Company's offices in Dallas on May 8 and 9, 2007 to begin business diligence on the Company's operations. Prior to the Dallas visit, DLA Piper drafted, with guidance from management, a confidentiality agreement to propose to GSO. After delivering the proposed confidentiality agreement to GSO, management negotiated the changes requested by GSO, with guidance from DLA Piper; the confidentiality agreement was executed on May 3, 2007. At the meetings in Dallas on May 8 and 9, 2007, pursuant to the confidentiality agreement, the Company provided limited non-public financial information to GSO, which was intended to assist GSO with the further development of its financial models of the Company.

        At the conclusion of the Dallas visit, GSO indicated that it remained interested in continuing to explore a potential transaction. GSO further indicated that it would present the opportunity to its internal investment committee, which would have to approve the transaction before GSO could proceed further. Messrs. Brick and Janusek held a conference call with DLA Piper on May 11, 2007 to discuss the status of GSO's interest and the appropriate processes to follow in the event that GSO reconfirmed its interest in a possible transaction with the Company. On May 16, 2007, GSO advised Mr. Brick that its investment committee had met, that GSO remained interested in a potential transaction and that, subject to the completion of due diligence and the receipt of necessary financing commitments, GSO might be able to reach a valuation in a range as high as $34.00 per share in a going-private transaction.

Formation of the Special Committee

        The Company's annual meeting of stockholders was held on May 17, 2007 in Dallas. Immediately prior to the annual meeting, Shamrock Activist Value Fund disclosed in a Schedule 13D filing with the SEC that it had acquired 5.17% of the Company's common stock.

        Following the annual meeting, the Board of Directors held its annual organizational meeting. All of the directors attended in person, as did Mr. Janusek; representatives of DLA Piper attended the meeting telephonically. Messrs. Brick and Janusek discussed the timing and substance of their contacts with GSO and its preliminary indication of interest. The Board questioned management regarding the details of the timing and substance of their contacts and GSO's preliminary indication of interest. DLA Piper then discussed the fiduciary duties applicable to the directors and management of a Delaware corporation in the context of a going-private transaction. The Board then considered whether to proceed with further discussions with GSO. As noted above, the Board concluded, based on GSO's interest in a potential transaction with the Company, that it should determine whether it would be in the best interests of the Company and its stockholders to explore a sale of the Company and, if so, how best to proceed with the sale process.

        In its discussion of GSO's interest in the Company, the Board also considered whether to expand the discussions with GSO to create a broader private sale process, or a public auction of the Company. The Board noted the Company's recent inability to attract a suitable offer in the Credit Suisse sales process, which had involved many of the financial sponsors most likely to be interested in making an offer to purchase the Company. The Board also noted their continuing concern about the stigma which could attach to the Company and its stock in the event a public auction process were to fail. DLA Piper also advised the Board regarding the provisions which could be incorporated into the merger agreement in order to reduce barriers to topping bids after announcement of the merger. The Board also expressed concern that GSO might withdraw from the process in the event that the process were expanded to include additional interested parties. Following a discussion, the Board determined that negotiations with GSO alone would be in the best interests of the stockholders, so long as the Company retained the right to seek higher bids following the announcement of the merger.

        The Board then formed a special committee consisting of all of the disinterested directors to control the negotiation of the transaction with GSO. The Board authorized and empowered the Special Committee to: (i) expedite a thorough review of all strategic alternatives available to the Company, including, but not limited to, the proposal received from GSO, considering the Company's business prospects, capital structure and such other factors as the Special Committee deemed appropriate; (ii) prepare, and deliver to the full Board, a recommendation on the best strategic alternative for the Company under the current circumstances; (iii) if the Special Committee were to determine a transaction with GSO was in the best interests of the Company's stockholders, negotiate an Agreement and Plan of Merger with GSO; (iv) consult Company management for the purposes of gathering information needed to permit potential transaction counterparties to evaluate a potential transaction with the Company; (v) engage such outside legal, financial, and other advisors as the Special Committee deems appropriate for the fulfillment of its responsibilities; and (vi) determine, with the assistance of its advisors and management, if additional parties should be contacted to solicit additional proposals for a strategic transaction and, in the event additional parties were to be contacted, to identify such parties. Although the Special Committee was given authority to conduct and participate in negotiations, the Board retained the final authority to make any decision to accept or enter into any transaction.

        At its initial meeting on May 17, 2007, the Special Committee appointed Tracy L. Noll, chairman of the Audit Committee, chairman of the Special Committee and retained DLA Piper as its counsel for the negotiation of the merger agreement. DLA Piper then advised the members of the Special Committee as to their fiduciary duties to the stockholders in the course of the negotiation of the transaction with GSO. The Special Committee and DLA Piper also discussed the process for appointment of a financial advisor to the Special Committee. The Special Committee directed management to provide due diligence materials to GSO and its advisors. The Special Committee further determined to (i) set a deadline of June 6, 2007 for GSO to complete its documentary due diligence and reconfirm its interest, (ii) bar GSO from contacting financing sources until after it had reconfirmed its interest and (iii) instruct management not to negotiate with GSO regarding the terms of any arrangements between management and GSO until authorized to do so by the Special Committee. The Special Committee also discussed the merger agreement process and instructed DLA Piper to begin drafting the merger agreement.

Negotiation of the Merger Agreement

        Pursuant to the direction given by the Special Committee at its May 17, 2007 meeting, management began responding to GSO's documentary diligence requests. The diligence process continued over the next several weeks as the Company provided documents and information in response to questions and requests for documentation from GSO and its counsel and consultants. Numerous conference calls regarding accounting, environmental, industry, business, tax, legal and financial due diligence were held among the Company, GSO, DLA Piper, Kirkland & Ellis LLP ("K&E"), counsel to GSO, and various consultants to GSO and the Company during the course of the due diligence.

        On May 18, 2007, Mr. Noll, Mr. Brick and DLA Piper spoke with GSO and K&E to convey the broad process parameters outlined by the Special Committee in its May 17, 2007 meeting. GSO was instructed to (i) complete documentary due diligence and confirm its interest prior by June 6, 2007, (ii) refrain from contacting financing sources until after such reconfirmation of interest and (iii) refrain from contacting management regarding arrangements for management following the merger until authorized to do so by the Special Committee.

        Over the weekend of June 2 and 3, 2007, Mr. Noll, chairman of the Special Committee, and DLA Piper had calls with three investment banks regarding the possibility of their being retained to serve as the financial advisor to the Special Committee. Mr. Noll asked each of the three investment banks to prepare draft engagement letters and proposals.

        On June 5, 2007 the Special Committee held a telephonic meeting to discuss the selection of a financial advisor. Mr. Noll reported on the discussions held over the weekend, and noted that one of the investment banks had a conflict of interest that would preclude it from providing an opinion as to a potential transaction with GSO. The Special Committee discussed the qualifications and proposed engagement letters of the other two investment banks under consideration. After consideration of that information, and after considering whether the Special Committee would derive sufficient benefit from engaging more than one financial advisor to justify the additional cost, the Special Committee authorized Mr. Noll to retain Houlihan Lokey Howard & Zukin Capital, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (collectively, "HLHZ") as the financial advisor to the Special Committee if HLHZ and Mr. Noll could come to an agreement modifying certain compensation terms that HLHZ had proposed in the draft engagement letter it had provided to the Special Committee.

        At the June 5, 2007 Special Committee meeting, management provided the Special Committee with an update on the Company's preliminary May 2007 financial results. Management noted persistent adverse weather in certain of the Company's markets as a factor that had negatively affected the Company's performance, as well as the challenges presented by the comparison with May 2006, which had been marked by above average sales and weather conditions. Management noted that the May 2007 results were below the Company's internal budgeted amounts and also below the levels previously indicated to GSO. The Special Committee instructed management to update GSO on the most recent financial figures available. Shortly after the meeting, management provided a copy of its updated financial projections for the Company to GSO.

        Also at the June 5, 2007 meeting, the committee discussed an initial draft of the merger agreement that DLA Piper had prepared and previously circulated to management and the Special Committee. The Special Committee confirmed that the draft contained certain key terms including (i) a "go shop" period following announcement of the merger agreement, (ii) the absence of a match right for GSO with respect to proposals received during the "go shop" period, (iii) a termination fee of 3% of equity value, with a reduced termination fee of 1% of equity value payable during the "go shop" period and (iv) the Company's right to pay regular dividends to stockholders prior to closing. The Special Committee subsequently authorized DLA Piper to send a draft merger agreement to GSO and K&E for their review and comment, and DLA Piper did so on June 6, 2007.

        On June 5, 6 and 7, 2007 the final terms of the HLHZ engagement were negotiated and the engagement letters were executed. Following the execution of the engagement letter with HLHZ, management provided HLHZ with copies of the financial information previously provided to GSO, as well as additional financial information requested by HLHZ.

        During the course of the due diligence process, the Company provided GSO with information regarding the securitization transaction discussed above, which the Company had been considering since February. The Company determined that presenting the structure to GSO was warranted, because the securitization transaction could potentially optimize the capital structure of the Company in the going-private transaction and, as a result, could potentially be a positive factor in negotiating the highest possible price in a transaction with GSO. However, the Company advised GSO that the financing structure concept remained an opportunity for the Company, and that the Company would continue to consider pursuing the structure independently, and would also present the opportunity to any other parties interested in a transaction with the Company. On June 7, 2007, the Company, GSO, HLHZ and the investment bank that had presented the securitization transaction to the Company held a conference call to discuss the securitization concept and its applicability to the Company.

        On June 10, 2007 K&E provided to the Company and DLA Piper a memorandum identifying the principal business issues in the merger agreement draft received from DLA Piper. In their memorandum, K&E requested, on behalf of GSO, among other things, (i) a shortening of the "go shop" period from 60 days to 45 days, (ii) inclusion of a match right for GSO with respect to proposals received during the "go shop" period, (iii) extension of the "tail period" following a rejection of the merger agreement by the Company's stockholders during which the termination fee would be payable if the Company entered into a new acquisition transaction from nine months to twelve months, (iv) requiring the Company to possess a specified level of cash on hand at the closing of the merger and (v) redefining material adverse effect to permit GSO to terminate the merger agreement in the event of adverse weather affecting the Company's business.

        On June 11, 2007, Messrs. Brick, Weaver and Janusek received a call from GSO with an update on the process. GSO indicated it was largely finished with its due diligence, and that it could no longer support the price range of up to $34.00 per share originally indicated at the May meeting in Dallas. Instead, GSO believed a price range of up to $33.00 per share was the highest it might be able to support. A conference call was scheduled among the parties for June 12, 2007 to discuss the status of the process and to determine if negotiations would proceed.

        On June 12, 2007 the Special Committee held a telephonic meeting in advance of the call with GSO. In addition to the members of the Special Committee, Messrs. Brick, Weaver and Janusek as well as representatives of HLHZ and DLA Piper were present. In the course of this meeting, the Special Committee received a further update from management regarding sales during the first two weekends of June, which indicated a further reduction in sales and Adjusted EBITDA below the Company's budget as a result of, among other factors, persistent adverse weather in certain of the

Company's markets. The Special Committee instructed management to update GSO regarding the revised estimates for June.

        Next, DLA Piper provided the Special Committee with a summary of the business issues raised by K&E in their June 10, 2007 memorandum, as well as subsequent discussions between DLA Piper and K&E. The Special Committee determined that a possible $33.00 per share price continued to represent a sufficiently attractive premium that further negotiations were warranted, and that it might be willing to recommend a transaction at that price, provided that certain of the significant business issues with respect to the merger agreement raised by K&E were ultimately resolved in the Company's favor. The issues discussed by the Special Committee included (i) removal of the GSO match right during the "go shop" period, (ii) removal of the cash on hand requirement at closing and (iii) use of the Company's proposed definition of material adverse effect, which excluded the effects of weather from any material adverse effect determination. In consultation with HLHZ and DLA Piper, the Special Committee determined certain of the other points raised in the K&E memorandum, including the shortened "go shop" period and the lengthened tail period, would not materially impact the Company's ability to attract competing offers for the Company and agreement on these points would facilitate resolution of the other key points in the Company's favor. Not having received a complete markup of the merger agreement, the Special Committee determined that any resolution of these points would, in the interim, be conditional on their review of the complete markup. Nonetheless, in order to advance the discussion, the Special Committee instructed DLA Piper to convey their conditional viewpoints on these issues to K&E and GSO. The Special Committee also determined that GSO should be permitted to contact financing sources, with confirmation of interest and financing to be provided within ten days.

        On the subsequent call with GSO on June 12, 2007, GSO confirmed its interest in seeking to reach the $33.00 per share level. GSO was instructed to contact financing sources, prepare a full markup of the merger agreement and to respond with an update on the financing process within ten days.

        On June 13, 2007, DLA Piper and K&E discussed the K&E memorandum regarding the merger agreement. DLA Piper advised K&E of the Special Committee's conditional position on the issues raised in the memorandum.

        The Special Committee held a telephonic meeting on June 20, 2007. HLHZ, management and DLA Piper were asked to participate. Management noted that they had revised the Company's full year 2007 estimates to reflect the Company's latest financial results. As of that date, management estimated Adjusted EBITDA for 2007 would be $5 million lower than the range previously publicly indicated in the Company's prior earnings release as a result of, among other factors, weak sales in April, May and early June. The Special Committee discussed the need to update the market regarding the changes in the Company's financial guidance as results for the full month of June became clearer. The Special Committee instructed management to update GSO regarding the revised full year 2007 guidance, and to keep both the Special Committee and GSO updated as further information about the June financial results became available.

        At the June 20, 2007 meeting, having been informed by GSO of its positive view of the Company's management, the Special Committee discussed the possibility of permitting GSO to talk with members of management to discuss what roles they might have after closing if GSO acquired the Company. DLA Piper discussed management's ongoing fiduciary duties to the Company during and after any such discussions with GSO. The committee determined that it was appropriate at this stage of the process to permit GSO to contact management. On June 20 and 21, 2007, management and GSO held a series of discussions about the Company's future leadership. These discussions continued until June 27, 2007. During these discussions, certain members of management provided GSO with term sheets outlining the terms they are seeking for senior members of management and held discussions regarding these terms. No agreements were reached between GSO and management.

        On the evening of June 20, 2007, K&E distributed a markup of the merger agreement draft. In addition to the points raised in the June 10, 2007 memorandum, the merger agreement markup contemplated termination of the Company's dividends following the third quarter of 2007 and permitted GSO to convert the merger process into a tender offer at GSO's option.

        On June 20 and 21, 2007, representatives of six investment banks visited the Company's Dallas headquarters or held conference calls with the Company in connection with their consideration of making financing proposals to GSO.

        On June 25, 2007, the Special Committee held a telephonic meeting to discuss the merger agreement draft. HLHZ informed the Special Committee that GSO had indicated it had been unable to secure debt financing for a transaction at $33.00 per share on terms acceptable to GSO. Based on further due diligence and discussions with potential sources of debt financing, GSO indicated to HLHZ that it was interested in a transaction with the Company at a price of not more than $31.50 per share. The Special Committee, HLHZ and DLA Piper discussed the state of the debt financing markets and their views as to the financing GSO could potentially obtain to support its bid. After extensive deliberation, the Special Committee determined to proceed with the transaction if GSO provided a fully committed transaction at $31.50 per share by June 29, 2007.

        At the June 25, 2007 Special Committee meeting, the Special Committee discussed and received advice from DLA Piper concerning certain open points in the draft merger agreement. The Special Committee reconfirmed their positions with respect to the issues discussed in the June 12, 2007 meeting, and rejected the provisions of the merger agreement markup which contemplated termination of the Company's dividends following the third quarter of 2007 (and instead proposed permitting the payment of a partial quarterly dividend for the fourth quarter if the closing occurred after November 1, 2007) and permitted GSO to convert the merger process into a tender offer at GSO's option. DLA Piper was instructed to inform K&E of the Special Committee's positions on each of these issues, and to redraft the merger agreement in accordance with the Special Committee's positions. On June 25 and 26, 2007, the parties conducted telephonic negotiations regarding the draft merger agreement. On June 26, 2007, DLA Piper distributed a revised draft of the merger agreement along with an initial draft of the disclosure schedules. Between June 26 and July 1, 2007, the parties negotiated the final merger agreement, schedules and ancillary documents, including the equity commitment letter and the guarantee by the GSO Entities.

        On June 26, 2007 management received additional information about the June financial results, reflecting sales through the most recent weekend. The revised results indicated a further deterioration from the information previously provided. However, management did not consider the changes to June results to be sufficiently significant to require a further adjustment to the Company's full year 2007 results previously disclosed to the Special Committee and GSO. Management promptly provided these updates to the Special Committee and to GSO. In addition, between June 26 and 29, 2007, the Company held discussions with GSO's potential financing sources to discuss the newly revised expectations regarding the Company's June results.

        On the afternoon of June 29, 2007, the Special Committee met telephonically. HLHZ informed the Special Committee that GSO had advised it that while GSO had received financing commitments, after receiving the June financial update and the most recent forecasts, GSO was offering $31.00 per share. After deliberation, the Special Committee determined that the offer was too low. The Special Committee instructed HLHZ that a counter offer of $31.25 per share should be proposed. HLHZ contacted GSO to proposes this counter offer, which was ultimately accepted by GSO on June 29, 2007.

        Also on June 29, 2007 GSO delivered drafts of its financing commitments from Morgan Stanley to the Special Committee and DLA Piper for review. Revised, final financing commitments, reflecting comments from DLA Piper, were distributed on June 30, 2007.

Approval of the Merger Agreement

        On July 1, 2007, the Special Committee held a telephonic meeting to consider the proposed transaction. Representatives of DLA Piper, HLHZ and management were in attendance. At the meeting, DLA Piper summarized the terms of the proposed merger agreement, discussed considerations relating to GSO's proposed financing commitments for the transaction and discussed various other issues related to the proposed transaction under consideration. The Special Committee then received a presentation from HLHZ on HLHZ's analysis with respect to the fairness, from a financial point of view, to the holders of common stock of the Company (other than shares of common stock held by any of the Buyers, any stockholder who serves as an executive officer or director of the Company, or any of their affiliates), of the consideration to be received by them in connection with the merger. HLHZ also delivered to the Special Committee its oral opinion that based on and subject to the limitations, qualifications and assumptions to be set forth in its written opinion, the consideration to be received by holders of the Company's common stock (other than shares of common stock held by any of the Buyers, any stockholder who serves as an executive officer or director of the Company, or any of their affiliates) in connection with the merger and the related transactions was fair to them from a financial point of view. See "Special Factors—Opinion of Special Committee's Financial Advisor." After consideration and deliberation in which DLA Piper and HLHZ participated, the Special Committee voted unanimously to declare it advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed merger agreement and unanimously recommend that the Board (i) approve and adopt the proposed merger agreement and (ii) resolve to recommend the approval and adoption of the proposed merger agreement by the stockholders of the Company. The Special Committee then adjourned its meeting.

        Immediately following the Special Committee meeting, a meeting of the entire Board of Directors was held. At the meeting, DLA Piper explained that the Special Committee had voted unanimously to declare it advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed merger agreement, had received the opinion of HLHZ with respect to the fairness, from a financial point of view, to the holders of common stock of the Company (other than shares of common stock held by any of the Buyers, any stockholder who serves as an executive officer or director of the Company, or any of their affiliates), of the consideration to be received by them in connection with the merger and the related transactions and had unanimously recommended that the Board (i) approve and adopt the proposed merger agreement and (ii) resolve to recommend the approval and adoption of the proposed merger agreement by the stockholders of the Company. DLA Piper then summarized the terms of the proposed merger agreement and discussed various other issues. After consideration and deliberation in which DLA Piper and HLHZ participated, the Board discussed the unanimous recommendation of the Special Committee and determined that it was advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed merger agreement, approved and adopted the proposed merger agreement and the transactions contemplated by the proposed merger agreement, and determined to recommend the proposed merger agreement for adoption by Company's stockholders.

The "Go Shop" Period

        Following the announcement of the transaction on July 2, 2007, HLHZ began contacting financial and strategic parties who could be interested in making a takeover proposal with respect to the Company. In total, 42 potential financial buyers and 5 potential strategic buyers were contacted within the week following announcement of the transaction. HLHZ, under the direction of the Special Committee and, at the Special Committee's request, in consultation with management, identified these parties based on the parties' size, expected financial resources, interest in the Company's industry or related businesses and interest in, and ability to consummate, transactions of similar enterprise values with similar capital structures.

        On July 9, 2007, one party executed a confidentiality agreement with the Company and began to receive diligence materials from the Company. On July 19, 2007, this party informed HLHZ that they had spoken with potential financing sources and presented the opportunity to their investment committee and that the highest price they could potentially support would be in the range of $26.00 to $27.00 per share and, as a result, they were unable to exceed, or even match, the price per share offered by GSO.

        On July 18, 2007, the Company sent a draft confidentiality agreement to one additional party which had indicated its potential interest in a transaction with the Company. Between July 23 and July 27, 2007, the Company, HLHZ, DLA Piper and this party held discussions regarding the confidentiality agreement proposed by the Company. On July 27, 2007, this party indicated by phone, and on August 2, 2007 indicated by letter to HLHZ, that it would be unable to execute the latest confidentiality agreement draft provided by the Company.

        On August 14, 2007, the "go shop" period expired.

Stockholder Activities

        On July 12, 2007, Noonday Asset Management, L.P. ("Noonday"), a Company stockholder, filed a Schedule 13D with the SEC, indicating that they may have discussions with either or both of the Company and GSO concerning the proposed merger.

        On July 16, 2007, Shamrock Activist Value Fund L.P. ("Shamrock"), a Company stockholder, released a press release containing a letter to the Company's Board of Directors objecting to the merger agreement and proposing a self-tender recapitalization transaction instead of the merger. On July 17, 2007, the Company released a press release on behalf of the Special Committee acknowledging and responding to Shamrock's press release. Shamrock released a further press release on July 19, 2007. On July 30, 2007, Shamrock sent a demand letter to the Company, requesting certain stockholder information pursuant to Section 220 of the Delaware General Corporation Law. The Company responded to Shamrock's letter on August 3, 2007. On August 8, 2007, Shamrock issued an open letter to the Company's stockholders reiterating their objections to the merger transaction, and urging the Company's stockholders to vote against the merger.

Amendment to the Merger Agreement

        On August 7, 2007, K&E contacted DLA Piper and advised that GSO had suggested amending the merger agreement. K&E noted on behalf of GSO that (i) conditions in the debt financing market had deteriorated significantly since the execution of the merger agreement, (ii) the Company's results for July were below budget and below the level estimated in the Company's most recent guidance for 2007, (iii) Shamrock had announced following the execution of the merger agreement that it objected to the proposed merger and (iv) as previously discussed by the Company and GSO, GSO and Morgan Stanley had been exploring the possibility of a whole business securitization transaction, the same financing structure as the whole business securitization opportunity discussed above, to finance the transaction in place of the currently contemplated financing, but that such a whole business securitization would take more time to complete than the currently contemplated financing. In order to address the difficulties these conditions presented to both the Company and GSO, GSO proposed an amendment which would: (i) extend the "go shop" period by 45 days, (ii) postpone the date for the stockholders meeting to approve the merger agreement to December 15, 2007, (iii) extend the marketing period for GSO to finalize its debt financing following the satisfaction of the conditions to the closing of the merger to a date at GSO's option not to extend past February 15, 2008 and (iv) end the Company's dividend payments after September 30, 2007 during the period prior to the closing of the merger.

        On August 8, 2007, the Special Committee met telephonically to discuss GSO's proposed amendment to the merger agreement. Management updated the Special Committee on the Company's financial results and the impact of the adverse weather conditions in many of the Company's markets on those results and HLHZ updated the Special Committee on the status of the "go shop" process and their views concerning the state of the debt financing markets. Members of the Special Committee expressed concern regarding the length of the marketing period extension requested by GSO and the impact on the Company's stockholders of the elimination of the Company's dividends after September 30, 2007. On the other hand, the Special Committee noted that the merger remained an attractive alternative for the Company's stockholders, and that GSO could not be compelled to complete the merger, but would only be liable for the reverse break-up fee contemplated by the merger agreement. The Special Committee also sought to reduce the adverse impact on the Company in the event that the stockholders rejected the merger, and sought to ensure that GSO remained committed to the successful consummation of the transactions. As a result, the Special Committee instructed DLA Piper to respond to K&E's proposal, with the following modifications: (i) the stockholders' meeting would only be postponed to November 15, 2007, (ii) the marketing period would only be extended at GSO's option to December 14, 2007, (iii) the fourth quarter dividend would be capped at one-half of the customary payment (or $0.21 per share) so long as the merger closed on or prior to December 14, 2007, (iv) the maximum expense reimbursement payable to GSO in the event the Company's stockholders rejected the merger agreement would be reduced to $3.5 million and (v) the reverse break-up fee payable by GSO in the event that they declined to consummate the merger would be increased to $25.0 million.

        On August 8, 2007, DLA Piper advised K&E of the Special Committee's counterproposal. On August 9, 2007, GSO advised HLHZ that they were not in agreement with the Company's counterproposal and would continue to proceed with the original timing of the transaction. On August 10, 2007, the Special Committee again met telephonically and received updates from DLA Piper and HLHZ regarding their discussions with K&E and GSO.

        Between August 10, 2007 and August 15, 2007, discussions continued between DLA Piper, HLHZ, management, K&E and GSO regarding possible amendments to the merger agreement. On August 15, 2007, GSO contacted HLHZ with a new proposal for the amendment to the merger agreement. Consistent with the Special Committee's August 8, 2007 counterproposal, GSO proposed postponing the stockholders' meeting only until November 15, 2007 and agreed to the reduction in the expense reimbursement in the event the Company's stockholders rejected the merger agreement. GSO proposed allowing an extension of the marketing period at GSO's option to December 31, 2007, with the option for a further extension to January 31, 2008. GSO also proposed capping the fourth quarter dividend at $0.21 per share, with a full fourth quarter dividend payable in the event that the transaction did not close prior to December 31, 2007. GSO also objected to the proposed increase in the reverse break-up fee.

        On August 16 and 17, 2007, the Company's Board of Directors held its regularly scheduled quarterly meetings. During the Board meetings, the Special Committee met to consider GSO's latest proposal, with members of management and representatives of HLHZ and DLA Piper present. As requested by the Special Committee at its August 8, 2007 meeting in light of Shamrock's proposal for an alternate recapitalization transaction, HLHZ presented an updated financial analysis related to possible financing transactions previously considered by the Company's Board of Directors, taking into account the Company's most recent financial performance, potential cost savings identified by management (for which additional analysis had been undertaken over the previous 30 days), and current market conditions. This updated analysis also included an analysis of the alternative transaction proposed by Shamrock. Following HLHZ's presentation, the Special Committee directed DLA Piper to draft an amendment reflecting GSO's proposed terms, other than with respect to an extension of the marketing period into 2008, which the Special Committee determined should occur only with the mutual agreement of the Company and GSO.

        On August 20, 2007 DLA Piper delivered a draft amendment to K&E and GSO.

        On August 21, 2007, GSO advised HLHZ that it objected to the Special Committee's revision to their August 15, 2007 proposal.

        On August 22, 2007 the Special Committee met telephonically, with members of management and representatives of HLHZ and DLA Piper present, and considered GSO's response. The Special Committee considered the impact of the extended timeline proposed by GSO on Company's stockholders. The Special Committee also noted the protection offered to the Company's stockholders by the ability to pay a full fourth quarter dividend if the transaction did not close in 2007. The Special Committee directed DLA Piper to revise the amendment in a manner consistent with GSO's request.

        Between August 22, 2007 and August 28, 2007, GSO shared with Morgan Stanley the details of the proposed amendment to the merger agreement and relayed Morgan Stanley's comments on the amendment to DLA Piper. Although Morgan Stanley initially indicated to GSO that it was supportive of the amendment, Morgan Stanley subsequently objected to the proposed amendment, and took the position that its consent was required prior to GSO entering into the amendment. GSO promptly informed the Company of Morgan Stanley's position, and GSO's position that Morgan Stanley's consent to the amendment was not required.

        On August 28, 2007, GSO proposed further changes to the amendment (i) the stockholders' meeting be held in early October, rather than postponed until November 15, 2007, (ii) for the Company to consider whether the extension of the "go shop" period be eliminated due to an earlier stockholder meeting and (iii) a further extension of the option to extend the marketing period to February 28, 2008 be permitted, subject to the Company's consent.

        On August 29, 2007 the Special Committee met telephonically, with members of management and representatives of HLHZ and DLA Piper present, and considered GSO's latest proposals. The Special Committee noted that the early stockholders' meeting would provide information to the stockholders at an earlier date regarding the status of the transaction. DLA Piper described for the Special Committee the discussions between GSO and Morgan Stanley regarding Morgan Stanley's position that their consent to the amendment would be required. HLHZ also updated the Special Committee regarding the "go shop" process, and advised the Special Committee that, with respect to the parties contacted by HLHZ, each such party either (a) did not respond to HLHZ with respect to pursuing such a transaction after repeated inquiries, (b) advised HLHZ that it had no interest in pursuing such a transaction, or (c) after advising HLHZ that it was interested in pursuing such a transaction, subsequently advised HLHZ that it was no longer interested in pursuing such a transaction. As a result, the Special Committee indicated its agreement in principal with the terms of the amendment, and directed DLA Piper to finalize the amendment.

        On August 29 and 30, 2007, DLA Piper and K&E discussed final revisions to the amendment and prepared a final draft consistent with the prior discussions.

        On August 30, 2007, the Special Committee met telephonically, with members of management and representatives of HLHZ and DLA Piper present, and considered the amendment. At the meeting, DLA Piper summarized the terms of the proposed amendment. The Special Committee then noted that the amendment would not alter the merger consideration. After consideration and deliberation in which DLA Piper and HLHZ participated, the Special Committee voted unanimously, among those members present, to declare it advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed amendment to the merger agreement and recommended that the Board (i) approve and adopt the proposed amendment and (ii) resolve to recommend the approval and adoption of the amended merger agreement by the stockholders of the Company. The Special Committee then adjourned its meeting.

        Immediately following the Special Committee meeting, a meeting of the entire Board of Directors was held. At the meeting, DLA Piper explained that the Special Committee had voted unanimously,

among those members present, to declare it advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed amendment to the merger agreement and had recommended that the Board (i) approve and adopt the proposed amendment and (ii) resolve to recommend the approval and adoption of the amended merger agreement by the stockholders of the Company. DLA Piper then summarized the terms of the proposed amendment. After consideration and deliberation in which DLA Piper and HLHZ participated, the Board discussed the recommendation of the Special Committee and determined that it was advisable and in the best interests of the Company and its stockholders for the Company to enter into the proposed amendment to the merger agreement, approved and adopted the amendment and resolved to recommend the amended merger agreement for adoption by Company's stockholders.

        Following the execution of the amendment to the merger agreement, GSO informed Morgan Stanley that the amendment had been executed. Morgan Stanley then informed GSO that Morgan Stanley believed that by entering into the amendment without Morgan Stanley's consent, the Buyers had disabled themselves from satisfying certain conditions to Morgan Stanley's commitment to provide the debt financing pursuant to the debt financing commitment letters, and, furthermore, that Morgan Stanley was reserving its rights with respect thereto. In response, GSO reiterated its position to Morgan Stanley—that Morgan Stanley's consent was not required in order to enter into the amendment, and that the Buyers had not disabled themselves in any manner from satisfying all of the conditions to Morgan Stanley's commitment. GSO promptly notified the Company of Morgan Stanley's position and GSO's response to Morgan Stanley.

Fairness of the Merger; Recommendation of Our Board of Directors

        In this section, we refer to our Board of Directors as the "Board." The Board believes that the merger is substantively and procedurally fair to and in the best interests of our unaffiliated stockholders. On July 1, 2007, the Board approved the merger agreement and authorized the transactions contemplated by the merger agreement, including the merger, and recommended that our stockholders adopt the merger agreement. In reaching these conclusions, the Special Committee considered, and the Board considered the Special Committee's conclusions regarding, the following material factors, among others, as of July 1, 2007:

  •
  its belief, based upon our historical and current financial performance and results of operations, our prospects and long-term strategy, our competitive position in our industry, the outlook for the packaged ice industry and general economic and stock market conditions, that the $31.25 per share merger consideration would result in greater value to our stockholders than pursuing our current business plan;

  •
  the historical market prices of our common stock and recent trading activity, including the fact that the $31.25 per share merger consideration represented a 9.6% premium over our closing stock price on June 30, 2007 (the last business day prior to the announcement of the transaction), and a 20.8% premium over our average share price for the one-year period ended June 30, 2007;

  •
  its belief that our stock price was not likely to trade at or above the $31.25 price offered in the merger in the foreseeable future. This belief was based on a number of factors, including: the directors' knowledge and understanding of our company and our industry, our management's projections, including the updates to projected 2007 results as announced on July 2, 2007, our business plan, the various valuation methodologies and analyses (which did not include any projections of where our stock price would trade in the future) prepared by HLHZ, the financial advisor to the Special Committee, and described under "—Opinion of the Special Committee's Financial Advisor" below, and research analyst target prices (which target prices did not reflect the Company's downward revisions to its projections for 2007);

  •
  the financial analyses reviewed and discussed with the Special Committee by representatives of HLHZ with respect to the fairness, from a financial point of view, to the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors), of the consideration to be received by them in connection with the merger and the related transactions, as well as the oral opinion of HLHZ to the Special Committee (which was subsequently confirmed in writing by delivery of HLHZ's written opinion dated July 1, 2007), to the effect that, as of July 1, 2007 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion, the consideration to be received in connection with the merger and the related transactions by the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors) was fair to them from a financial point of view;

  •
  its belief, based on, among other things, the data provided by HLHZ, that the $31.25 per share merger consideration compared favorably to the range of fair values for our common stock as set forth in the HLHZ analysis. See "—Opinion of the Special Committee's Financial Advisor" below and Annex B;

  •
  that the consideration to be paid in the merger is all cash, which provides certainty of value to our stockholders;

  •
  our ability, under the terms of the merger agreement, to continue paying regular quarterly dividends prior to the consummation of the merger, including, in the event that the merger does not close prior to November 1, 2007, the ability to pay a partial quarterly dividend for the portion of the fourth quarter occurring prior to the closing date;

  •
  the terms of the merger agreement, including the fact that the merger agreement contains provisions that permitted us to conduct a post-signing market test to ensure that the $31.25 per share price in the proposed transaction is the best value available to our unaffiliated stockholders, including: (i) a 45-day period during which we, under the direction of the Special Committee, were permitted actively to seek competing proposals for a business combination or acquisition; (ii) the right, even after the end of the 45-day solicitation period, subject to certain conditions, to explore unsolicited proposals and to terminate the merger agreement under certain circumstances; and (iii) the right to accept a superior proposal that was received prior to stockholder approval of the merger agreement, subject to payment of a break-up fee (including a reduced fee for any superior proposal accepted during the solicitation period). The Special Committee believed that these provisions were important in ensuring that the transaction would be fair and the best available to our unaffiliated stockholders and provided the Special Committee with adequate flexibility to explore potential transactions with other parties;

  •
  that the merger agreement is subject to limited conditions;

  •
  that all of the members of the Special Committee were unanimous in their determination to recommend the merger agreement for approval by the Board and our stockholders;

  •
  that the Buyers delivered financing commitments from reputable and financially sound lenders that, together with the equity commitments received from the GSO Entities, are sufficient to pay the aggregate merger consideration; and

  •
  that the transaction will be subject to the approval of our stockholders and that, in this regard, our directors and current executive officers, do not own sufficient interest in our shares to influence substantially the outcome of the stockholder vote. As of September 10, 2007, the record date for the special meeting, these persons owned of record an aggregate of 647,130 shares, representing approximately 3.0% of our outstanding common stock. See "—Interests of

    Officers and Directors in the Merger" beginning on page 36; and "Common Stock Ownership of Management, Executive Officers and Certain Beneficial Owners" beginning on page 67.

        The Board also believed the process by which we entered into the merger agreement with the Buyers and Merger Sub was fair, and in reaching that determination the Board took into account, in addition to the factors noted above, the following:

  •
  the consideration and negotiation of the transaction was conducted entirely under the oversight of the members of the Special Committee consisting of all members of our Board other than those directors who are officers or employees of the Company, and no limitations were placed on the authority of the Special Committee. Accordingly, the Special Committee was free to reject the proposed merger as well as to explore a transaction with any other bidder whose offer it determined was more favorable or likely to be more favorable than the offer from the Buyers. The purpose for establishing the Special Committee and granting it the exclusive authority to review, evaluate and negotiate the terms of the transaction on our behalf was to ensure that our unaffiliated stockholders were adequately represented by disinterested persons. None of the members of the Special Committee has any financial interest in the merger that is different from our unaffiliated stockholders generally, although the merger agreement does include provisions for indemnification and the continuation of liability insurance for our officers and directors;

  •
  the Special Committee was advised by legal counsel and an internationally recognized financial advisor selected by them. The Special Committee engaged DLA Piper as legal counsel and HLHZ as financial advisor to advise the Special Committee in their efforts to represent our unaffiliated stockholders. Neither we nor the Special Committee considered it necessary or appropriate to retain additional unaffiliated representatives to act solely on behalf of our unaffiliated stockholders for the purposes of negotiating the transaction or preparing a report concerning the fairness of the transaction. In determining to retain HLHZ to act as the Special Committee's financial advisor, the Special Committee was aware that HLHZ is a large, global, full-service financial institution that had in the past provided investment banking services, for which HLHZ and its affiliates had received compensation, to us (unrelated to the proposed merger). However, prior to entering into the engagement, HLHZ determined that it was not at that time rendering any services to GSO or its affiliates, and the Special Committee determined, following its inquiry, that HLHZ would not be impaired in its ability to render an opinion or to act as the financial advisor to the Special Committee in connection with any potential transaction with the Buyers;

  •
  the thorough review of our strategic options conducted in 2006 and 2007, together with the sales process conducted by Credit Suisse during 2006, provided the Board of Directors and the Special Committee with substantial information regarding the valuation of our business;

  •
  the "go shop" provisions of the merger agreement permitted us to seek additional takeover proposals for 45 days, with no match right for the Buyers during this period and a termination fee of only $7.0 million, or approximately 1% of our fully diluted equity value, payable to the Buyers; and

  •
  the Special Committee's extensive, arm's-length negotiations with the Buyers regarding the terms of the transaction.

        The Board was aware of and also considered the following adverse factors associated with the merger, among others:

  •
  that the Company's sole recourse against the Buyers, in the event of a breach of the merger agreement by the Buyers, is the payment of a reverse termination fee of $21.0 million, which fee is only payable upon termination under certain circumstances, the payment of which is severally guaranteed by the GSO Entities;

  •
  that the Buyers have not, on their own, committed sufficient funds to complete the transaction, and consummation of the transaction will require the Buyers and Merger Sub to obtain debt or other financing totaling approximately $775.0 million (for which the Buyers have obtained committed financing). See "—Financing for the Merger; Source and Amount of Funds" beginning on page 35;

  •
  that our stockholders, other than certain management stockholders and other current stockholders, as discussed below, are not anticipated to have any ongoing equity participation in the surviving corporation following the merger, meaning that our stockholders will cease to participate in our future earnings or growth, or to benefit from any increases in the value of our company;

  •
  that the proposed merger will be a taxable transaction for our stockholders;

  •
  that if the merger is not completed, we will be required to pay our fees associated with the transaction as well as, under certain circumstances, to reimburse the Buyers and Merger Sub for their out-of-pocket expenses associated with the transaction, up to a maximum amount;

  •
  that our process to explore a transaction for a sale of us was limited to discussions with the Buyers and discussions during 2006 with potential acquirors, although the Special Committee believed that the merger agreement provided the Special Committee with an adequate opportunity to conduct an affirmative post-signing market test to ensure that the $31.25 per share merger consideration is the best value available to our unaffiliated stockholders;

  •
  that we will be required to pay the Buyers a termination fee if the merger agreement is terminated under certain circumstances; and

  •
  that if the merger is not completed, we may be adversely affected due to potential disruptions in our operations.

        In analyzing the transaction relative to our going concern value, the Board took into account our pre-announcement stock price, which the Board considered to be a meaningful reflection of our going concern value, and also considered and approved of the analyses and methodologies used by HLHZ as a whole to evaluate our going concern value. See "—Opinion of the Special Committee's Financial Advisor" below. HLHZ's analyses were based upon certain management-provided scenarios and assumptions, but did not include an independent analysis of our liquidation value or book value. The Board did not consider liquidation value as a factor because we are a viable going concern business and the trading history of our common stock is an indication of our value as such. In addition, due to the fact that we are being sold as a going concern, the Board did not consider our liquidation value relevant to a determination as to whether the merger is fair to our unaffiliated stockholders. Further, the Board did not consider net book value a material indicator of our value because it understates our value as a going concern, and is only indicative of historical costs.

        In view of the large number of factors considered by the Special Committee and the Board in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, neither the Special Committee nor the Board considered it practicable to, nor did either attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the Special Committee or the Board evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. The Special Committee held extensive discussions with HLHZ with respect to the quantitative and qualitative analyses of the financial terms of the merger. The Special Committee and the Board conducted discussions of, among other things, the factors described above, including asking questions of our management and the Special Committee's financial and legal advisors, and reached the conclusion that the merger is substantively and procedurally fair to and in the best interests of our unaffiliated stockholders.

Fairness of the Amended Merger Agreement

        On August 30, 2007, the Board approved the amendment to the merger agreement and authorized the transactions contemplated by the amended merger agreement, including the merger, and recommended that our stockholders adopt the amended merger agreement. In reaching these conclusions, the Special Committee considered, and the Board considered the Special Committee's conclusions regarding, among others, the factors listed above with respect to the merger agreement as well as the following with respect to the merger agreement amendment:

  •
  that the amount of reimbursable expenses to be paid by the Company in the event the stockholders do not approve the merger agreement was reduced by half;

  •
  that the revised schedule for the closing of the merger would increase the likelihood of a successful consummation of the transactions; and

  •
  that any extension of the closing of the merger past January 31, 2008 would require the Company's consent.

        The Board was aware of and also considered, among others, the adverse factors listed above with respect to the merger agreement as well as the following with respect to the merger agreement amendment:

  •
  that, under certain circumstances, the dividend payments to the Company's stockholders in the fourth quarter of 2007 would be reduced;

  •
  that Morgan Stanley had raised objections to the amendment to the merger agreement, and had asserted that their consent to any such amendment would be required; and

  •
  that the revised schedule for the closing of the merger could increase the length of time until the Company's stockholders receive the merger consideration.

Opinion of Special Committee's Financial Advisor

        On July 1, 2007, HLHZ rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of HLHZ's written opinion dated July 1, 2007), to the effect that, as of July 1, 2007, the consideration to be received in connection with the merger and the related transactions by the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors) was fair to them from a financial point of view.

        HLHZ's opinion was directed to the Special Committee and only addressed the fairness, from a financial point of view, to the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors), of the consideration to be received by them in connection with the merger and the related transactions, and does not address any other aspect or implication of the merger or the related transactions. The summary of HLHZ's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by HLHZ in preparing its opinion. HLHZ's opinion also does not address the relative merits of the merger as compared to other transactions that might be available with respect to us, nor does it address our underlying business decision to effect the merger. We encourage our stockholders to carefully read the full text of HLHZ's written opinion. However, neither HLHZ's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to the Special Committee or any stockholder as to how to act or vote with respect to the merger.

        In arriving at its opinion, HLHZ, among other things:

          1.     reviewed our Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006 and quarterly reports on Form 10-Q for the three months ended March 31, 2006 and March 31, 2007 and our prepared interim financial statements for the period ended May 31, 2007, which our management identified as being the most current financial statements available;

          2.     held discussions with certain members of our management and with the Special Committee regarding our assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance and certain matters related to the merger;

          3.     reviewed certain forecasts and projections prepared by our management with respect to the years ending December 31, 2007 through December 31, 2012;

          4.     reviewed copies of the following agreements: the Merger Agreement (in draft form as of June 30, 2007); the Equity Funding Letters related to the merger (in draft form as of June 30, 2007); the Guarantees related to the merger (in draft form as of June 30, 2007); and the Debt Financing Commitment related to the merger (in draft form as of June 30, 2007);

          5.     reviewed the historical market prices and trading volumes for our common stock;

          6.     reviewed certain publicly available financial data for certain companies that HLHZ deemed comparable to us, and publicly available prices and transaction multiples in other transactions that HLHZ considered similar to the merger;

          7.     reviewed our certificate regarding our historical and projected financials addressed to HLHZ; and

          8.     conducted such other studies, analyses and inquiries as HLHZ deemed appropriate.

        In rendering its opinion, HLHZ relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to HLHZ, discussed with or reviewed by HLHZ, or which is publicly available, and did not assume any responsibility for the accuracy or completeness of such data, material and other information. In addition, our management advised HLHZ and HLHZ assumed, that the financial forecasts and projections reviewed by HLHZ were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management as to our future financial results and condition. HLHZ was not engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions on which they were based, and HLHZ expressed no opinion with respect to such forecasts, projections or assumptions. HLHZ relied upon and assumed, without independent verification, that there had been no material change in our assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance since the date of the most recent financial statements provided to HLHZ, and that there is no information or any facts that would make any of the information reviewed by HLHZ (including the forecasts, projections and assumptions described above) incomplete or misleading. HLHZ did not consider any aspect or implication of any transaction to which we are a party (other than as specifically described herein with respect to the merger).

        In rendering its opinion, HLHZ relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 4 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in accordance with the terms described in the agreements and documents provided to HLHZ, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the merger. HLHZ also relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of our assets, or otherwise have an adverse effect on us or any expected benefits of the merger. In addition, HLHZ relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents.

        Furthermore, in connection with its opinion, HLHZ was not requested to make, and has not made, any physical inspection or independent appraisal of any of our assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) or those of any party, nor was HLHZ provided with any such appraisal. HLHZ undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which we are or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which we are or may be a party or are or may be subject and, upon our direction and with our consent, HLHZ's opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, regulatory action, claims or investigations or possible assertion of claims or other contingent liabilities or any outcomes or damages arising out of any such matters.

        HLHZ's opinion is subject to the assumptions and conditions set forth therein and is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to HLHZ as of, the date of HLHZ's opinion. HLHZ has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date thereof. Subsequent events that could materially affect the conclusions set forth in HLHZ's opinion include, without limitation, adverse changes in industry performance or market conditions, changes to our assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance; changes in the terms of the merger; and the failure to consummate the merger within a reasonable period of time. HLHZ did not express any opinion as to the price or range of prices at which shares of our common stock may trade in the public market or otherwise subsequent to announcement of the merger.

        HLHZ's opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the merger and is not intended to, and does not, confer any rights or remedies upon any other person or entity, is not intended to be used, and may not be used, for any other purpose, and may not be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without HLHZ's prior written consent. HLHZ's opinion should not be construed as creating any fiduciary duty on HLHZ's part to any party. HLHZ's opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, our Board of Directors, any security holder or any other person as to how to act or vote with respect to the merger.

        HLHZ was not requested to opine as to, and its opinion does not address any other matter except as specifically set forth therein, including: (i) the underlying business decision of the Special Committee, us, our security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise, except as expressly addressed in HLHZ's opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of ours, or any other party other than these set forth in HLHZ's opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for us or any other party or the effect of any other transaction in which we or any other party might engage, (v) the tax or legal consequences of the merger to either us, our security holders, or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of our or any other party's security holders vis-à-vis any other class or group of our or such other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not we, our security holders or any other party is receiving or paying reasonably equivalent value in the merger, or (viii) the solvency, creditworthiness or fair value of us or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, advice or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. HLHZ has assumed that such opinions, advice or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, HLHZ has relied, with our consent, on the assessment by the Special Committee, us and our respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to us and the merger.

        In preparing its opinion to the Special Committee, HLHZ performed a variety of analyses, including those described below. The summary of HLHZ's valuation analyses is not a complete description of the analyses underlying HLHZ's fairness opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. HLHZ arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, HLHZ believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

        In performing its analyses, HLHZ considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction or business used in HLHZ's analyses for comparative purposes is identical to us or the proposed merger. HLHZ made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our business and on the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the markets (including financial markets) generally. HLHZ believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using comparable company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, HLHZ did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in our analyses and the implied reference range values indicated by HLHZ's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of HLHZ. Much of the information used in, and accordingly the results of, HLHZ's analyses are inherently subject to substantial uncertainty.

        HLHZ's opinion was provided to the Special Committee in connection with its consideration of the proposed merger and was only one of many factors considered by the Special Committee in evaluating the proposed merger. Neither HLHZ's opinion nor its analyses were determinative of the merger consideration or of the views of the Special Committee or management with respect to the merger.

        The following is a summary of the material analyses prepared in connection with HLHZ's opinion rendered on July 1, 2007. The order of the analyses does not represent relative importance or weight given to those analyses by HLHZ. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in such summary. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of HLHZ's analyses.

        For purposes of its analyses, HLHZ reviewed a number of financial and operating metrics including:

  •
  Enterprise Value—generally the value as of a specified date of the relevant company's outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

  •
  EBITDA—generally the amount of the relevant company's earnings before interest, taxes, depreciation, and amortization for a specified time period, but adjusted for expenses related to loss on disposition of assets, impairment of assets, management agreement termination fees and transaction bonuses, and acquisition adjustments.

  •
  EBIT—generally the amount of the relevant company's earnings before interest and taxes for a specified time period, but adjusted for expenses related to loss on disposition of assets, impairment of assets, management agreement termination fees and transaction bonuses, and acquisition adjustments.

  •
  Revenue.

        Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected food, beverage and snack companies listed below as of June 29, 2007, and the enterprise values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of our 2007 and 2008 EBITDA, EBIT and Revenue were based on estimates provided by our management. Estimates of 2007 and 2008 EBITDA, EBIT and Revenue for the selected food, beverage and snack companies listed below were based on Bloomberg consensus estimates for those food, beverage and snack companies.

        Selected Companies Analysis.    HLHZ calculated multiples of enterprise value and considered certain of our financial data and certain financial data of selected food, beverage and snack companies.

        The calculated multiples included:

  •
  Enterprise value as a multiple of fiscal year end EBITDA, or FYE EBITDA;

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  Enterprise value as a multiple of last twelve months EBITDA, or LTM EBITDA;

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  Enterprise value as a multiple of projected 2007 EBITDA, or NFY EBITDA;

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  Enterprise value as a multiple of projected 2008 EBITDA, or NFY+1 EBITDA;

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  Enterprise value as a multiple FYE EBIT;

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  Enterprise value as a multiple of LTM EBIT;

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  Enterprise value as a multiple of NFY EBIT;

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  Enterprise value as a multiple of NFY+1 EBIT;

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  Enterprise value as a multiple of FYE Revenue;

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  Enterprise value as a multiple of LTM Revenue;

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  Enterprise value as a multiple of NFY Revenue; and

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  Enterprise value as a multiple of NFY+1 Revenue.

        The selected food, beverage and snack companies were:

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  Cott Corporation;

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  Golden Enterprises, Inc.;

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  Ralcorp Holdings, Inc.;

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  J&J Snack Foods Corp.;

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  Lance, Inc.;

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  National Beverage Corp.;

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  Tasty Baking Co.;

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  TreeHouse Foods Inc.; and

  •
  Artic Glacier Income Fund.

        The selected companies analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
FYE EBITDA	7.9	x	14.7	x	11.5	x	11.2	x
LTM EBITDA	7.5	x	13.4	x	9.8	x	10.2	x
NFY EBITDA	8.6	x	10.2	x	9.4	x	9.4	x
NFY+1 EBITDA	7.5	x	9.5	x	8.4	x	8.5	x
FYE EBIT	12.1	x	23.9	x	18.9	x	18.4	x
LTM EBIT	11.5	x	22.9	x	13.6	x	15.1	x
NFY EBIT	10.5	x	17.2	x	14.0	x	14.1	x
NFY+1 EBIT	9.3	x	23.9	x	13.5	x	13.7	x
FYE Revenue	0.36	x	3.50	x	1.07	x	1.18	x
LTM Revenue	0.35	x	3.32	x	1.00	x	1.13	x
NFY Revenue	0.65	x	2.86	x	0.94	x	1.13	x
NFY+1 Revenue	0.61	x	2.76	x	0.88	x	1.06	x

        HLHZ applied multiple ranges based on the selected companies analysis to our corresponding financial data, including future financial estimates provided by our management. The selected companies analysis indicated an implied reference range value per share of our common stock of $27.58 to $31.01, as compared to the proposed merger consideration of $31.25 per share of our common stock.

        Selected Transactions Analysis.    HLHZ calculated multiples of enterprise value to certain financial data based on the purchase prices paid in selected publicly-announced food, beverage and snack industry transactions.

        The calculated multiples included:

  •
  Enterprise value as a multiple of latest reported 12 months, or LTM EBITDA;

  •
  Enterprise value as a multiple of LTM EBIT; and

  •
  Enterprise value as a multiple of LTM Revenue.

  •
  The selected food, beverage and snack industry transactions were:

Acquiror	Target
Coca-Cola Co.	Energy Brands Inc.
TreeHouse Foods Inc.	San Antonio Farms
The JM Smucker Company	Eagle Family Foods Holdings, Inc.
Ralcorp Holdings, Inc.	Bloomfield Bakers
Saputo Cheese USA, Inc.	Cheese & Protein International, LLC
The Blackstone Group	Pinnacle Food Group, Inc.
McCormick & Company, Inc.	Epicurean International Inc.
Artic Glacier Income Fund	California Ice
Cadbury Schweppes Americas Beverages	Cadbury Schweppes Bottling Group
Smithfield Foods, Inc.	Lamb-Weston, Inc. (Cooks Ham Business)
Ralcorp Holdings, Inc.	Medallion Foods Inc.
Gorton's Inc.	King & Prince Seafood Corporation
Bumble Bee Foods, LLC	Castleberry/Snows Brands, Inc.
Dreyer's Grand Ice Cream Holdings, Inc.	Silhouette Brands, Inc.
Ebro Puelva SA	Riviana Foods Inc.

        The selected transactions analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
LTM Revenue	0.52	x	2.60	x	1.06	x	1.31	x
LTM EBITDA	7.3	x	14.6	x	9.6	x	9.7	x
LTM EBIT	10.8	x	18.1	x	12.1	x	13.2	x

        HLHZ applied multiple ranges based on the selected transactions analysis to our corresponding financial data. The selected transactions analysis indicated an implied reference range value per share of our common stock of $27.12 to $30.97, as compared to the proposed merger consideration of $31.25 per share of our common stock.

        Discounted Cash Flow Analysis.    HLHZ also calculated the net present value of our unlevered, after-tax cash flows for the projected fiscal years 2007 to 2012 based on estimates provided by our management. HLHZ further calculated an implied terminal value applying a Gordon Growth Rate of 3.25%. In performing this analysis, HLHZ discounted the cash flows to a present value using a weighted average cost of capital of 9% to 10% (determined by observing the betas (a measure of the trading volatility of a particular company's stock relative to the broader market) of Reddy Ice and other publicly traded food, beverage and snack companies and based on the total debt-to-total capitalization ratio of Reddy Ice). The discounted cash flow analysis indicated an implied reference range value per share of our common stock of $25.85 to $31.93, as compared to the proposed merger consideration of $31.25 per share of our common stock.

Other Matters

        HLHZ was engaged by us pursuant to a letter agreement dated June 4, 2007 to provide an opinion to our the Special Committee regarding the fairness, from a financial point of view, to the holders of our common stock (other than any of the Buyers, any stockholders who serve as an executive officer or on our Board of Directors or any affiliates of the Buyers, officers or directors), of the consideration to be received by them in connection with the merger and the related transactions. We engaged HLHZ based on HLHZ's experience and reputation. HLHZ is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. We have also agreed to reimburse HLHZ for certain expenses and to indemnify HLHZ, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to HLHZ's engagement.

        In the ordinary course of business, certain of HLHZ's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, us or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger. An affiliate of HLHZ currently holds a position in our Senior Discount Notes due November 2012.

        HLHZ and its affiliates have in the past provided and in the future may provide, investment banking, financial advisory and other financial services to us, for which HLHZ and its affiliates have received, and expect to receive, compensation, including, among other things, having provided valuation services to support our tax and financial reporting positions.

        Houlihan Lokey Howard & Zukin Capital, Inc., an affiliate of HLHZ, has acted as a financial advisor to the Special Committee in connection with the merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the merger.

Certain Effects of the Merger

        If the merger is completed, all of our equity interests will be owned by the Buyers. Except as has been, and may be, separately agreed between the Buyers and certain stockholders of the Company, none of our current stockholders will have any ownership interest in, nor be a stockholder of, Reddy Ice after the completion of the merger. As a result, other than as previously mentioned, our current stockholders will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, the Buyers, and any current stockholders of the Company that invest in the Buyers, will benefit from any increase in our value and also will bear the risk of any decrease in our value. Noonday Asset Management, L.P. and its affiliates, or Noonday, the Company's largest stockholder as of September 10, 2007, announced on September 11, 2007 that it has entered into a commitment to purchase, upon the closing of the merger, a substantial portion of the equity of the Buyers from GSO. In connection with this commitment, GSO has agreed that Noonday may satisfy their obligation (i) with cash, (ii) by contributing to the Buyers all or a portion of their common stock of the Company or (iii) by any combination thereof.

        Upon completion of the merger, each of our stockholders (other than the Buyers, Merger Sub, Reddy Ice or any of our subsidiaries, any rollover stockholders, and those who perfect their appraisal rights under Delaware law) will be entitled to receive $31.25 in cash, without interest and less any required tax withholding, for each share of our common stock held (including any restricted shares of our common stock).

        Each holder of restricted stock units outstanding at the closing of the merger, whether or not vested, will be entitled to receive, upon completion of the merger, a payment of $31.25 in cash, without interest, for each restricted stock unit, less any required tax withholding. See "—Interests of Officers and Directors in the Merger" beginning on page 36.

        Vesting ceases as of the last day of employment for restricted stock units held by employees who terminate their employment (other than for retirement) prior to closing of the merger, and any unvested restricted stock units will be forfeited.

        Following the merger, shares of our common stock will no longer be traded on the New York Stock Exchange or any other public market.

        Our common stock constitutes "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of the common stock. As a result of the merger, the common stock will no longer constitute "margin securities" for purposes of the margin regulations of such Board of Governors and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

        Our common stock is registered as a class of equity security under the Exchange Act. Registration of our common stock under the Exchange Act may be terminated upon Reddy Ice's application to the SEC if our common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the outstanding shares. Termination of registration of our common stock under the Exchange Act will substantially reduce the information required to be furnished by Reddy Ice to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders' meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to Reddy Ice.

        We expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. The Buyers and Merger Sub have informed us that they have no current definitive plans which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement. The Buyers may initiate from time to time reviews of Reddy Ice and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. The Buyers expressly reserve the right to make any changes that they deem necessary or appropriate in the light of their review or in the light of future developments. Notwithstanding this, we may, at any time prior to or following the completion of the merger, dispose of any or all of our non-ice businesses. On September 12, 2007, we announced that we had disposed of our bottled water business and substantially all of our cold storage business. In addition, GSO and Morgan Stanley have been exploring a potential whole business securitization transaction with the Company which could result in changes to the Company's corporate structure and financing.

        The Buyers do not currently own any interest in Reddy Ice. Following consummation of the merger, the Buyers will own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net income. Our net income for the fiscal year ended December 31, 2006 was approximately $14.7 million and our net book value as of December 31, 2006 was approximately $167.6 million. The GSO Entities have agreed to contribute up to $310.8 million, in the aggregate, to the Buyers, subject to (i) the GSO Entities' ability to syndicate its financing to their respective affiliates and co-investors, which may include members of management and other stockholders (subject to the Company's consent in most cases for GSO Entities' to not remain liable for any commitment assigned) and (ii) the agreement of the GSO Entities to reduce such commitments to the extent that the Buyers do not require the full amount of such commitments. Each stockholder of the Buyers will have an interest in our net book value and net earnings in proportion to such stockholder's ownership interest in the Buyers.

Plans for Reddy Ice After the Merger

        After the effective time of the merger, we anticipate that Reddy Ice will continue its current core operations, except that it will cease to be an independent public company and will instead be a wholly owned subsidiary of the Buyers. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of Reddy Ice, and the officers of Reddy Ice immediately prior to the effective time of the merger will remain the officers of Reddy Ice, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Conduct of Our Business if the Merger is Not Completed

        In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders would not receive any payment for their shares of our common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the New York Stock Exchange and our stockholders would continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, our Board of Directors would evaluate and review our business operations, properties, dividend policy and capitalization, and, among other things, make such changes as are deemed appropriate. In addition, our Board of Directors might seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

        Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and recommend an alternative transaction. See "The Merger Agreement—Termination of Merger Agreement" beginning on page 57.

        Under certain circumstances, if the merger is not completed, we may be obligated to pay the Buyers and Merger Sub a termination fee and/or to reimburse the Buyers and Merger Sub for their out-of-pocket expenses in connection with the merger. See "The Merger Agreement—Termination Fees; Reimbursement of Expenses" beginning on page 59.

Financing for the Merger; Source and Amount of Funds

        Reddy Ice and the Buyers estimate that the total amount of funds required to complete the merger and related transactions, repay Reddy Ice's existing debt and pay related fees and expenses will be approximately $1.1 billion. The Buyers expect this amount to be provided through a combination of the proceeds of:

  •
  the Company's cash balances as of the effective time of the merger;

  •
  cash equity investments by the GSO Entities and any co-investors which are described elsewhere in this section under the subheading "Equity Financing";

  •
  a senior secured revolving credit facility, which is described in this section under the subheading "Debt Financing"; and

  •
  senior secured term loan facilities, which are described in this section under the subheading "Debt Financing."

        Except as described herein, there is no current plan or arrangement to finance or repay the debt financing arrangements discussed below under the subheading "Debt Financing." In addition, if the whole business securitization transaction discussed above is consummated, it would replace the above-referenced senior secured revolving credit facility and senior secured term loan facilities.

Equity Financing

        Pursuant to an equity commitment letter dated as of July 2, 2007, the GSO Entities have agreed to contribute as an equity contribution, to Frozen, LLC an aggregate amount of up to $310.8 million (the "Contribution"). The proceeds from the Contribution, together with the proceeds of any debt financing incurred in connection with the merger, are to be used by Frozen, LLC solely to the extent required to fund a portion of the aggregate amount of the merger consideration and to refinance our existing indebtedness, including any costs and expenses related to these transactions. The GSO Entities plan, and have been in discussions to, syndicate this commitment to co-investors (which may include members of management and other existing stockholders), but except in limited circumstances, the GSO Entities would remain liable for the commitment in the absence of our approval. As previously mentioned, Noonday, the Company's largest stockholder as of September 10, 2007, announced on September 11, 2007 that it has entered into a commitment to purchase, upon the closing of the merger, a substantial portion of the equity of the Buyers from GSO. In connection with this commitment, GSO has agreed that Noonday may satisfy their obligation (i) with cash, (ii) by contributing to the Buyers all or a portion of their common stock of the Company or (iii) by any combination thereof.

Debt Financing

        Pursuant to a debt commitment letter dated as of July 2, 2007, Hockey Parent, Inc. has received a commitment from Morgan Stanley Senior Funding, Inc. in connection with the merger and the transactions contemplated thereby, for the incurrence of (a) senior secured first lien credit facilities in the form of (i) a term loan facility in the amount of $485.0 million and (ii) a revolving credit facility in the amount of $80.0 million and (b) a senior secured second lien term loan facility in the amount of $290.0 million. As discussed above under the subheading "Background of the Merger" Morgan Stanley has informed GSO of its position that by entering into the amendment to the merger agreement, the Buyers have disabled themselves from satisfying certain conditions set forth in the commitment letter. The Buyers have informed Morgan Stanley that they disagree with Morgan Stanley's position, that the Buyers' position is that Morgan Stanley's consent to the amendment was not required and that the Buyers have not disabled themselves in any way from satisfying the conditions to Morgan Stanley's debt financing commitments.

Guarantees from the GSO Entities

        Pursuant to a limited guaranty dated as of July 2, 2007, the GSO Entities have agreed, severally and not jointly, to guarantee the termination fee and debt financing indemnity expense reimbursement obligations of the Buyers and Merger Sub under the merger agreement up to the amount of $21.0 million. GSO may assign a portion of this guaranty to co-investors, but except in limited circumstances, such assignment requires the consent of the Company.

Interests of Officers and Directors in the Merger

        In this section, we refer to our Board of Directors as the "Board." In considering the recommendation of the Board with respect to the merger, our stockholders should be aware that our executive officers and directors may have interests in the merger that are different from or in addition to the interests of our stockholders in general. The members of the Board were aware that interests such as these existed when deciding to approve such transactions, as was the Special Committee when deciding to recommend such approval. See "—Background of the Merger" beginning on page 9 and "—Fairness of the Merger; Recommendation of Our Board of Directors" beginning on page 22.

Equity Awards

        Restricted Stock Units.    The merger agreement provides that all restricted stock units outstanding immediately prior to completion of the merger, including all restricted stock units held by our executive officers and directors, will, upon completion of the merger, vest and will become free of all restrictions and will be converted into the right to receive the merger consideration.

        Based on the restricted stock unit holdings by our executive officers and directors on September 10, 2007, upon completion of the merger, our executive officers and directors will be entitled to receive cash payments (subject to required tax withholding) on account of such equity awards as shown in the table below.

        On July 23, 2007, the Compensation Committee of the Company's Board of Directors approved an amendment to the vesting provisions of the RSUs issued pursuant to the Company's Long-Term Incentive and Share Award Plan, as amended, which otherwise would have vested on August 12, 2007 and were held by those officers and directors of the Company who are considered "Designated Insiders" for purposes of the Company's Insider Trading Policy, which includes all of the individuals listed below. The amendment provided that, subject to the consent of the applicable officer or director, such individual's RSUs which had been scheduled to vest on August 12, 2007 would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007. All of the individuals listed below, other than Theodore J. Host and Tracy L. Noll, consented to the amendment. In the aggregate, 77,000 of the 241,000 RSUs listed in the table below are subject to deferred vesting pursuant to this amendment.

Name	No. of RSUs	Consideration Per RSU	Total Value
William P. Brick	90,000	$31.25	$2,812,500
Jimmy C. Weaver	60,000	$31.25	$1,875,000
Steven J. Janusek	36,000	$31.25	$1,125,000
Ben D. Key	18,000	$31.25	$562,500
Raymond D. Booth	18,000	$31.25	$562,500
Theodore J. Host	4,000	$31.25	$125,000
Michael S. McGrath	5,500	$31.25	$171,875
Tracy L. Noll	4,000	$31.25	$125,000
Robert N. Verdecchio	5,500	$31.25	$171,875
Total	241,000		$7,531,250

        Special Committee Fees.    Members of the Special Committee will not receive any additional fees for their service on the Special Committee beyond their existing compensation arrangements for service on the Board. However, the Company will reimburse expenses for all Special Committee members.

        Employment Agreements.    We have employment agreements with certain members of our management. The employment agreements do not contain change of control provisions and the merger will not have any effect on these agreements.

        Positions with the Surviving Corporation.    It is anticipated that our current management will hold substantially similar positions with the surviving corporation after completion of the merger.

        Indemnification of Directors and Officers; Insurance.    The merger agreement provides that the surviving corporation will continue our indemnification obligations with respect to our directors and officers, and that the Buyers will purchase a six year directors' and officers' liability insurance tail policy at the closing of the merger. See "The Merger Agreement—Actions to be Taken to Complete the Merger—Indemnification of Directors and Officers; Insurance" beginning on page 54.

Relationship Between Us and GSO

        Except as set forth in this proxy statement, neither the Buyers nor any of their directors, executive officers or other affiliates had any transactions with us or any of our directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement. Except as set forth in this proxy statement, neither we nor any of our directors, executive officers or other affiliates had any transactions with the Buyers, Merger Sub or any of their directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

        General.    The following is a summary of the anticipated material U.S. federal income tax consequences of the merger to our stockholders. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. It is assumed, for purposes of this summary, that the shares of our common stock are held as capital assets by a U.S. person (i.e., a citizen or resident of the U.S. or a domestic corporation). This discussion may not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of that stockholder's particular circumstances, or to those stockholders that may be subject to special treatment under the U.S. federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, U.S. expatriates, persons that are not U.S. persons, dealers or brokers in securities or currencies, pass-through entities (e.g., partnerships) and investors in such entities, or stockholders who hold shares of our common stock as part of a hedging, "straddle," conversion, constructive sale or other integrated transaction, who are investors in GSO, the GSO Entities or their respective affiliates or co-investors, who are subject to the alternative minimum tax or who acquired their shares of our common stock through the exercise of director or employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to our stockholders.

        Consequences of the Merger to Our U.S. Stockholders.    The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of our common stock in exchange for cash pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder's adjusted basis in the shares surrendered. Gain or loss will be calculated separately for each block of shares surrendered in the merger (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will generally be capital gain or loss, and will generally be long-term gain or loss provided that a stockholder has held such shares for more than one year as of the closing date of the merger. In the case of stockholders who are individuals, long-term capital gain is currently eligible for reduced rates of federal income tax. There are limitations on the deductibility of capital losses.

        Consequences of the Merger to Our Non-U.S. Stockholders.    A Non-U.S. stockholder that receives cash as a result of the merger generally will not be subject to U.S. federal income taxation unless:

  •
  gain resulting from the merger is effectively connected with the conduct of a U.S. trade or business;

  •
  the Non-U.S. stockholder is an individual who is present in the United States for 183 days or more in the individual's taxable year of the merger; or

  •
  we are or have been a U.S. real property holding corporation ("USRPHC") as defined in Section 897 of the Code at any time within the five-year period preceding the merger, the Non-U.S. stockholder owned more than five percent of our common stock at any time within that five-year period and certain other conditions are satisfied.

        If a Non-U.S. stockholder described in the first bullet above is subject to U.S. federal income taxation on the receipt of cash in the merger, the Non-U.S. stockholder generally will recognize capital gain or loss equal to the amount of cash received minus the Non-U.S. stockholder's adjusted tax basis in our common stock. The capital gain or loss will generally constitute long-term capital gain or loss if the Non-U.S. stockholder held our common stock for more than one year and short-term capital gain or loss otherwise. Gain or loss must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Any gain recognized by a Non-U.S. stockholder generally will be subject to tax in the same manner as if the stockholder were a U.S. person as defined under the Code. A Non-U.S. stockholder that is a corporation may also be subject to an additional 30 percent branch profits tax on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business. A Non-U.S. stockholder's ability to use any capital loss to offset other income or gain subject to U.S. federal income taxation is subject to certain limitations.

        Unless gain from the sale or disposition of our common stock of an individual who is present in the United States for 183 days or more in the individual's taxable year of the merger is already subject to tax as effectively connected with the conduct of a U.S. trade or business, the gain of the Non-U.S. stockholder may be subject to a 30 percent tax on the gross amount of the gain and the Non-U.S. stockholder's ability to use other losses to offset the gain on our common stock will be limited.

        In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We believe that as of the effective date of the merger, we will not have been a USRPHC at any time within the five-year period ending on the date hereof.

        If a Non-U.S. stockholder is eligible for treaty benefits under an income tax treaty entered into by the United States, the Non-U.S. stockholder may be able to reduce or eliminate certain of the U.S. federal income taxes discussed above, such as the branch profits tax, and the Non-U.S. stockholder may be able to treat gain, even if effectively connected with a U.S. trade or business, as not subject to U.S. federal income taxation provided that the trade or business is not conducted through a permanent establishment located in the United States. Non-U.S. stockholders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

        Backup Withholding Tax.    Generally, under the U.S. federal income tax backup withholding rules, a stockholder or other payee that exchanges shares of our common stock for cash may be subject to backup withholding at a rate of 28%, unless the stockholder or other payee (i) provides a taxpayer identification number or "TIN" (i.e., a social security number, in the case of individuals, or an employer identification number, in the case of other stockholders), and (ii) certifies under penalties of perjury that (A) such TIN is correct, (B) such stockholder is not subject to backup withholding and (C) such stockholder is a U.S. person. Each of our stockholders and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the letter of transmittal and return it to the disbursing agent in order to provide information and certification necessary to avoid backup withholding, unless an exemption applies and is otherwise established in a manner satisfactory to the disbursing agent. Non-U.S. stockholders are advised to consult their tax advisors to ensure compliance with the procedural requirements to avoid backup withholding and, if applicable, to file a claim for a refund of any withheld amounts in excess of the Non-U.S. Holder's U.S. federal income tax liability.

        The foregoing discussion of certain U.S. federal income tax consequences is not tax advice. Stockholders should consult their tax advisors to determine the U.S. federal, state and local and foreign tax consequences of the merger to them in view of their own particular circumstances.

Litigation

        On July 3, 2007, a stockholder derivative complaint was filed on behalf of the Company in the District Court of Texas, Collin County, naming as defendants, among others, the members of our Board of Directors and GSO. The Company was also named as a nominal defendant. On August 9, 2007, the complaint was amended by the plaintiffs, purporting to state a class action claim on behalf of the Company's stockholders. The amended complaint alleges, among other things, that our directors breached their fiduciary duties in connection with the proposed merger transaction by approving a transaction that would purportedly provide certain of our stockholders and directors with preferential treatment at the expense of our other stockholders and would not maximize stockholder value. Based on the facts known to date, our management believes that the claims asserted in this action are without merit and intends to defend against this suit vigorously.

Governmental and Regulatory Clearances

        Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the merger may not be completed until the expiration or termination of a waiting period following the filing of notification reports with the Department of Justice and the Federal Trade Commission by the Buyers and Reddy Ice. The Buyers and Reddy Ice filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on July 13, 2007. On July 23, 2007, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.

        The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, either the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including by seeking to enjoin the merger or by seeking the divestiture of substantial assets of the Buyers and Reddy Ice or their subsidiaries. Private parties and state attorneys general may also bring actions under the antitrust laws under certain circumstances. While the parties believe that the proposed merger does not violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Fees and Expenses

        Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. If the merger agreement is terminated, we will, in specified circumstances, be required to reimburse the Buyers and Merger Sub for various fees and expenses. See "The Merger Agreement—Termination Fees; Reimbursement of

Expenses" beginning on page 59. Fees and expenses incurred or expected to be incurred by Reddy Ice, the Buyers and Merger Sub in connection with the merger are estimated at this time to be as follows:

Description	Amount
(in millions)
Financing and refinancing fees and expenses and related professional fees	$31.0
Financial advisory fees and expenses	16.0
Legal and accounting fees and expenses	6.3
Printing, proxy solicitation, filing fees and mailing costs	0.4
Miscellaneous	1.5

Total	$55.2

        These expenses will not reduce the merger consideration to be received by our stockholders.

Financial Projections

June 5, 2007 Financial Projections

        We include below a summary from the June 5, 2007 financial projections referenced in this proxy statement only because this information was provided by our management to our Special Committee, GSO, and HLHZ. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of our management's knowledge and belief, our expected course of action and our expected future financial performance, subject to the assumptions described below. However, this information is not fact and should not be relied upon as being necessarily indicative of our future results and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

        Neither Reddy Ice Holdings, Inc.'s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such projections or their achievability, and assume no responsibility for, and disclaim any association with the prospective financial information. Neither GSO nor HLHZ prepared or have any responsibility for this prospective financial information. Furthermore, this projected financial information:

  •
  necessarily makes numerous assumptions, many of which are beyond our control and may not prove to have been, or may no longer be, accurate;

  •
  does not necessarily reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur;

  •
  is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that the estimates will be achieved.

        The assumptions and estimates underlying the prospective financial information are inherently uncertain, however, we believe the assumptions that our management used as a basis for this projected financial information were reasonable at the time this projected financial information was prepared, given the information our management had at the time and based on the results achieved from 2002 through 2006 and in 2007 to the date of the projections on a pro forma basis. Among the various assumptions, our management assumed organic sales growth to be approximately 3% per year as a result of a combination of increased pricing and volume growth, although the pricing growth was not expected to grow at the same rate each year. In addition, management assumed additional acquisitions at the end of the second quarter of 2007 totaling $5 million in purchase price with an annual revenue contribution of $4 million and an annual Adjusted EBITDA contribution of $1 million and did not assume any further acquisitions in the second half of 2007. The projections for 2007 did not include approximately $2.1 million in revenue and $0.4 million in Adjusted EBITDA for the results from the 2007 acquisitions from January 1 to the respective acquisition dates. For the years of 2008 through 2012, management assumed acquisitions totaling $15 million in purchase price, $12 million in annual revenue contribution and $3 million in annual Adjusted EBITDA contribution occurring at the beginning of each year.

        Readers of this proxy statement are cautioned not to place undue reliance on the specifics of the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections. This projected financial information is not a guarantee of performance and involves risks, uncertainties and assumptions. The future financial results and stockholder value of the Company may materially differ from the projected financial information due to factors that are beyond our ability to control or predict. We cannot assure you that the estimates in the projected financial information will be realized or that future financial results will not materially vary from such estimates. We do not intend to update or revise the projected financial information.

        EBITDA represents net income before income taxes, interest and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items and other adjustments required to calculate covenant ratios and compliance under the Company's existing credit facility.

        Additional information on the second quarter 2007 financial results are available in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2007.

        The projected financial information contains forward-looking statements. For information on factors that may cause our future financial results to vary materially, see "Forward-Looking Statements" on page 76.

	Year Ending December 31,
	2007E	2008E	2009E	2010E	2011E	2012E
	($ in millions)
TOTAL REVENUES	$361.0	$386.2	$405.3	$431.8	$451.9	$478.8
% Growth	4.3%	7.0%	4.9%	6.5%	4.6%	6.0%
ADJUSTED EBITDA	$94.5	$101.0	$104.2	$114.6	$118.1	$128.0
% Margin	26.2%	26.2%	25.7%	26.5%	26.1%	26.7%
NET CAPITAL EXPENDITURES	$17.4	$17.9	$18.8	$19.6	$20.5	$21.2

Revisions to Financial Projections Prior to Execution of the Merger Agreement

        Subsequent to the delivery of these projections to the Special Committee, GSO and HLHZ on June 5, 2007, but prior to the execution of the merger agreement, management, on June 12, 2007 and June 26, 2007, verbally communicated to those same parties, revised revenue and Adjusted EBITDA expectations for the full year of 2007 downward due to continued adverse weather conditions during the month of June.

        On July 2, 2007, the Company publicly announced revised guidance for 2007. As of that date, the ranges of expectation for revenue and Adjusted EBITDA for the full year 2007 were reduced, resulting in reductions of the midpoints of such ranges to $355 million and $92.5 million, respectively. In addition, the actual purchase price for acquisitions completed during the second quarter was $1.5 million more than originally expected and the annual Adjusted EBITDA contribution was expected to be $0.3 million higher than the June 5, 2007 projections had indicated. The Company did not make any changes to its projections for the years 2008 to 2012 at that time.

Revisions to Financial Projections Subsequent to Execution of the Merger Agreement

        On July 26, 2007, in conjunction with the release of the Company's second quarter financial results, the Company publicly announced revised guidance for the full year 2007, lowering its ranges of projected revenue and Adjusted EBITDA, resulting in new midpoints of projected revenue and Adjusted EBITDA of $350 million and $90 million, respectively. The Company did not make any changes to its projections for 2008 through 2012 at that time.

        On August 8, 2007 the Company advised GSO that, due to continued adverse weather in late July following the Company's July 26, 2007 earnings announcement, the Company's results were trending lower within the publicly announced guidance range, reflecting an additional $2 million reduction in projected Adjusted EBITDA for the full year of 2007.

        Subsequent to the date of the merger agreement, the Company has consummated 3 additional tuck-in acquisitions not included in the above projections. These tuck-in acquisitions have had an aggregate purchase price of $2.8 million, and are anticipated to contribute annual total revenues and Adjusted EBITDA of approximately $2.1 million and $0.7 million, respectively.

        On September 12, 2007, the Company announced that it had disposed of its bottled water business and substantially all of its cold storage business. In the aggregate, these dispositions generated gross proceeds of $20.25 million. In each of the years 2007 through 2012 in the above projections, the Company had projected that these businesses would generate $11.3 million of total revenue, $2.5 million of Adjusted EBITDA and would require net capital expenditures of $0.3 million. On September 12, 2007, the Company publicly announced changes to its guidance for the full year 2007 to reflect the impact of these dispositions and the impact, from the date of closing, of the acquisitions discussed in the prior paragraph. The revised ranges of projected revenue and Adjusted EBITDA announced by the Company resulted in new midpoints of projected revenue and Adjusted EBITDA of $340 million and $87.5 million, respectively.

        Pursuant to the Company's existing senior credit agreement, net proceeds from the sale of the Company's non-ice businesses must be used to repay term borrowings under the credit facility or, at the Company's option, if used within the first twelve months following disposition, to make acquisitions and or capital expenditures. In the event the Company did not, within the first twelve months after a disposition, redeploy all of the proceeds to make acquisitions and or capital expenditures, the Company must repay term borrowings under its existing senior credit facility with any excess proceeds. The Company is currently reviewing its options with regards to the use of the net proceeds from the recently announced dispositions.

        The Company has consistently pursued cost savings initiatives over its history in an effort to maximize stockholder value. Since the execution of the merger agreement, progress with respect to several of these initiatives have increased the likelihood that the Company will realize the anticipated cost savings from such initiatives. These initiatives include (i) a further consolidation of certain of the Company's accounting and administrative activities, (ii) arrangements to reduce the cost of certain of the Company's key raw materials, and (iii) potential savings in the Company's insurance costs. In their projections with respect to the financing for the merger, GSO has incorporated their expectations for the anticipated incremental Adjusted EBITDA which may result from these initiatives. In the aggregate, these initiatives were forecasted in GSO's financing projections to increase Adjusted EBITDA by up to $5 million per year beginning in 2008. The potential savings from these initiatives are not included in the Company's projections above.

        In addition to the above cost initiatives and consistent with the Company's activities since 2002, the Company regularly reviews opportunities for additional capital expenditures related to plant efficiencies which can result in cost savings. A portion of the projected capital expenditures in the above projections for the years of 2007 to 2012 include these types of capital expenditures, and the projections above reflect the anticipated contribution to Adjusted EBITDA from the associated cost savings. Additional expenditures of this type beyond the projected levels above, either by the Company, or by GSO following the merger, may result in incremental Adjusted EBITDA beyond the projected levels above.

THE SPECIAL MEETING

The Purpose

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at a special meeting of stockholders to be held at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, on October 12, 2007, at 10:00 a.m. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 2, 2007, by and among Reddy Ice, the Buyers and Merger Sub, a wholly owned subsidiary of the Buyers, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 30, 2007, by and among Reddy Ice, the Buyers and Merger Sub, which provides for the merger of Merger Sub with and into Reddy Ice. The Buyers are entities currently owned by the GSO Entities. A copy of the merger agreement is attached to this proxy statement as Annex A-1 and a copy of the amendment to the merger agreement is attached to this proxy statement as Annex A-2. In the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, stockholders may also be asked to vote upon a proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 12, 2007.

        On July 1, 2007, our Board of Directors unanimously (i) determined that the merger and the merger agreement are fair to and in the best interests of our unaffiliated stockholders and (ii) approved the merger agreement and the transactions contemplated thereby, including the merger. Our Board of Directors unanimously recommends that you vote "FOR" the adoption of the merger agreement.

        Our Board of Directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting, including any postponement or adjournment of the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Quorum and Voting

        The holders of record of our common stock, par value $0.01 per share, as of the close of business on September 10, 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 21,865,370 shares of our common stock outstanding, with each share entitled to one vote.

        The holders of a majority of the outstanding shares of our common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Any shares of our common stock held in treasury by Reddy Ice or held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. "Broker non-votes" result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

        The adoption of the merger agreement and approval of the merger requires the affirmative vote of holders representing at least a majority of the outstanding shares of our common stock on September 10, 2007, the record date for the special meeting. Shares that are present but not voted, either by abstention or non-vote (including broker non-vote), will be counted for purposes of establishing a quorum. BECAUSE APPROVAL OF THE MERGER REQUIRES THE APPROVAL OF HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, FAILURE TO VOTE YOUR SHARES (INCLUDING IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER NOMINEE) WILL HAVE EXACTLY THE SAME EFFECT AS A VOTE "AGAINST" THE ADOPTION OF THE MERGER AGREEMENT.

        The approval of any proposal to postpone or adjourn the special meeting if there are not sufficient votes to adopt the merger agreement requires the affirmative vote of a majority of those shares represented in person or by proxy at the special meeting. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting, including postponements or adjournments to permit further solicitations of proxies. No proxy voted against adoption of the merger agreement will be voted in favor of any postponement or adjournment of the special meeting.

        Under Delaware law, holders of shares of our common stock are entitled to appraisal rights in connection with the merger. In order to exercise appraisal rights, you must comply with all applicable requirements of Delaware law. See "Appraisal Rights" beginning on page 64 and Annex C for information on the requirements of Delaware law regarding appraisal rights.

How You Can Vote

        Each share of our common stock outstanding on September 10, 2007, the record date for stockholders entitled to vote at the special meeting, is entitled to vote at the special meeting. Adoption of the merger agreement and approval of the merger requires the affirmative vote of holders representing at least a majority of the outstanding shares of our common stock as of the record date. BECAUSE APPROVAL OF THE MERGER REQUIRES THE APPROVAL OF HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, FAILURE TO VOTE YOUR SHARES (INCLUDING IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER NOMINEE) WILL HAVE EXACTLY THE SAME EFFECT AS A VOTE "AGAINST" THE ADOPTION OF THE MERGER AGREEMENT.

        If you hold your shares in record name, you may vote your shares as follows:

        Voting by Mail.    You can vote your proxy by mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

        Voting by Internet.    You can vote your proxy via the Internet. The website for Internet voting is www.voteproxy.com. Instructions on how to vote via the Internet are located on the proxy card enclosed with this proxy statement. Have your proxy card in hand when you access the web site. You will be prompted to enter the control number printed on your proxy card and to follow the instructions to obtain your records and create an electronic voting form. Voting by Internet is available 24 hours a day. If you vote via the Internet, you should not return your proxy card.

        Voting by Telephone.    You can vote your proxy by telephone by calling toll-free to 1-800-776-9437. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Voting by telephone is available 24 hours a day. If you vote by telephone, you should not return your proxy card.

        Voting in Person.    You can vote by appearing and voting in person at the special meeting.

        If you vote your shares of our common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of our common stock will be voted "FOR" the adoption of the merger agreement and approval of any proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

        If you hold your shares in street name, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other agent rather than from Reddy Ice. Simply complete and return the proxy card to your broker or other agent to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote in person at the special meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or agent included with these proxy materials, or contact your broker or agent to request a proxy form.

Stock Ownership and Interests of Certain Persons

        As of September 10, 2007, the record date for stockholders entitled to vote at the special meeting, our current directors and executive officers owned, in the aggregate, 647,130 shares of our common stock, or collectively approximately 3.0% of the outstanding shares of our common stock. Our directors and current executive officers have informed us that they intend to vote all of their shares in favor of the adoption of the merger agreement.

        Certain members of our management and Board of Directors have interests that are different from or in addition to those of stockholders generally. It is anticipated that substantially all of our current management will remain in their respective positions with Reddy Ice following the completion of the merger. Please read "Special Factors—Interests of Officers and Directors in the Merger" beginning on page 36.

How You May Revoke or Change Your Vote

        You can revoke your proxy at any time before it is voted at the special meeting by:

  •
  giving written notice of revocation to our Corporate Secretary;

  •
  submitting another proper proxy via the Internet, by telephone or by later-dated written proxy; or

  •
  attending the special meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held in street name through a broker or other agent, you must follow instructions received from such broker or agent which were provided with this proxy statement in order to revoke your vote or to vote at the special meeting.

Proxy Solicitation

        We will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone, mail or the Internet or in person. However, they will not be paid for soliciting proxies. We have retained Morrow & Co., Inc. to assist us in the solicitation of proxies, using the means referred to above, and that firm will receive a fee of approximately $25,000, plus reimbursement of out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Adjournments

        Although it is not expected, the special meeting may be postponed or adjourned for, among other reasons, the purpose of soliciting additional proxies, to a date not later than 90 days after the date of the special meeting. You should note that the meeting could be successively postponed or adjourned to a specified date not longer than 90 days after such initial postponement or adjournment. If the special meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting, including postponements or adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any postponements or adjournment of the special meeting.

THE MERGER AGREEMENT

        This section of the proxy statement summarizes some of the material terms and conditions of the merger agreement, as amended, but is not intended to be an exhaustive discussion of the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement. We urge you to read the merger agreement carefully and in its entirety. The complete text of the merger agreement is attached as Annex A-1 and the complete text of the amendment to the merger agreement is attached as Annex A-2 to this proxy statement and are incorporated herein by reference.

        THE DESCRIPTION OF THE MERGER AGREEMENT IN THIS PROXY STATEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING CERTAIN OF ITS TERMS. THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES THERETO AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THAT CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THAT CONTRACT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE, MAY BE SUBJECT TO A CONTRACTUAL STANDARD OF MATERIALITY DIFFERENT FROM THOSE GENERALLY APPLICABLE TO STOCKHOLDERS, OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

The Merger

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and the Delaware General Corporation Law (the "DGCL"), Merger Sub will be merged with and into Reddy Ice, the separate corporate existence of Merger Sub will cease, and Reddy Ice will continue as the surviving corporation and become a wholly owned subsidiary of the Buyers. The surviving corporation in the merger is sometimes referred to as the "Surviving Corporation".

Closing of the Merger

        The closing of the merger will take place as soon as reasonably practicable after the last condition to the completion of the merger set forth in the merger agreement, including the expiration of the Buyers' debt marketing period following the stockholders' meeting to approve the merger, is satisfied or validly waived. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as is specified in the certificate of merger as agreed to by the parties.

Consideration to be Received by Our Stockholders in the Merger

        At the effective time of the merger, except as otherwise agreed by the Buyers, each share issued and outstanding (including each restricted share of our common stock) immediately prior to the effective time (other than shares held by the Buyers, Merger Sub, Reddy Ice or any of our subsidiaries, and other than shares held by stockholders properly exercising appraisal rights pursuant to Section 262 of the DGCL) automatically will, by virtue of the merger and without any action by the holder thereof, be converted into the right to receive from the Surviving Corporation $31.25 in cash, without interest. This amount is referred to in this proxy statement as the "merger consideration". All shares of our common stock held by the Buyers, Merger Sub, Reddy Ice or our subsidiaries will be retired and cancelled and no payment will be made in respect of those shares. Each then outstanding share of

Merger Sub common stock shall be converted into one share of common stock of the Surviving Corporation. The converted Merger Sub common stock shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

        Pursuant to the DGCL, holders of shares of our common stock will have the right to dissent from the merger and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the merger, see "Appraisal Rights" beginning on page 64 and Annex C.

Treatment of Restricted Stock Units

        Upon the effective time of the merger, all vested and unvested restricted stock units outstanding will be cancelled and retired and will cease to exist and will be converted into the right to receive the merger consideration, less any amount required to be withheld under applicable law.

Representations and Warranties

        Our Representations and Warranties.    In the merger agreement, we make certain representations to the Buyers and Merger Sub with respect to Reddy Ice and our subsidiaries. These include representations regarding corporate organization, existence, good standing, qualification and corporate power, and ownership of our subsidiaries; the accuracy of copies of our certificates of incorporation and bylaws; capitalization; timely filing of all SEC filings and the accuracy of information contained in those documents; accuracy of financial statements; absence of certain material changes or events since March 31, 2007; internal controls and procedures regarding financial reporting; absence of undisclosed liabilities; ownership of our properties and assets and those of our subsidiaries; intellectual property; material contracts of Reddy Ice and its subsidiaries; compliance with laws; governmental and regulatory approvals and permits required for regular operations; tax matters; employee benefit and employee matters; environmental matters; insurance; litigation matters; authority to enter into and consummate the merger agreement; votes required to approve the merger; non-contravention and consents; finder's fees payable in connection with the merger; the accuracy of information contained in disclosure documents created in connection with the merger; the delivery of the opinion of HLHZ; affiliate transactions; and anti-takeover laws, including actions taken pursuant to Section 203 of the DGCL.

        Many of our representations and warranties are qualified by the absence of a material adverse effect on Reddy Ice which means, for purposes of the merger agreement, any change, development, condition, occurrence, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to materially adversely affect (x) the assets and liabilities, condition (financial or otherwise) or existing business of Reddy Ice and our subsidiaries, taken as a whole or (y) the ability of Reddy Ice to timely perform its obligations under and consummate the transactions contemplated by the merger agreement; provided that in the case of clause (x) only, none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a material adverse effect: (i) any adverse effect resulting from changes in U.S. economic conditions; (ii) any adverse effect resulting from general changes or developments in the industry in which Reddy Ice and our subsidiaries operate; (iii) any adverse effect resulting from the announcement, execution or delivery of the merger agreement or the pendency or consummation of the merger or the other transactions contemplated by the merger agreement, including, without limitation, the impact or threatened impact thereof on relationships of Reddy Ice and our subsidiaries with customers, suppliers, employees, partners or financing sources or any change in Reddy Ice's credit ratings; (iv) any adverse effect resulting from any change in GAAP or the interpretation thereof or any change in applicable laws; (v) the failure by Reddy Ice to take any action prohibited by the merger agreement; (vi) a decline in the price or trading volume of Reddy Ice's common stock on the New York Stock Exchange or any failure by Reddy Ice to meet any estimates of revenues or earnings for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such decline or failure that are not otherwise excluded from the definition of "material adverse effect" may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect, and it being further understood that any such decline or failure may be taken into account in determining whether the facts or occurrences giving rise or contributing to such failure are materially adverse to the business or financial condition of Reddy Ice and our subsidiaries, taken as a whole); (vii) the impact of weather in and of itself on Reddy Ice's revenues or earnings; or (viii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States unless, in the case of the foregoing clauses (i), (ii) and (viii), such changes or developments referred to therein would materially disproportionately impact Reddy Ice and our subsidiaries taken as a whole relative to other industry participants.

        The Buyers' and Merger Sub's Representations and Warranties.    In the merger agreement, the Buyers and Merger Sub, jointly and severally, make certain representations and warranties to us. These include representations regarding corporate organization and good standing; authority relative to the merger agreement and the completion of transactions contemplated by the merger agreement; prior activities of Merger Sub; litigation matters; adequacy of funds; access to Reddy Ice for purposes of obtaining information; non-contravention and consents; governmental and regulatory approvals required to complete the merger; the accuracy of information contained in disclosure documents created in connection with the merger; no ownership of shares of our common stock; delivery of the GSO guarantee; and acknowledgement that we have not made any representation or warranty except as set forth in the merger agreement.

Conduct of Business Pending the Merger

        From July 2, 2007 to the closing date, to the extent necessary to comply with our legal, contractual, and merger agreement obligations, and excepting the transactions as set forth in the disclosure schedules to the merger agreement and such other transactions as may be consented to by the Buyers, we will, and will cause our subsidiaries to, conduct our respective businesses only in the ordinary and usual course and use commercially reasonable efforts to preserve intact our respective present business organizations, maintain in effect all material permits, keep available the services of present employees and consultants, and maintain current relationships with our employees, consultants, customers, suppliers, distributors, franchisees, licensors, licensees, landlords and others having significant business relationships with us.

        In addition, we have agreed, during the same period, not to take any of the following specific actions without the prior consent of Buyers:

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  amend our organizational documents (except any amendments necessary to effect the transactions contemplated by the merger agreement);

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  authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any of our capital stock or equity interests, including any other voting securities, or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating us to authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any capital stock or equity interest, including any other voting securities or other convertible securities; provided that we may issue shares of common stock in connection with the vesting of RSUs outstanding on July 2, 2007;

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  split, adjust, combine, reclassify, subdivide or effect any similar transaction with respect to, or redeem, or purchase or otherwise acquire, directly or indirectly, any of our capital stock or equity interest;

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  except as otherwise expressly provided in the merger agreement, accelerate, amend or change the period of exercisability or vesting of RSUs;

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  incur, create, assume or otherwise become liable for, or repay or prepay, amend or refinance any indebtedness for borrowed money or capital lease obligations, or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others, other than the incurrence of indebtedness in the ordinary course of business pursuant to credit, loan or similar agreements or lines of credit existing as of the date hereof and identified in the SEC filings;

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  make or agree to make any capital expenditures, capital additions or capital improvements (other than in accordance with our budget for the 2007 calendar year as previously disclosed in writing to the Buyers);

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  materially reduce the amount of any insurance coverage provided by existing insurance policies;

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  enter into, terminate, modify, amend or otherwise change any of the terms of any material contract, or waive any material right of Reddy Ice and our subsidiaries under any material contract, in each case in a manner that is materially adverse to Reddy Ice and our subsidiaries, taken as a whole;

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  increase the compensation, benefits, or awards of any director, officer or employee (including any board member, as applicable), make any new grants or awards of stock based compensation or other benefits, any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance plan, agreement, policy or arrangement for the benefit of any director, executive officer or employee, except for increases in the ordinary and usual course of business and consistent with past practice in base salaries or wages of employees of Reddy Ice and our subsidiaries who are not directors or officers of the Reddy Ice and our subsidiaries;

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  enter into any employment or severance agreement with or grant or pay any severance or termination pay or benefits to any board member, officer or employee of Reddy Ice, except for payments and benefits made pursuant to agreements existing as of the date of the merger agreement or otherwise in the ordinary and usual course of business and consistent with past practice;

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  acquire or agree to acquire by merging with, or by purchasing a substantial portion of the capital stock of, equity interest in, assets of any business or entity (or by any other manner) (other than in accordance with the Company's acquisition pipeline for the 2007 calendar year as previously disclosed in writing by the Company to the Buyers);

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  make or change any material election in respect of taxes, adopt or change any material accounting method in respect of taxes, file any amendment to a material tax return, settle any audit, examination, claim or assessment in respect of material taxes, consent to any extension or waiver of the limitation period applicable in respect of any material taxes, enter into any closing agreement with respect to taxes or surrender any right to claim a material refund of taxes;

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  sell, transfer, lease, convey, assign, license or otherwise encumber, or subject to any lien, or otherwise dispose of any material asset or property used in the operation or conduct of the Company's or any subsidiary's business, except in the ordinary and usual course of business, consistent with past practice, and as set out in the merger agreement disclosure schedules which provide the Company the option to dispose of its non-ice businesses (in compliance with this provision, on September 12, 2007 the Company announced that it had disposed of its bottled water business and substantially all of its cold storage business);

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  prepay any material liabilities or obligations, other than in the ordinary and usual course of business and consistent with past practice or as contemplated by the merger agreement;

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  authorize, declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the Company's capital stock except for the payment of ordinary quarterly dividends in accordance with the Company's dividend policy as in effect on the date of the merger agreement (but in no event in an amount in excess of $0.42 per share in cash per quarter) with record dates consistent with the record dates for comparable quarterly periods in 2006; provided that, no quarterly dividend will be declared or paid with respect to any quarter following September 30, 2007; provided further that if the closing date occurs (i) from November 1, 2007 to December 31, 2007, the Company may only declare and pay a dividend for the period from October 1, 2007 to the closing date in an amount not to exceed the lesser of (x) $0.21 per share and (y) a per share amount not to exceed the product of $0.42 per share multiplied by a fraction, the numerator of which is the number of days from and including October 1, 2007 to the closing date, and the denominator of which is ninety two (92) or (ii) after December 31, 2007, the Company may only declare and pay a dividend for the quarter ended December 31, 2007, in accordance with the Company's dividend policy as in effect on the date of the merger agreement (but in no event in an amount in excess of $0.42 per share in cash for such quarter), which dividends pursuant to clauses (i) or (ii) may have a record date and may be paid prior to the anticipated closing date and would be in lieu of, and not in addition to, any dividend otherwise permitted by this provision for such quarter;

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  waive, release or cancel any material claims against any third parties, other than in the ordinary and usual course of business and consistent with past practice;

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  make any loans, advances or capital contributions to, or any investments in, any other person;

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  fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

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  revalue any of its assets or make any change in accounting methods, principles or practices, except as required by changes in GAAP or by Regulation S-X under the Exchange Act;

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  fail to (i) timely prepare and file (or cause to be timely prepared and filed) all material tax returns of or with respect to the Company and its subsidiaries required by applicable law to be filed on or before the closing date (taking into account any extensions permitted by applicable law) and (ii) pay or cause to be paid all taxes shown on such material tax returns;

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  subject to Section 4.3 of the merger agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any subsidiary (other than the transactions contemplated by the merger agreement);

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  take any actions that could give rise to the ability of any employee of the Company to terminate his or her employment for "Good Reason," as such term is defined and used in the agreement governing any such employee's employment with the Company or any subsidiary; or

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  agree or commit to do any of the foregoing.

Actions to be Taken to Complete the Merger

        Filings and Other Actions:    The parties each agreed to use commercially reasonable efforts to take all necessary actions required by federal securities Laws in connection with the provisions of the merger agreement. We agreed to prepare and supplement this proxy statement prior to the Special Meeting if any event arises which we are required by Law to make known to you, provided that the Buyers have the opportunity to consult with us and comment on supplements in good faith. The parties each agreed to reasonably cooperate with each other to lift any injunctions which could materially or adversely affect their ability to consummate the merger agreement. We also agreed that, unless the merger agreement is terminated according to Section 8.1 of the merger agreement, we will take the actions described in this paragraph regardless of whether our Board has approved, endorsed, or recommended a Superior Proposal and the merger agreement will be submitted for adoption by the stockholders at the Special Meeting.

        Commercially Reasonable Efforts; Regulatory Filings:    The parties each agreed to use commercially reasonable efforts to take all necessary actions to complete the merger. The parties each agreed to use commercially reasonable efforts to take all necessary actions to obtain all Permits, consents, approvals, authorizations, qualifications, and orders of Governmental Authorities and parties to contracts with Reddy Ice and its subsidiaries as are necessary for consummation of the merger agreement. The parties agreed to use their respective reasonable best efforts to prepare all filings and share information with each other in order to file all necessary documents pursuant to federal securities Laws, the HSR Act, and the requirements of the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. However, we are not required to pay any fee, penalty or other consideration to obtain any consent, approval or waiver required by federal securities Laws, the HSR Act, and the requirements of the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, for the completion of the merger.

        Calling of Special Meeting:    We agreed to convene a special meeting of our stockholders as promptly as practicable (and, in any event, within 35 days of receiving SEC clearance on the proxy statement) in order for our stockholders to consider and vote upon the adoption of the merger agreement. We also agreed that our Board of Directors and our Special Committee would recommend that our stockholders vote in favor of adoption of the merger agreement and would reaffirm this recommendation prior to the stockholders' meeting upon a request from the Buyers. However, either our Board of Directors or our Special Committee may change their recommendation in response to an unsolicited bona fide proposal to acquire us which our Board of Directors or our Special Committee determine in good faith is more favorable than the merger if they determine in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with their fiduciary duties to our stockholders under applicable law and only after observing certain notice and negotiation provisions to enable Buyers to make a counter-offer. See "—The Solicitation Period" beginning on page 55 and "—No Solicitation of Acquisition Proposals After the Solicitation Period; Recommendation to our Stockholders" beginning on page 55.

        Notification of Certain Matters:    We agreed to keep the Buyers apprised of the status of matters relating to completion of the merger and we agreed to promptly notify the Buyers of (i) any events that would reasonably be expected to cause any representation or warranty of Reddy Ice to be untrue or inaccurate in any material respect, (ii) any event or state of facts which before the Closing which has or is reasonably likely to have a Material Adverse Effect, using commercially reasonable efforts to provide prompt notice to the Buyers of such events or states of fact. Further, each party has agreed to give prompt notice to all other parties of any event which causes a party to be unable to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under the merger agreement, provided, however, that such disclosure shall not be deemed to cure any breach of any representation or warranty or to affect the remedies available to the other parties.

        Disclosure:    The parties agreed to consult with each other before issuing any press release or public statements about the merger, and except as may be required by applicable law, will not issue any such press release or make any public statements without the consent of the other parties.

        Cooperation in Debt Financing:    We agreed to use commercially reasonable efforts to cause the respective Representatives of Reddy Ice and its subsidiaries to provide to the Buyers all reasonably requested and necessary cooperation in connection with the Debt Financing, including all actions necessary to permit the consummation of the Debt Financing (including providing updated financial information), provided that such cooperation does not interfere unreasonably with the business or operations of Reddy Ice or its subsidiaries.

        Stockholder Litigation:    Subject to a customary joint defense agreement, we agreed to give the Buyers the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against Reddy Ice and/or its directors relating to the transactions contemplated by the merger agreement; provided, however, nothing herein shall require either party to take any action that its outside counsel reasonably concludes would jeopardize the work product privilege or the attorney-client privilege. We further agreed not enter into any settlement of such litigation without the Buyers' prior written consent (such consent not to be unreasonably withheld or delayed).

        Treatment of Notes:    The merger agreement provides that we will, upon receiving any written request by Buyers to do so, promptly commence or cause to be commenced an offer to purchase, and a related consent solicitation with respect to, all of the outstanding aggregate principal amount of our existing 10.5% Senior Discount Notes due 2012 on price terms that are acceptable to Buyers and such other customary terms and conditions as are reasonably acceptable to us and Buyers; provided, however, in lieu of such offer, if requested by the Buyers in writing, using funds provided (or caused to be provided) by Buyers, we will effect, or cause to be effected, a defeasance of such notes pursuant to the indenture governing such notes.

        Termination of Certain Indebtedness:    We agreed to use commercially reasonable efforts to deliver to the Buyers, at least two Business Days prior to the Closing Date, payoff letters from third-party lenders and trustees, in form and substance reasonably satisfactory to the Buyers, with respect to the indebtedness of the Company and its Subsidiaries identified on Section 5.12(a) of the Disclosure Schedule and any other indebtedness specified by the Buyers to Reddy Ice no later than 10 days prior to the Closing. Further, we agreed to terminate any credit facilities and related contracts specified by the Buyers no later than five days prior to Closing and to release any Liens on assets relating to those facilities.

        Indemnification of Directors and Officers; Insurance:    The merger agreement provides that the surviving corporation will comply with our and our subsidiaries' obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) each of our present and former directors and officers or those of any of our subsidiaries in connection with acts and omissions in their capacity as directors and officers occurring or alleged to occur prior to the effective time of the merger to the extent provided under the DGCL, and our and each of our subsidiaries' respective organizational and governing documents or agreements in effect on July 2, 2007. The obligations described above will survive the merger and will continue in full force and effect from the effective time of the merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

        The merger agreement also provides that the surviving corporation will maintain, until the sixth anniversary of the effective time of the merger, the officers' and directors' liability insurance policies maintained by us and our subsidiaries on the effective time of the merger. In the event of the cancellation or termination of such policies, the surviving corporation is required to provide substitute policies with reputable and financially sound carriers provided the Buyers need only provide as much coverage as the aggregate premiums of the prior policies in effect on July 2, 2007 can secure, with respect to matters occurring prior to or at the effective time of the merger.

The Solicitation Period

        The merger agreement provides that beginning on July 2, 2007 and continuing until 11:59 p.m. Eastern Time on the 45th day after July 2, 2007 (the "Solicitation Period"), we and our representatives had the right to:

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  initiate, solicit and encourage Takeover Proposals (as defined below), including by providing third parties access to non-public information, subject to a confidentiality agreement, provided that we promptly make available to Buyers and Merger Sub any material non-public information concerning Reddy Ice or our subsidiaries made available to any third party, to the extent it was not previously made available to Buyers and Merger Sub; and

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  maintain or continue discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with, or assist or participate in or facilitate, any such inquiries, proposals, discussions or negotiations.

A Takeover Proposal means any bona fide proposal or offer from any Person or group (other than the Buyers or their Affiliates or their respective representatives) which is structured to permit such Person or group to acquire beneficial ownership of at least 50% of the assets of, equity interest in, or business of, Reddy Ice and its subsidiaries (other than an acquisition of assets of Reddy Ice or its subsidiaries in the ordinary course of business or as permitted under the terms of the merger agreement), whether pursuant to a merger, consolidation or other business combination, sale of share of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single step or multi-step transaction or series of related transactions, other than the transactions contemplated by the merger agreement.

No Solicitation of Takeover Proposals After the Solicitation Period; Recommendation to Our Stockholders

        Non-Solicitation:    Upon expiration of the Solicitation Period and until the effective time, we have agreed that:

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  we will not, and will not direct, authorize or permit any of our representatives to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any non-public information to, any person or group of persons, or take any action designed to facilitate any inquiries or proposals with respect to any Takeover Proposal; and

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  we will immediately terminate any pending discussion regarding any Takeover Proposal.

The foregoing restrictions do not apply with respect to any person or group of related persons from whom we have received, at any time following July 2, 2007 and prior to obtaining the Required Company Stockholder Vote, a written Takeover Proposal that our Board of Directors or the Special Committee (if in existence) determines in its good faith judgment (after consultation with outside legal counsel and financial advisors) is bona fide and that there is a reasonable prospect that such expression will result in a Superior Proposal (as defined below).

        A Superior Proposal means any bona fide written Takeover Proposal, which proposal did not result from a breach of Section 4.3 of the merger agreement, (a) on terms which the Special Committee (if in existence) determines in its good faith judgment, taking into account the merger agreement and the Takeover Proposal in their entirety, including the contingencies, terms and conditions of the Takeover Proposal and the merger agreement, any break-up fees, conditions to closing and legal, timing, financial and regulatory aspects (having considered, among other things, the advice of its financial advisors and outside counsel) (i) would, if consummated, result in a transaction that is more favorable from a financial point of view to Reddy Ice's stockholders than the transactions contemplated by the merger agreement and (ii) is reasonably capable of being consummated and (b) if such Takeover Proposal is for a cash transaction, in respect of which fully committed financing has been obtained.

        Recommendation to our Stockholders:    The merger agreement provides that, at any time prior to obtaining the Required Company Stockholder Vote, in good faith and after consultation with outside counsel and its financial advisors that failure to take such action would be inconsistent with its fiduciary duties under applicable law, our Board of Directors or the Special Committee (if then in existence) may, at any time:

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  withdraw or modify its Recommendation of the merger agreement or approve or endorse any Takeover Proposal (a "Change of Recommendation"); and/or

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  if the Company receives a bona fide written Takeover Proposal which our Board of Directors or the Special Committee (if then in existence) concludes is a Superior Proposal, after complying with, and giving effect to all of the proposed adjustments to the terms of the merger agreement offered by the Buyers pursuant to Section 8.1(h), if any, terminate the merger agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that that the Company shall not terminate the merger agreement unless in advance of or concurrently with such termination the Company (i) pays the applicable Termination Fee, pursuant to Section 8.3(a) of the merger agreement, (ii) simultaneously with such termination enters into an acquisition agreement, merger agreement or similar definitive agreement (an "Alternative Acquisition Agreement").

The merger agreement does not prohibit our Board of Directors or the Special Committee (if then in existence) from taking and disclosing to our stockholders a position with respect to a tender or exchange offer by a third party pursuant to SEC rules. The merger agreement also does not prohibit our Board of Directors or the Special Committee from disclosing the fact that the Special Committee or our Board of Directors has received a proposal for a Third Party Acquisition and the terms of such proposal, if the Special Committee or our Board of Directors, as applicable, determines, after consultation with its outside legal counsel, that it is compelled to make such disclosure in order to comply with its fiduciary duties under applicable law or with obligations under federal securities laws or requirements of the New York Stock Exchange.

Conditions to the Completion of the Merger

        The obligations of Reddy Ice, Buyers and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

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  the merger agreement shall have been approved and adopted in accordance with the DGCL by the affirmative vote of the holders of a majority of our outstanding common stock;

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  any applicable waiting period under the HSR Act relating to the merger shall have expired or been earlier terminated; and

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  no provisions of any applicable law and any judgment, order, decree or injunction shall make illegal, delay materially or otherwise prohibit or restrain the consummation of the merger.

        The obligations of Buyers and Merger Sub to complete the merger are further subject to the satisfaction or waiver of the following additional conditions:

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  we shall have performed in all material respects all of our obligations under the merger agreement required to be performed by us at or prior to the effective time of the merger; our representations and warranties relating to corporate authority, finders' fees, the absence of any Material Adverse Effect, and capitalization shall be true and correct in all respects (except, in the case of capitalization representations, for inaccuracies that are de minimis in the aggregate) on July 2, 2007 and as of the effective time of the merger as if made at and as of such time; all of our other representations and warranties shall be true and correct in all material respects on July 2, 2007 and as of the effective time of the merger as if made at and as of such time

    (without giving effect to any "materiality" or "material adverse effect" qualification), except where the failure to be so true and correct does not constitute a material adverse effect, provided that representations made as of a specific date must be true and correct as of such date only; and Buyers and Merger Sub shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Reddy Ice to the foregoing effect;

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  we shall have performed and complied with, in all material respects, all of our agreements and covenants contained in the merger agreement at or before the Closing (to the extent that such agreements and covenants require performance by the Company at or before the Closing); and that we shall have delivered to Buyers and Merger Sub a certificate signed by the Chief Executive Officer or Chief Financial Officer of Reddy Ice to the foregoing effect; and

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  Buyers and Merger Sub shall have received the written resignations of all directors of Reddy Ice and its subsidiaries effective as of the effective time.

        Our obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

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  Buyers and Merger Sub shall have performed in all material respects all of their obligations under the merger agreement required to be performed by them at or prior to the effective time of the merger; the representations and warranties of Buyers and Merger Sub contained in the merger agreement that are qualified as to materiality shall be true and all representations and warranties not so qualified shall be true in all material respects on July 2, 2007 and as of the effective time of the merger as if made at and as of such time, provided that representations made as of a specific date shall be required to be true and correct as of such date only; and we shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyers and Merger Sub to the foregoing effect; and

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  Buyers and Merger Sub shall have performed and complied with, in all material respects, all of their agreements and covenants contained in the merger agreement at or before the Closing (to the extent that such agreements and covenants require performance by the Company at or before the Closing); and that Buyers and Merger Sub shall have delivered to Reddy Ice a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyers and Merger Sub to the foregoing effect.

Termination of Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by our stockholders), with any termination by the Buyers also being an effective termination by Merger Sub:

  •
  by mutual written consent of Reddy Ice and Buyers;

  •
  by either Reddy Ice or Buyers, if:

  •
  the merger has not been consummated on or prior to the end date, which is December 15, 2007, subject to an extension of up to 60 days by Reddy Ice if the conditions to the closing of the merger are not satisfied by December 1, 2007 and also subject to extension if the Buyers' debt marketing period has begun but has not yet finished period to such date; provided, that a party shall not be permitted to terminate the merger agreement if the failure to consummate the Merger by the End Date is the result of the failure on the part of such party to comply with or perform in all material respects any covenant, agreement or obligation under the Merger Agreement required to be complied with or performed by such party at or prior to the effective time;

    •
    any court of competent jurisdiction or other governmental authority shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable; provided, however, that this right to terminate shall not be available to any party whose failure to comply with provisions in the merger agreement regarding failure to cooperate in lifting Pre-Closing Period injunctions, regulatory filings, use of commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental authority, and stockholder litigation, results in the imposition of such order, decree, ruling or other action; or

    •
    if the Required Company Stockholder Vote contemplated by the merger agreement shall not have been obtained at the Special Meeting.

  •
  by Buyers, if:

  •
  prior to the consummation of the merger, the Board of Directors or the Special Committee (if then in existence) shall have withdrawn, or modified or changed in a manner adverse to Buyers and Merger Sub, its approval or recommendation of the merger agreement or the Merger or shall have recommended or approved a Superior Proposal or a Change of Recommendation shall otherwise have occurred or if Reddy Ice has breached any of its obligations under the non-solicitation provisions of the merger agreement;

  •
  any of our representations and warranties relating to corporate authority, finders' fees, the absence of any Material Adverse Effects, and capitalization are not true and correct or we have breached any of our agreements and covenants contained in the merger agreement, and, in either case, such breach, if curable, has not been cured on or before the earlier of the end date and the 30th day after notice to Reddy Ice; or

  •
  by Reddy Ice, if:

  •
  at any time prior to receipt of the Required Stockholder Approval, by action of Board of Directors or the Special Committee (if then in existence), we have provided written notice to the Buyers and Merger Sub that we intend to enter into an Alternative Acquisition Agreement (which agreement shall be entered into immediately after the termination of the merger agreement), provided that we (i) comply with all provisions in the merger agreement applicable to Alternative Acquisition Agreements, (ii) provide the most current copy of such Superior Proposal to Buyers and Merger Sub, (iii) determine, in good faith and after consultation with outside counsel and its financial advisors that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (iv) allow a five calendar day period in which Buyers and Merger Sub can make adjustments to the merger agreement such that the Takeover Proposal ceases to be a Superior Proposal, and (v) we pay the Termination Fee set out in the merger agreement;

  •
  any representations and warranties of Buyers or Merger Sub are not true and correct or Buyers and Merger Sub have breached any of their agreements and covenants contained in the merger agreement, and, in either case, such breach, if curable, has not been cured on or before the earlier of the end date and the 30th day after notice to Reddy Ice; or

  •
  Buyers have failed to consummate the Merger by 5:00 p.m. on the third Business Day after the final day of the debt marketing period following the Special Meeting and all of the conditions precedent to obligations of Buyers and Merger Sub would have been satisfied if the Closing were to have occurred on such date.

Termination Fees; Reimbursement of Expenses

Termination Fees and Expenses Payable by us:

  •
  We have agreed to pay Frozen, LLC, as promptly as reasonably practical, a termination fee of $21.0 million if the merger agreement is terminated following acceptance of a Superior Proposal by Reddy Ice or a change in recommendation by the Special Committee or the Board of Directors of Reddy Ice or breach by Reddy Ice of the non-solicitation provisions of the merger agreement provided that if such termination occurs prior to the Solicitation Period End-Date in order to enter into a Superior Proposal, then such payment will be $7.0 million plus the amount of filing fees related to the HSR Act paid by the Buyers prior to such date of termination.

  •
  We have also agreed to reimburse Buyers or their Affiliates or their prospective financing sources as of the time of such reimbursement up to a maximum of $3.5 million, as promptly as reasonably practicable, if the Required Company Stockholder Vote contemplated by the merger agreement shall not have been obtained at the Special Meeting.

  •
  In the event that (A) the merger agreement is terminated by the Buyers or Reddy Ice pursuant to certain sections of the merger agreement and (B) within twelve (12) months of any such termination, Reddy Ice consummates any Takeover Proposal, or enters into a definitive agreement in respect of any Takeover Proposal, then Reddy Ice shall pay to Buyers, or as directed by the Buyers, on the date of entry into the agreement in respect of the Takeover Proposal, or, if earlier, consummation of such Takeover Proposal, as applicable, an amount equal to the termination fee minus the amount of any Expenses previously paid by Reddy Ice pursuant to the foregoing clause.

Termination Fee Payable by Merger Sub

  •
  The merger agreement provides that if Reddy Ice terminates the merger agreement due to the Buyers' failure to consummate the Merger by 5:00 p.m. on the third Business Day after the final day of the Buyers' debt marketing period and all of the conditions precedent to the obligations of Buyers and Merger Sub would have been satisfied if the Closing were to have occurred on such date, Merger Sub will be obligated to pay us a termination fee of $21.0 million as promptly as reasonably practical. Payment of the termination fee by Merger Sub is severally guaranteed by the GSO Entities. Payment of the termination fee by Merger Sub is the exclusive remedy available to Reddy Ice in the event of a breach of the merger agreement by the Buyers or Merger Sub.

        Expenses Payable by Each Party:    Each party has agreed to pay its own fees and expenses incurred in connection with the merger agreement, whether or not the Merger is consummated, except as set forth above and except:

  •
  we shall pay all expenses related to the Proxy Statement and the solicitation of Company Common Stockholder Approvals; and

  •
  Buyers shall pay the filing fees and all other expenses incurred in connection with the filings under the HSR Act and any other antitrust laws.

Amendment and Waiver of the Merger Agreement

        Amendment.    Any provision of the merger agreement may be amended if such amendment is executed in writing by each of Reddy Ice, Buyers and Merger Sub; provided, however, that after the receipt of the Required Company Stockholder Vote, there shall be no amendment that by applicable law or in accordance with the rules and regulations of the New York Stock Exchange which requires further approval by the Company Common Stockholders without the further approval of the Company Common Stockholders.

        Waiver.    Any provisions of the merger agreement may be waived if such waiver is executed in writing by the party against whom the waiver is to be effective.

THE TRANSACTION PARTICIPANTS

Reddy Ice Holdings, Inc.

        Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia. The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®. Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector. We maintain a website at www.reddyice.com. The information contained or incorporated in our website is not a part of this proxy statement. We maintain our principal executive offices at 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231. Our telephone number is (214) 526-6740.

GSO

        GSO is a registered alternative investment manager, which, together with its affiliated investment managers, has approximately $9 billion in assets under management and offices in New York, London, Houston and Los Angeles. The firm invests in a broad array of public and private securities across multiple investment strategies. Key areas of focus include leveraged loans, distressed investments, special situations, capital structure arbitrage, mezzanine securities and private equity. GSO manages capital on behalf of insurance companies, banks, pension funds, endowments, foundations, family offices and fund of funds.

        The business address for GSO is 280 Park Avenue, 11th Floor, New York, New York 10017 and its telephone number is (212) 503-2100.

Frozen, LLC and Hockey Parent Inc.

        The Buyers were formed by the GSO Entities solely for the purpose of owning Reddy Ice after the merger and arranging the related financing transactions. The Buyers are currently owned by the GSO Entities. The Buyers have not engaged in any business except in anticipation of the merger. The principal executive offices of the Buyers are located at 280 Park Avenue, 11th Floor, New York, New York 10017 and their telephone number is (212) 503-2100.

Hockey Mergersub, Inc.

        Merger Sub was formed by the Buyers solely for the purpose of completing the merger. Merger Sub is wholly owned by the Buyers and has not engaged in any business except in anticipation of the merger. The principal executive offices of Merger Sub are located at 280 Park Avenue, 11th Floor, New York, New York 10017 and its telephone number is (212) 503-2100.

Directors and Executive Officers of Reddy Ice Holdings, Inc.

        Set forth below for each director and executive officer of Reddy Ice is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer.

        During the past five years, neither Reddy Ice nor any of the Reddy Ice directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Reddy Ice nor any of the Reddy Ice directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each Reddy Ice individual listed below, with the exception of Mr. Brick, are citizens of the United States. Mr. Brick is a citizen of Canada.

Reddy Ice's Directors

        William P. Brick, 56, has been Executive Chairman of the Company since May 17, 2007. Previously Mr. Brick was named Chief Executive Officer of the Company and a member of the Company's Board of Directors on August 15, 2003, Chief Executive Officer of Reddy Ice, in April 2001 and the Chairman of Reddy Ice's Board of Directors in June 2001. Prior to joining Reddy Ice, Mr. Brick was employed by Suiza Foods Corporation, now known as Dean Foods Company, where he served as Executive Vice President from July 1996 until October 1996 and as Chief Operating Officer of Dairy Operations from October 1996 until January 2000. Before joining Suiza, Mr. Brick was the Vice President—Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President—Sales and Marketing for Ultra Products.

        Theodore J. Host, 61, became a member of the Company's Board of Directors on November 15, 2005. Mr. Host is a private investor. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director, of Prestige Brands International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start-up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds Bachelor of Arts and Master of Arts degrees in business from New York University.

        Michael S. McGrath, 61, became a member of the Company's Board of Directors on February 22, 2006. Mr. McGrath is the former President and Chief Operating Officer of Dr. Pepper/Seven Up, Inc., the North American business of Cadbury Schweppes plc. From August 1998 to March 2002, Mr. McGrath was President and Chief Operating Officer of Cadbury Beverages/Seven Up. In April 2002, Mr. McGrath's responsibilities as President and Chief Operating Officer were expanded to include Cadbury Schweppes' Dr. Pepper business. Mr. McGrath retired in January 2005 and is currently a private investor. He currently serves as a director for Eaux Vives Waters Inc., Polar Corp., The Nutrasweet Company and Tin Star Restaurants. Mr. McGrath holds a Bachelor of Education from Boston College.

        Tracy L. Noll, 59, became a member of the Company's Board of Directors on November 18, 2003. Mr. Noll also served on the Board of Directors of Reddy Ice from September 2002 until the merger in August 2003. Mr. Noll is currently a private investor. Mr. Noll was President and Chief Operating Officer of National Dairy Holdings, L.P., a $2 billion private company, from April 2001 to September 2003. He previously served as Executive Vice President, Corporate Development of Suiza Foods Corporation, now known as Dean Foods Company, from 1997 to 2001 and as Suiza's Executive Vice President and Chief Financial Officer from 1994 to 1997. Mr. Noll serves as a director of Lakeview Farms Inc. Mr. Noll holds a Bachelor of Business Administration with majors in accounting and finance from the University of Wisconsin.

        Robert N. Verdecchio, 50, became a member of the Company's Board of Directors on September 7, 2005. Mr. Verdecchio is a private investor. From 1997 to 2004 he served as a member of the Board of Directors of Pegasus Communications Corporation when it operated as a provider of satellite, cable and broadcast television as well as of wireless internet access. Mr. Verdecchio also served as Pegasus' Chief Financial Officer from 1991 to 2000. Mr. Verdecchio holds a B.S. in Accounting from Temple University.

        Jimmy C. Weaver, 54, has served as Chief Executive Officer of the Company since May 17, 2007 and became President of the Company and a member of the Company's Board of Directors on August 15, 2003. Mr. Weaver was previously named Chief Operating Officer of Reddy Ice in April 1998, President of Reddy Ice in February 2001 and Director of Reddy Ice in May 2002. From April 1998 through January 2001, he served as Executive Vice President of Reddy Ice. Mr. Weaver joined Reddy Ice Corporation in September 1996 and was President of Reddy Ice Corporation prior to its acquisition by Reddy Ice in April 1998.

Reddy Ice's Executive Officers

        William P. Brick's background information is described in the "Reddy Ice's Directors" section above.

        Jimmy C. Weaver's background information is described in the "Reddy Ice's Directors" section above.

        Steven J. Janusek became Chief Financial Officer in October 2000 and Secretary in June 2001. Mr. Janusek is a certified public accountant and served as Treasurer from February 2000 until March 2001 and as Corporate Controller from January 1998 until October 2000. Mr. Janusek joined Southwestern Ice, Inc. in July 1994 and from January 1996 served as the Corporate Controller of Southwestern Ice until its merger with Reddy Ice in April 1997.

        Ben D. Key was appointed Executive Vice President-Sales and Marketing effective May 17, 2007. Mr. Key was previously named Senior Vice President—Sales in April 2001. From April 1998 until April 2001, Mr. Key served as Vice President—Sales. Mr. Key joined Reddy Ice Corporation in June 1997 and served in the same position prior to its acquisition by Reddy Ice. Prior to joining Reddy Ice Corporation, Mr. Key was engaged in government service and political consulting for twenty years.

        Raymond D. Booth was appointed Chief Operating Officer and Executive Vice President of the Company effective May 17, 2007. Mr. Booth was previously named Senior Vice President—Mid-Atlantic Operations in July 2003. Prior to joining Reddy Ice, Mr. Booth was the principal of Booth Consulting, LLC and was engaged by Reddy Ice to oversee its mid-Atlantic cold storage businesses as well as serving other food related clients. Mr. Booth has over 32 years of experience in the dairy foods business, where his career engaged him in all aspects of the growth through acquisition and branding of Country Fresh, LLC, one of the Midwest's largest dairy products providers. He served in various senior management positions including Senior Vice President of Country Fresh, LLC. Country Fresh merged with Suiza Foods in November 1997, and Mr. Booth became Suiza's Senior Vice President of Operations in January 1999. He served in that capacity until January 2001 when he became President of Suiza's Country Fresh division. Mr. Booth served in that capacity until December 31, 2002 when he started his own consulting company.

        Thomas L. Dann became Senior Vice President—Western Operations in March 2001. Mr. Dann joined Reddy Ice Corporation in 1987 through the acquisition of his company, Lampasas Ice, which he owned and operated from 1971. Mr. Dann has served in various management positions including Plant Manager, Zone Manager and Area Vice President.

        Graham D. Davis became Senior Vice President—Central Operations in March 2001. From April 1998 through March 2001, he was Senior Vice President—Western Operations. For the five years prior to the acquisition of Reddy Ice Corporation by Reddy Ice, Mr. Davis was Executive Vice President of Operations of Reddy Ice Corporation.

        Joseph A. Geloso became Senior Vice President—Eastern Operations in February 2001. Mr. Geloso joined Reddy Ice Corporation in 1987 as a plant manager. While at Reddy Ice Corporation and subsequently at Reddy Ice, Mr. Geloso served in various management positions including Plant Manager, Zone Manager and Area Vice President.

        Mark A. Steffek became Vice President—Finance and Treasurer in April 2001. Mr. Steffek is a certified public accountant and from September 1991 until he joined Reddy Ice in September 2000 as its Director of Financial Reporting and Assistant Treasurer, he served as an auditor with Deloitte & Touche LLP in various capacities, including senior manager.

APPRAISAL RIGHTS

        Under Section 262 of the DGCL, any holder of our common stock who does not wish to accept the $31.25 per share merger consideration may dissent from the merger and elect to exercise appraisal rights. Even if the merger is approved by the holders of the requisite number of shares of our common stock, you are entitled to exercise appraisal rights and obtain payment of the "fair value" for your shares, exclusive of any element of value arising from the expectation or accomplishment of the merger.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Annex C.

        In order to exercise your appraisal rights effectively, you must satisfy each of the following primary requirements:

  •
  you must hold shares in Reddy Ice as of the date you make your demand for appraisal rights and continue to hold shares in Reddy Ice through the effective time of the merger;

  •
  you must deliver to Reddy Ice a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the special meeting;

  •
  you must not have voted in favor of adoption of the merger agreement; and

  •
  you must file a petition in the Delaware Court of Chancery or the Delaware Court demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

        If you fail strictly to comply with any of the above conditions or otherwise fail strictly to comply with the requirements of Section 262 of the DGCL, you will have no appraisal rights with respect to your shares. You will receive no further notices from us regarding your appraisal rights.

        None of voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        The address for purposes of making an appraisal demand is:

  Corporate Secretary
  Reddy Ice Holdings, Inc.
  8750 North Central Expressway, Suite 1800
  Dallas, Texas 75231

        Only a holder of record of shares of our common stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert an appraisal right for the shares of our common stock registered in his or her name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders promptly as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares as to which the demand is made. Where no shares of our common stock are expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of such record holder.

        A demand for the appraisal of shares of our common stock owned of record by two or more joint holders must identify and be signed by all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

        An appraisal demand may be withdrawn by a former stockholder within 60 days after the effective time of the merger, or thereafter only with our approval. Upon withdrawal of an appraisal demand, the former stockholder will be entitled to receive the $31.25 cash payment per share referred to above, without interest.

        If we complete the merger, we will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each of our former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court demanding a determination of the value of the shares of our common stock. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

        If a hearing on the petition is held, the Delaware Court is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their share certificates, pending resolution of the appraisal proceedings.

        After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court will appraise the shares held by such dissenting stockholders at their fair value as of the effective time of the merger. When the value is so determined, the Delaware Court will direct the payment by the surviving corporation of such value, with interest thereon if the Delaware Court so determines, to the dissenting stockholders entitled to receive the same, upon surrender to the surviving corporation by such dissenting stockholders of the certificates representing such shares.

        In determining fair value, the Delaware Court will take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered.

        Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $31.25 merger consideration.

        The Delaware courts may also, on application, (i) assess costs among the parties as the Delaware courts deem equitable and (ii) order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Determinations by the Delaware courts are subject to appellate review by the Delaware Supreme Court.

        No appraisal proceedings in the Delaware courts shall be dismissed as to any dissenting stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware court deems just.

        From and after the effective time of the merger, former holders of our common stock are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

        A stockholder who wishes to exercise appraisal rights should carefully review the foregoing description and the applicable provisions of Section 262 of the DGCL which is set forth in its entirety in Annex C to this proxy statement and is incorporated herein by reference. Any stockholder considering demanding appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

COMMON STOCK OWNERSHIP OF MANAGEMENT, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of September 10, 2007, the record date, by: (i) our Chief Executive Officer and our four most highly compensated executive officers who were serving in that capacity as of December 31, 2006 (or "named executive officers"); (ii) each of our directors; (iii) our current named executive officers and directors as a group; and (iv) each person known by us to beneficially own five percent or more of our common stock outstanding as of September 10, 2007.

        Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person or entity identified in the following table possesses sole voting and investment power with respect to all shares of common stock held by them. The percentage of our common stock beneficially owned is based on 21,865,370 shares outstanding as of September 10, 2007. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231.

Beneficial Owner	Common Stock Shares Beneficially Owned		Percentage of Shares Beneficially Owned*
5% Stockholders
Noonday Asset Management, L.P.	2,166,300	(1)	9.9%
Thornburg Asset Management	1,668,200	(2)	7.6%
Shamrock Activist Value Funds	1,401,542	(3)	6.4%
Wachovia Corporation	1,123,095	(4)	5.1%
Named Executive Officers and Directors
William P. Brick	224,000	(5)	1.0%
Jimmy C. Weaver	228,651	(6)	1.0%
Steven J. Janusek	98,275	(7)	**
Ben D. Key	36,345	(8)	**
Raymond D. Booth	77,073	(8)	**
Theodore J. Host	2,500		**
Michael S. McGrath	5,000	(9)	**
Tracy L. Noll	49,786		**
Robert N. Verdecchio	2,500	(9)	**
Total Named Executive Officers and Directors as a group (9 persons)	724,130	(10)	3.3%

*
The percentage beneficial ownership for all holders has been rounding to the nearest 1/10th of a percentage.

**
Percentage of shares beneficially owned by such person does not exceed one percent.

(1)
This information is based on Schedule 13D/A filed with the SEC on September 11, 2007 by Noonday Asset Management, L.P. According to the Schedule 13D/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen, Saurabh K. Mittal, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, Douglas M. McMahon,, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J.M. Spokes, Thomas F. Steyer and Mark C. Wehrly have shared voting and dispositive power with respect to, and shared beneficial ownership of, 2,166,300 of the shares; Noonday Capital Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 37,100 of the shares; Farallon Capital Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 433,800 of the shares; Farallon Capital Institutional Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 420,800 of the shares; Farallon Capital Institutional Partners II, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 30,900 of the shares; Farallon Capital Institutional Partners III, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 28,100 of the shares; Tinicum Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 14,400 of the shares; Farallon Capital Offshore Investors II, L.P. has shared and dispositive voting power with respect to, and shared beneficial ownership of, 356,518 of the shares; Farallon Capital Management, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 844,682 of the shares and Farallon Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 1,321,618 of the shares.

  According to the Schedule 13D/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen and Saurabh K. Mittal is c/o Noonday Asset Management, L.P., 227 West Trade Street, Suite 2140, Charlotte, North Carolina 28202. According to the Schedule 13D/A, the address of each of the other reporting persons referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(2)
This information is based on Schedule 13G filed with the SEC on February 15, 2007 by Thornburg Asset Management. According to the Schedule 13G, the address of Thornburg Asset Management is 119 Marcy Street, Santa Fe, New Mexico 87501.

(3)
This information is based on Schedule 13D/A filed with the SEC on July 24, 2007 by the Shamrock Activist Value Funds. According to the Schedule 13D/A, the form was jointly filed by (i) Shamrock Activist Value Fund, L.P., a Delaware limited partnership ("SAVF"), (ii) Shamrock Activist Value Fund II, L.P., a Virginia limited partnership ("SAVF II"), (iii) Shamrock Activist Value Fund III, L.P., a Delaware limited partnership ("SAVF III"), (iv) Shamrock Activist Value Fund GP, L.L.C., a Delaware limited liability company and the general partner of SAVF, SAVF II and SAVF III (the "General Partner") and (v) Shamrock Partners Activist Value Fund, L.L.C., a Delaware limited liability company and the managing member of the General Partner ("Shamrock Partners"). According to the Schedule 13D/A, the address of each of the reporting persons is 4444 Lakeside Drive, Burbank, California 91505.

(4)
This information is based on Schedule 13G filed with the SEC on February 6, 2007 by Wachovia Corporation. According to the Schedule 13G, the address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

(5)
Includes 30,000 unvested restricted stock units that were originally scheduled to vest on August 12, 2007. The vesting provisions of the RSUs were amended on July 23, 2007 to provide that the RSUs would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007. Also includes 69,000 shares held indirectly by trusts for Mr. Brick's children.

(6)
Includes 20,000 unvested RSUs that were originally scheduled to vest on August 12, 2007. The vesting provisions of the RSUs were amended on July 23, 2007 to provide that the RSUs would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007.

(7)
Includes 12,000 unvested RSUs that were originally scheduled to vest on August 12, 2007. The vesting provisions of the RSUs were amended on July 23, 2007 to provide that the RSUs would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007.

(8)
Includes 6,000 unvested RSUs that were originally scheduled to vest on August 12, 2007. The vesting provisions of the RSUs were amended on July 23, 2007 to provide that the RSUs would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007.

(9)
Includes 1,500 unvested RSUs that were originally scheduled to vest on August 12, 2007. The vesting provisions of the RSUs were amended on July 23, 2007 to provide that the RSUs would not vest until the earliest of (i) the closing of the merger pursuant to the merger agreement, (ii) the second business day following public announcement of the termination of the merger agreement and (iii) December 31, 2007.

(10)
Includes an aggregate 77,000 unvested RSUs held by the named executive officers and directors and which may vest within 60 days.

STOCKHOLDER PROPOSALS

        A 2008 annual meeting of stockholders will be held only if the merger agreement is not adopted by our stockholders or the merger is not otherwise completed. Rule 14a-8 promulgated under the Exchange Act requires that we include certain stockholder proposals in our proxy statement for an annual stockholders' meeting if the proposal is submitted prior to the deadline calculated under the rule. Stockholder proposals should be received by December 17, 2007 to be considered for inclusion in our proxy statement relating to the next annual stockholders meeting (which will be held only if the merger is not completed). These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

        If a stockholder desires a matter to be considered at an annual meeting and his or her proposal was not submitted for inclusion in our proxy statement by the deadline described above, the matter could still be considered at the meeting if the notice procedures outlined in our bylaws are followed. Information regarding the matter would not, however, be contained in our proxy statement relating to the meeting. Additional requirements with respect to any such proposals are set forth in our bylaws.

        Please address all notices with respect to stockholder proposals to our Corporate Secretary, Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231.

HOUSEHOLDING OF PROXY MATERIAL

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

        A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, and direct a written request to Investor Relations, Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, or contact Investor Relations at (214) 526-6740. You may also send an email to Investor Relations at investorrelations@reddyice.com. If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call or write to Investor Relations and we will provide such additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

SUMMARY FINANCIAL INFORMATION

        The following table sets forth our summary consolidated financial data as of and for each of the fiscal years ended December 31, 2006 and 2005 and for the six month periods ended June 30, 2007 and 2006.

        This data and the comparative per share data set forth below have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as well as our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, including the notes thereto. These documents are incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 77.

	Fiscal Year Ended December 31,		Six Months Ended June 30,
	2006	2005	2007	2006
	(in thousands, except per share data)
Operating Data:
Revenues	$346,038	$319,772	$153,013	$158,384
Cost of sales (excluding depreciation)	212,851	196,223	100,488	98,557
Depreciation expense related to cost of sales	19,517	18,838	10,254	9,661
Gross profit	113,670	104,711	42,271	50,166
Operating expenses	49,978	42,030	21,922	25,187
Depreciation and amortization expense	5,879	5,691	3,111	2,899
Loss on disposition of assets	1,107	1,848	258	115
Impairment of assets	3,718	5,725	—	370
Management agreement termination fees and transaction bonuses and expenses	—	6,171	—	—
Loss on extinguishment of debt	—	28,189	—	—
Interest expense	29,624	34,421	15,581	14,332
Interest income	869	—	(334)	—
Income tax benefit (expense)	(9,572)	7,248	(1,320)	(2,789)

Net income (loss)	$14,661	$(12,116)	$413	$4,474

Cash dividends declared per common share(1)	$1.5800	$0.5904	$0.8200	$0.7825

Balance Sheet Data: (period end)
Total cash and cash equivalents	$39,434	$33,997	$11,995

Working capital(2)	39,323	33,083	9,731

Total assets	610,272	603,764	629,722

Total debt	364,895	352,960	392,619

Total stockholders' equity	167,648	183,183	149,413

(1)
All dividends declared in the year ended December 31, 2005 were paid after August 12, 2005, the closing date of the initial public offering of our common stock.

(2)
Working capital is defined as current assets less current liabilities.

Comparative Per Share Data

        The following table sets forth certain historical data for our basic and diluted earnings per common share and book value per share for each of the periods shown.

	Fiscal Year Ended December 31,		Six Months Ended June 30,
	2006	2005	2007	2006
Net income (loss) per share:
Basic	$0.68	$(0.72)	$0.02	$0.21
Diluted	$0.68	$(0.72)	$0.02	$0.21
Book value per diluted share(1)	$7.72	$10.93	$6.81

(1)
Computed by dividing stockholders' equity at the end of such period by the weighted average number of shares of common stock plus the weighted average dilutive effect of interests in stock options and restricted stock units for the period then ended.

MARKET PRICES AND DIVIDEND INFORMATION

        Our common stock was listed on the New York Stock Exchange under the symbol "FRZ" on August 10, 2005. Prior to that time, there was no public market for our common stock. The following table presents the high and low sales prices for the common stock on the New York Stock Exchange during the periods indicated and the dividends declared during such periods:

	NYSE Market Price
			Cash dividends declared per share
	High	Low
2005
Third quarter (commencing August 10, 2005)	$22.45	$19.00	$0.20788
Fourth quarter	$22.76	$20.25	$0.38250
2006
First quarter	$23.50	$19.50	$0.38250
Second quarter	$24.38	$19.30	$0.40000
Third quarter	$24.75	$20.11	$0.40000
Fourth quarter	$27.45	$22.30	$0.40000
2007
First quarter	$30.18	$24.61	$0.40000
Second quarter	$31.03	$27.75	$0.42000
Third quarter (through September 10, 2007)	$32.31	$26.71	—

(1)
See "Dividend Policy" below for additional information regarding dividends.

        On June 29, 2007, the last full trading day prior to the public announcement of the merger agreement, the closing sale price of our common stock as reported on the New York Stock Exchange was $28.52. On September 10, 2007, the record date, the closing price of our common stock as reported on the New York Stock Exchange was $28.49.

        Stockholders are encouraged to obtain current market quotations for our common stock.

Dividend Policy

        Since the completion of our IPO, our board of directors has declared dividends on our common stock as follows:

Declaration Date	Record Date	Dividend Payable Date	Dividend Per share	Total Dividend
August 11, 2005	September 30, 2005	October 17, 2005	$0.20788	$4.5 million
December 15, 2005	December 30, 2005	January 17, 2006	$0.38250	$8.3 million
March 15, 2006	March 31, 2006	April 17, 2006	$0.38250	$8.3 million
June 15, 2006	June 30, 2006	July 17, 2006	$0.40000	$8.7 million
September 15, 2006	September 29, 2006	October 16, 2006	$0.40000	$8.8 million
December 15, 2006	December 29, 2006	January 16, 2007	$0.40000	$8.8 million
March 15, 2007	March 30, 2007	April 16, 2007	$0.40000	$8.8 million
June 15, 2007	June 29, 2007	July 16, 2007	$0.42000	$9.3 million

        As previously announced, until the consummation of the merger, we intend to continue paying quarterly dividends at an annual rate of $1.68 per share on our common stock outstanding, subject to the Board's decision to declare these dividends and various restrictions on our ability to do so. The Board will evaluate whether to pay a dividend on a quarterly basis and will base its decisions on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors the Board may deem relevant. The merger agreement permits us to pay a regular quarterly dividend for the quarter ending September 30, 2007 and, if the merger has not closed prior to November 1, 2007, a partial quarterly dividend for the period from October 1, 2007 to the closing date of the merger, subject to a maximum of $0.21 per share if the merger closes prior to December 31, 2007; if the merger does not close prior to December 31, 2007, we will be permitted to pay a regular quarterly dividend for the quarter ending December 31, 2007.

        The amounts available to us to pay further cash dividends are restricted by our credit facilities and the indenture governing our outstanding senior discount notes.

FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement, and the documents to which we refer you in this proxy statement, that are not historical fact constitute "forward-looking statements". Forward-looking statements typically are identified by the use of terms such as "may," "should," "might," "believe," "expect," "anticipate," "estimate" and similar words, although some may be expressed differently. Any statements in this proxy statement or those documents about results of operations, expectations, plans and prospects, including statements regarding the completion of the proposed merger constitute forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements, except to the extent required by law. There are a number of risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. For example, we may be unable to obtain stockholder or regulatory approvals required for the merger. The merger may involve unexpected costs. Our business may suffer as a result of uncertainty surrounding the merger. Certain other risks associated with our business are discussed from time to time in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. In addition to the other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  whether or not the conditions to complete the merger are satisfied, including the receipt of the required stockholder or regulatory approvals;

  •
  whether the financing required to complete the merger is obtained on the terms expected by, or other terms reasonably acceptable to, the Buyers and its affiliates;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings instituted against us and others in connection with the proposed merger;

  •
  the failure of the merger to close for any other reason;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  business uncertainty and contractual restrictions during the pendency of the merger;

  •
  competition generally and the increasingly competitive nature of our industry; and

  •
  stock price and interest rate volatility.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2006;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

  •
  our Current Reports on Form 8-K filed on February 22, 2007, March 15, 2007, June 15, 2007, July 2, 2007, July 12, 2007, July 18, 2007, August 16, 2007 and August 30, 2007 (in each case, except to the extent furnished and not filed with the SEC).

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to the Corporate Secretary at Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, and should be made by September 30, 2007 in order to receive them before the special meeting.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated September 12, 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

        If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact the Corporate Secretary at Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231. You may also call our proxy solicitor Morrow & Co., Inc. toll-free at 1-800-662-5200.

Annex A-1

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 2, 2007, by and among FROZEN, LLC, a Delaware limited liability company, HOCKEY PARENT INC., a Delaware corporation (together with FROZEN, LLC, the "Parents"); HOCKEY MERGERSUB,  INC., a Delaware corporation and a wholly-owned subsidiary of the Parents ("Merger Sub"); and REDDY ICE HOLDINGS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    The Board of the Company, acting upon the unanimous recommendation of a special committee consisting solely of non-management independent directors (the "Special Committee") thereof has determined that it is advisable and fair to, and in the best interests of its stockholders, that Merger Sub merge with and into the Company, with the Company surviving (the "Merger").

        B.    The Board of the Company, acting upon the recommendation of the Special Committee, unanimously has approved the acquisition of the Company by the Parents, the execution of this Agreement and the consummation of this Transactions contemplated hereby, and unanimously has adopted and resolved to recommend that the Company's stockholders adopt the plan of merger contained in this Agreement in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and upon the terms and conditions set forth in this Agreement.

        C.    The Boards of the Parents, Merger Sub and the Company have each duly approved this Agreement and the Merger, all in accordance with the DGCL and, in each case, upon the terms and conditions set forth in this Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

  1.    DESCRIPTION OF TRANSACTION

          1.1.    Merger of Merger Sub into the Company.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger and a wholly-owned subsidiary of the Parents (the "Surviving Corporation").

          1.2.    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

          1.3.    Closing; Effective Time.    The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022 at 9:00 a.m., local time, on a date to be designated by the Company (the "Closing Date"), which shall be no later than the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another date, time or place is mutually agreed in writing by the Company and the Parents; provided, however, that notwithstanding the satisfaction or waiver of the conditions set forth in Section 6 and Section 7, the Closing shall not occur until the earliest of (a) a date during the Marketing Period specified by

A-1-1

  the Parents on no less than five Business Days' prior notice to the Company, (b) the final day of the Marketing Period and (c) the Business Day prior to the End Date. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, the parties hereto shall deliver to and file with the Secretary of State of the State of Delaware such certificate of merger in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be mutually agreed in writing by the Company and the Parents and specified in the certificate of merger (the "Effective Time").

          1.4.    Certificate of Incorporation and Bylaws; Directors and Officers.    Unless otherwise determined by the Parents prior to the Effective Time:

            (a)   the Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "REDDY ICE HOLDINGS, INC.";

            (b)   the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time;

            (c)   the directors of the Surviving Corporation immediately after the Effective Time shall be the individuals who are directors of Merger Sub immediately prior to the Effective Time until the earliest of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and

            (d)   the officers of the Surviving Corporation immediately after the Effective Time shall be the individuals who are officers of the Company immediately prior to the Effective Time until the earliest of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          1.5.    Conversion of Securities.    At the Effective Time, except as otherwise may be agreed between the Parents and any Company Common Stockholder(s), by virtue of the Merger and without any further action on the part of the Parents, Merger Sub, the Company or any stockholder of the Company:

            (a)   each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock" and such shares, "Shares") issued and outstanding immediately prior to the Effective Time, whether or not then vested (other than any Shares to be canceled pursuant to Section 1.5(b) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive from the Surviving Corporation $31.25 in cash, without interest (the "Per Share Merger Consideration"). All Shares that have been converted into the right to receive the Per Share Merger Consideration as provided in this Section 1.5 shall be automatically canceled and retired and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Per Share Merger Consideration;

            (b)   each Share held in the treasury of the Company or owned or held by any Company Subsidiary and each Share that is owned by the Parents, Merger Sub or any other wholly owned Subsidiary of the Parents immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

A-1-2

            (c)   each share of common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation, and shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

          1.6.    Company RSUs.

            (a)   At the Effective Time, each Company RSU that is then outstanding under the Company's 2005 Long Term Incentive and Share Award Plan, as amended (the "2005 Plan") shall immediately vest and be converted into a right to receive the Per Share Merger Consideration, subject to any applicable withholding Taxes pursuant to Section 1.9(d).

            (b)   The Company shall take any actions reasonably necessary to effectuate the foregoing provisions of this Section 1.6; it being understood that the intention of the parties is that following the Effective Time no holder of Company RSUs or any participant in any other Plan or other employee benefit arrangement of the Company shall have any right thereunder to acquire any Shares or other capital stock (including any "phantom" stock or stock appreciation right) of the Company, or the Surviving Corporation or any of their Subsidiaries.

          1.7.    Adjustment.    If, between the date of this Agreement and the Effective Time, there is a recapitalization, reclassification, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Company Common Stock (each, an "Adjustment"), the Per Share Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares with the same economic effect as contemplated by this Agreement prior to such Adjustment.

          1.8.    Closing of the Company's Transfer Books.    All Per Share Merger Consideration paid upon the surrender of Shares (or affidavits of loss in lieu thereof) in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and each certificate representing any such Company Common Stock (a "Company Stock Certificate") shall thereafter represent the right to receive the consideration referred to in Section 1.5(a) (or, if applicable, Section 1.9) until surrendered in accordance with Section 1.8; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Payment Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and exchanged for the Per Share Merger Consideration as provided in Section 1.8.

          1.9.    Exchange of Certificates and Company RSUs.

            (a)   Prior to the Effective Time, the Parents shall select a reputable bank or trust company reasonably acceptable to the Company to act as payment agent in the Merger (the "Payment Agent"). On or immediately following the Effective Time, the Parents shall or shall cause the Surviving Corporation to deposit with the Payment Agent cash in the amount of the aggregate amount of the Per Share Merger Consideration payable to all holders of Company Common Stock and Company RSUs hereunder. Such amount shall be invested by the Payment Agent as directed by the Parents; provided that (i) any such investment shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or

A-1-3

    better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, and (ii) no gain or loss on any such investment shall affect the Per Share Merger Consideration payable to holders of Company Common Stock or Company RSUs hereunder and following any losses the Parents shall promptly provide additional funds to the Payment Agent for the benefit of the stockholders of the Company and holders of such Company RSUs in the amount of any such losses. Any interest or income produced by such investments will be payable to the Surviving Corporation or the Parents, as the Parents direct. As soon as reasonably practicable after the Effective Time, but in no event later than three (3) Business Days after the Effective Time, the Payment Agent shall mail (x) to the record holders of Company Common Stock and Company RSUs: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates (or the making of affidavits of loss in lieu thereof) to the Paying Agent and shall be in a form and have such other customary provisions as the Parents and the Company may reasonably agree), and (ii) instructions for use in effecting the surrender of Company Stock Certificates and agreements evidencing Company RSUs ("Company RSU Agreements") in exchange for the Per Share Merger Consideration payable in accordance with Section 1.5(a) or 1.6(a), as applicable. Upon surrender of a Company Stock Certificate or Company RSU Agreement to the Payment Agent for payment, together with a duly executed letter of transmittal, the holder of such Company Stock Certificate or Company RSU Agreement shall be entitled to receive in exchange therefor, the consideration set forth in Section 1.5(a) or 1.6(a), as applicable with respect to the Company Common Stock evidenced by such Company Stock Certificate or the Company RSU evidenced by such Company RSU Agreement, as applicable, and the Company Stock Certificate so surrendered shall forthwith shall automatically be cancelled and the Company RSU Agreement so surrendered shall automatically be terminated. If any Company Stock Certificate or Company RSU Agreement shall have been lost, stolen or destroyed, Payment Agent or the Parents may, as a condition to the payment of the Per Share Merger Consideration with respect thereto, require the owner of such Company Stock Certificate or Company RSU to provide an appropriate affidavit, indemnity, surety bond or other documentation reasonably satisfactory to the Parents.

            (b)   Any portion of the cash amounts that are held by the Payment Agent pursuant to Section 1.9(a) and remain undistributed to holders of Company Stock Certificates or Company RSUs as of the first anniversary of the date on which the Merger becomes effective shall be delivered to the Parents upon demand, and any holders of Company Stock Certificates or Company RSUs who have not theretofore surrendered their Company Stock Certificates or Company RSU Agreements in accordance with this Section 1.9 shall thereafter look only to the Surviving Corporation for satisfaction of their claims for the cash amounts payable in accordance with Section 1.5(a) or 1.6(a), as applicable, without interest.

            (c)   None of the Parents, Merger Sub or the Surviving Corporation shall be liable to any Person with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

            (d)   The Surviving Corporation, the Payment Agent and the Parents will be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Company Common Stock and any Company RSUs any amounts as are required to be deducted and withheld under the Code or any other applicable Law. Any withheld amounts will be treated for all purposes under this Agreement as having been paid to the applicable holder of Company Common Stock or Company RSUs, as applicable.

A-1-4

          1.10.    Appraisal Rights.

            (a)   Notwithstanding any other provision of this Agreement to the contrary, to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock that have not been voted in favor of (or consented to) adoption of this Agreement, and with respect to which a demand for payment and appraisal has been properly made and perfected in accordance with Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or represent the right to receive the Per Share Merger Consideration in accordance with Section 1.5(a), but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL; provided that if a holder of Dissenting Shares (a "Dissenting Stockholder") shall have failed to perfect or withdraws or loses such holder's right to payment and appraisal or becomes ineligible for such payment and appraisal then such holder's Dissenting Shares shall thereupon cease to be Dissenting Shares and shall be deemed to have automatically been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in accordance with Section 1.5(a).

            (b)   The Company shall give the Parents (i) prompt written notice of any written demands for dissenters' rights of any Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to rights to be paid "fair value" for Dissenting Shares, as provided in Section 262 of the DGCL and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for dissenters' rights under the DGCL. The Company shall not, except with the prior written consent of the Parents (which shall not be unreasonably withheld or delayed), make or agree to make any payment with respect to any demands for dissenters' rights or offer to settle or settle or approve any withdrawals of any such demands.

          1.11.    Further Action.    If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm the Surviving Corporation with full right, title, interest in and possession of and to all rights, privileges, powers, franchises, assets and property of Merger Sub and the Company, the Surviving Corporation and its directors and officers (including Board members, as applicable) shall take such action, so long as such action is not inconsistent with this Agreement.

  2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parents and Merger Sub as follows, except (i) as set forth in the Disclosure Schedule (which is arranged in parts corresponding to the numbered sections and subsections contained in the Agreement, provided that the disclosures in any part of the Disclosure Schedule shall qualify other sections in the Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections) or (ii) as disclosed in the Company SEC Documents filed or furnished on or after December 31, 2006 and prior to the date hereof (other than disclosures referred to in sections entitled "Risk Factors" in such Company SEC Documents or any forward-looking statements contained in such Company SEC Documents); provided that, in no event shall any disclosure in any Company SEC Document qualify or limit the representations and warranties of the Company set forth in Sections 2.3, 2.4(a), the last sentence of Section 2.5, Sections 2.13(g), 2.19, 2.20, 2.21, 2.22, 2.23, or 2.24 of this Agreement:

          2.1.    Due Organization; Qualification; Subsidiaries.

            (a)   The Company and each Company Subsidiary is a corporation or other form of entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its

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    organization and has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

            (b)   The Company and each Company Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, under the Laws of all states where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

            (c)   Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity, other than marketable securities.

            (d)   Each Company Subsidiary is, directly or indirectly, a wholly owned subsidiary of the Company, and there are no issued and outstanding options, warrants, calls, subscriptions or other commitments or rights of any nature (including conversion rights, exchange rights, stock appreciation rights, or subscription rights convertible into or exercisable or exchangeable) for capital stock of or other equity interests in any Company Subsidiary. The authorized capital stock of or other equity interests in each Company Subsidiary and the issued and outstanding shares of such capital stock or other equity interest as of the date of this Agreement are reflected in Part 2.1(d) of the Disclosure Schedule. All such outstanding shares (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any Liens and (iii) were not issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws or other equivalent organizational document (collectively, "Organizational Documents") of any Company Subsidiary or any agreement to which the Company or any Company Subsidiary is a party or by which it is bound.

          2.2.    Certificate of Incorporation and Bylaws.    The Company has delivered or otherwise made available to the Parents or their counsel true, correct and complete copies of the Organizational Documents of the Company and of each Company Subsidiary, as amended and currently in force. All records of ownership of the capital stock of or other equity interest in the Company and each Company Subsidiary, and all minute books and similar records of the Company and each Company Subsidiary from and after such entity's date of formation have been furnished for inspection by the Parents and their Representatives. Said records accurately reflect all transactions in the capital stock of or equity interest in the Company Subsidiaries from and after such date, and the current ownership thereof. The minute books and similar records contain true, correct and complete copies of all resolutions adopted by the stockholders and the Boards of the Company and the Company Subsidiaries and any other action formally taken by them from and after such date. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Organizational Documents.

          2.3.    Capitalization, Etc.    The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock") of which 21,809,395 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any Liens and pre-emptive or similar rights, and (iii) were not issued in material violation of any preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the date of this Agreement, there were (i) 1,068,325 shares of Company Common Stock reserved for issuance under the 2005 Plan, of which 545,250 shares of Company Common Stock were subject to outstanding Company RSUs

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  and 523,075 shares of Company Common Stock were reserved for future Company RSU grants and (ii) 57,883 shares of Company Common Stock reserved for issuance under the 2003 Plan, none of which were subject to outstanding options. The Company has delivered to the Parents or their Representatives (or made available in a data room) true and complete copies of the 2005 Plan and each form of agreement evidencing each award thereunder. Except for the rights created pursuant to this Agreement and the Company RSUs, there are no options, warrants, calls, rights, commitments or agreements that are outstanding to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Common Stock or other capital stock of or equity interests in the Company or the Company Subsidiaries or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any option, warrant, call, right, commitment or agreement regarding shares of Company Common Stock or other capital stock of or equity interests in the Company or the Company Subsidiaries. All shares of Company Common Stock issuable upon exercise of the restricted share units described in this Section 2.3 will be, when issued pursuant to the terms of such restricted share units, duly authorized, validly issued, fully paid and nonassessable. There are no other contracts, commitments or agreements relating to the voting, purchase or sale of Company Common Stock between or among the Company and any of its stockholders.    To the Company's knowledge, there are no voting trusts, proxies, shareholder rights plans or other arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of the Company. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's shareholders may vote.

          2.4.    SEC Filings; Reports and Financial Statements.

            (a)   The Company has timely filed all forms, statements, documents and reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since August 4, 2005 (the "Company SEC Documents"). As of their respective filing dates, or, if amended, as the date of the last such amendment, the Company SEC Documents complied when filed in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state or incorporate by reference any material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form or report with the SEC.

            (b)   The Company has been, since August 12, 2005, and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

            (c)   The Company has delivered or otherwise made available to the Parents or their Representatives (i) the Company's audited consolidated balance sheets as of December 31, 2006 and 2005 and the related statements of operations and cash flows for the three years in the period ended December 31, 2006 and (ii) the unaudited consolidated balance sheet as of March 31, 2007 (the "Unaudited Balance Sheet") and the related statements of operations and cash flows of the Company for the three-month period ended March 31, 2007 (all of the foregoing financial statements of the Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis through the periods covered and fairly present in all material respects the financial condition of the

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    Company (on a consolidated basis) at the dates therein indicated and the results of operations of the Company (on a consolidated basis) for the periods therein specified in accordance with GAAP, except (i) as may be indicated in the footnotes to such financial statements and (ii) that the unaudited financial statements do not contain footnotes and are subject to normal year end adjustments.

            (d)   The Company has made available to Purchaser true, correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other hand since January 1, 2006. As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

          2.5.    Absence of Certain Changes.    Between March 31, 2007 (the "Company Balance Sheet Date") and the date of this Agreement, the Company and the Company Subsidiaries have conducted their business in the ordinary and usual course of business and consistent with past practice, and there has not occurred (i) any acquisition, sale or transfer of any material asset of the Company or the Company Subsidiaries other than in the ordinary course of business; (ii) any amendment to the Organizational Documents of the Company or the Company Subsidiaries; (iii) any material increase in, or material modification of, the compensation or benefits payable by the Company or the Company Subsidiaries to any of their respective directors or officers (or Board members, as applicable), except in the ordinary course of business consistent with past practice; (iv) any declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock or other equity interest or any redemption, repurchase or other acquisition of any of the Company's capital stock or other equity interests; (v) any split, combination or reclassification of any of its capital stock or other equity interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interest; (vi) any material change in accounting methods, principles or practices used by the Company affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP; or (vi) any incurrence of indebtedness for borrowed money. Between the Company Balance Sheet Date and the Effective Time, there has not been any event, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          2.6.    Internal Controls and Procedures.    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the statements contained in such certifications were true and accurate as of the date they were made. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's auditors and the audit committee of the Board (i) any material weaknesses known to the Company in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud known to the Company, whether or not material, that involves

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  executive officers or employees who have a significant role in the Company's internal controls over financial reporting. Except as set forth in the Company SEC Documents, and as of the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of its internal control over financial reporting. There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

          2.7.    No Undisclosed Liabilities.    Except (i) as reflected or reserved against the Unaudited Balance Sheet, (ii) for liabilities incurred pursuant to or in connection with the execution, delivery or performance of this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business since the date of the Unaudited Balance Sheet, and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries (or in the notes thereto), other than those which would not have, individually or in the aggregate, a Material Adverse Effect.

          2.8.    Properties.

            (a)   The Company and each Company Subsidiary has good and valid title to all of their material owned assets, including owned real property and all such assets (other than capitalized or operating leases) reflected in the Unaudited Balance Sheet (except for assets sold or otherwise disposed of since the date of the Unaudited Balance Sheet in the ordinary course of business). All of said assets are owned by the Company or the Company Subsidiaries, as applicable, free and clear of all Liens and any and all third party rights and options, except for the following (collectively, "Permitted Encumbrances"): (i) Liens for Taxes not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which adequate reserves or accruals have been established in accordance with GAAP; (ii) mechanic's, materialman's or similar statutory Liens incurred in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate proceedings; (iii) encumbrances that do not materially impair the ownership, occupancy, operation or use of the assets to which they relate; (iv) Liens securing debt and capital leases that are reflected on the Unaudited Balance Sheet; (v) statutory or common law Liens to secure obligations to landlords, lessors or renters under leases or rental agreements; and (vi) licenses to Trademarks.

            (b)   All Leases to which the Company or any of the Company Subsidiaries is a party and all amendments and modifications thereto are legal, valid, binding, and enforceable with respect to the Company and, to the knowledge of the Company, with respect to each other party thereto, and in full force and effect and have not been further modified or amended as of the date of this Agreement, and there exists no material breach or default under any such Lease by the Company or any Company Subsidiary, nor any event which with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary. The Company has made available to the Parents true and complete copies of all material Leases to which the Company or any of its Subsidiaries is a party.

            (c)   Part 2.8(c) of the Disclosure Schedule sets forth a complete list of all material real property owned or leased by the Company or any Company Subsidiary.

          2.9.    Intellectual Property.

            (a)   The registered Trademarks (including applications for registration) owned by or licensed to the Company and currently used (or used at any time within the past twelve

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    months) by the Company and the Company Subsidiaries are as listed in Part 2.9(a) of the Disclosure Schedule. The unregistered Trademarks owned by or licensed to the Company currently used (or used at any time within the past twelve months) by the Company and the Company Subsidiaries and material to the businesses of the Company and the Company Subsidiaries are as listed in Part 2.9(a) of the Disclosure Schedule. The Company and the Company Subsidiaries own or have a valid right to use all such Trademarks used in and material to the operation of their businesses as now being conducted (all such Trademarks owned by the Company and the Company Subsidiaries being the "Owned Trademarks" and all such Trademarks licensed to the Company and the Company Subsidiaries being the "Licensed Trademarks"), free and clear of all Liens. The Owned Trademarks are not subject to any license, royalty or other agreements, and neither the Company nor any Company Subsidiary has granted any license (whether exclusive or non-exclusive) or agreed to pay or receive any royalty in respect to any) Owned Trademarks. Neither the Company nor any Company Subsidiary has licensed others to use the Owned Trademarks or the Licensed Trademarks in any country outside the United States and, to the knowledge of the Company, the Owned Trademarks and Licensed Trademarks are not used by third-parties in connection with any similar business in any country outside the United States.

            (b)   All registered Owned Trademarks and applications therefor are owned by the Company and the Company Subsidiaries as indicated therein and have been duly registered or filed with or issued by the U.S. Patent and Trademark Office or other applicable foreign patent and trademark offices. All Owned Trademarks and applications therefor are subsisting, and to the Company's knowledge, are valid and enforceable.

            (c)   Part 2.9(c) of the Disclosure Schedule sets forth a true, correct and complete list of all owned, registered Intellectual Property and applications therefor material to the regular operations by the Company and the Company Subsidiaries of their businesses. The Company owns or has a valid right to use, free and clear of all liens, all Intellectual Property held for use in connection with and material to the businesses of the Company and the Company Subsidiaries as currently conducted (the "Company Intellectual Property"). All such Intellectual Property rights are subsisting, and to the Company's knowledge, are valid and enforceable.

            (d)   To the Company's knowledge, no Company Intellectual Property is infringing upon or misappropriating or has infringed or misappropriated, any Intellectual Property rights of others. No Person has asserted in writing any claim regarding the use of, or challenging or questioning the Company's or any Company Subsidiary's right or title in, any of the Company Intellectual Property. No Person has given the Company written notice that the Company or any Company Subsidiary is infringing upon or misappropriating any Intellectual Property rights of others.

          2.10.    Material Contracts.

            (a)   Except as set forth in Part 2.10(a) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by any Contract (i) constituting a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) under which expected receipts or expenditures exceeds $750,000 in the current or any future calendar year; (iii) evidencing indebtedness for borrowed or loaned money of $500,000 or more, including guarantees of such indebtedness by the Company or any Company Subsidiary, other than guarantees by the Company of real property leases of certain Company Subsidiaries; (iv) creating or relating to any partnership or joint venture or any sharing of profits or losses by the Company or any Company Subsidiary with any third party; (v) containing covenants binding upon the Company or any of its Affiliates that materially restrict the ability of the Company or any of its Affiliates (or which, following the

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    consummation of the Merger could materially restrict the ability of the Surviving Corporation or its Affiliates) to compete in any business or that restricts the ability of the Company or any of its Affiliates (or which, following the consummation of the Merger, would restrict the ability of the Surviving Corporation or its Affiliates) to compete with any Person or in any geographic area; (vi) relating to the lease or license of any material asset, including material Intellectual Property or Trademarks; (vii) for the acquisition or disposition by the Company or any Company Subsidiary of properties or assets for, in each case, aggregate consideration of more than $5 million, except for acquisitions of supplies and acquisitions and dispositions of inventory in the ordinary course of business; (viii) related to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments in excess of $750,000; (ix) other than an acquisition subject to clause (viii) above, which obligates the Company to make any capital commitment or capital expenditure, other than acquisitions of inventory, in excess of $750,000; (x) related to an Affiliate Transaction; or (xi) constituting a franchise agreement entered into between a franchisee and the Company and one or more Company Subsidiaries (all contracts of the types described in this Section 2.10(a), the "Company Material Contracts"). The Company has made available or provided to the Parents complete and correct copies of each Company Material Contract.

            (b)   Neither the Company nor any Company Subsidiary is in, or has received written notice of, breach of or default under the terms of any Company Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Company Subsidiary which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, and enforceable in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.11.    Compliance with Laws.    The Company and the Company Subsidiaries are, and since January 1, 2005 have been, in compliance with and are not in default under or in violation of, and have not received any written or oral notices of any pending violation with respect to, any and all Laws applicable to the Company or any Company Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any material obligation arising under an administrative or regulatory action, Food and Drug Administration ("FDA") warning letter, FDA notice of violation letter, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority.

          2.12.    Governmental Authorizations; Permits.    The Company and the Company Subsidiaries have obtained each material Permit of a Governmental Authority which is required for the regular operations by the Company and the Company Subsidiaries of their businesses, (including real property and leased properties), and all of such Permits are in full force and effect, and no default has occurred under any such Permit except for failure to obtain such Permits or failure of such Permits to be in full force and effect that would not, individually or in the aggregate, have a

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  Material Adverse Effect. With respect to each such material Permit, neither the Company nor any Company Subsidiary has received written notice that such Permit will not be renewed and the transaction contemplated by this Agreement will not materially adversely affect the validity of such Permit or cause a cancellation of or otherwise materially adversely affect such Permit, subject to compliance by the Parents and the Surviving Corporation with applicable Law (including post-closing notice requirements) after the Closing.

          2.13.    Tax Matters.

          Except as set forth in Part 2.13 of the Disclosure Schedule:

            (a)   Each of the material Tax Returns required to be filed by or on behalf of the Company or any Company Subsidiary on or before the date hereof (i) has been filed on or before the applicable due date (including any extensions of such due date) and (ii) has been prepared in material compliance with all applicable Laws and governmental regulations.

            (b)   The Company and the Company Subsidiaries have timely paid all Taxes shown as due on their Tax Returns (taking Tax Return extensions into account) and have accrued in accordance with GAAP by specific provision on the Unaudited Balance Sheet all material Taxes for or with respect to all periods ending on or before the date of the Unaudited Balance Sheet to the extent such Taxes had not become due on or before such date.

            (c)   No Tax Return of the Company or any Company Subsidiary has been audited by the relevant Government Authority and no such audit is in progress or to the knowledge of the Company or any Company Subsidiary threatened with respect to any material amount of Taxes. Neither the Company nor any Company Subsidiary has given or has been requested to give a waiver or extension of any statute of limitations relating to the assessment or payment of any Tax, which waiver or extension has not since expired. The Company has not received any written, proposed Tax assessment against the Company or any Company Subsidiary and none of the Company or any Company Subsidiary has received written notice of any claim concerning its Tax liability, in each case, which has not yet been resolved.

            (d)   To the knowledge of the Company, neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor.

            (e)   Since January 1, 2004, no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.

            (f)    There are no liens for any Taxes upon any of the assets of the Company or any Company Subsidiary, except liens for Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings.

            (g)   Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) or 263A of the Code (or any corresponding provision of state, local or foreign Law); (ii) any closing statement (as described in Section 7121 of the Code or any corresponding provision of state, local or foreign Law) executed on or before the Closing Date; or (iii) any installment sale or open transaction disposition made on or before the Closing Date.

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            (h)   None of the Company or any Company Subsidiary has (i) promoted an abusive tax shelter within the meaning of Section 6700 of the Code, or (ii) engaged in a "listed transaction" within the meaning of Section 6707A of the Code.

            (i)    Neither the Company nor any Company Subsidiary has distributed the stock of any corporation, or has had its stock distributed by another person, in a transaction within the past three years that was purported or intended to be governed in whole or in part by Section 355 of the Code.

            (j)    No benefit under any Plan, including, without limitation, any severance or parachute payment plan or agreement, will result or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement (either alone or in combination with any other event). Neither the Company nor any Company Subsidiary has incurred any obligation to make any payment that will be a non-deductible "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law). There is no plan or agreement by the Company or Company Subsidiary covering any Person that could give rise to the payments of any amounts that would not be deductible by reason of Section 162(m) of the Code.

          2.14.    Employee Benefit Plans.

            (a)   "Company Plans" means every Plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company or a Company Subsidiary for the benefit of present or former employees and with respect to which the Company or a Company Subsidiary has any material liability. "Plan" includes any arrangement intended to provide: (i) employee welfare benefits within the meaning of Section 3(1) of ERISA, including medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, educational assistance, dependent care assistance or cafeteria plan benefits, (ii) employee pension benefits within the meaning of Section 3(2) of ERISA, including pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax-qualified), and (iii) bonuses, incentive compensation, stock options, stock appreciation rights, phantom stock or stock purchase benefits, change in control benefits, salary continuation benefits, unemployment and supplemental unemployment benefits, termination pay, vacation or holiday benefits, whether or not considered a plan within the meaning of Section 3(3) of ERISA.

            (b)   Part 2.14(b) of the Disclosure Schedule sets forth a list of all Company Plans. The Company has provided or made available to the Parents or their counsel with respect to each and every Company Plan a true and complete copy of all Plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all amendments thereto; and, to the extent applicable, (i) the most recent determination letter, if any, received by the Company or Company Subsidiary from the Internal Revenue Service (the "IRS") regarding the tax-qualified status of such Company Plan; (ii) the most recent financial statements for such Company Plan, if any, for each of the three most recent plan years; (iii) the actuarial valuation report, if any, for each of the three most recent plan years; (iv) the current summary plan description and any summaries of material modifications; (v) Form 5500 Annual Returns/Reports, including all schedules and attachments, including the certified audit opinions, for each of the most recent plan years; (vi) written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415, and 416 of the Code for the most recent plan years, (vii) any other filings with the IRS or Department of Labor (the "DOL") within the last three years preceding the date of this Agreement, and (viii) service agreements with service providers for any Company Plan, if any. To the

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    knowledge of the Company or a Company Subsidiary, nothing has occurred that could have an adverse effect on the qualification of the Company Plans and their related trusts, or the favorable tax treatment intended under the Code.

            (c)   All Company Plans are in compliance in all material respects with their terms and applicable Law, including ERISA and the Code. With respect to the Company Plans (i) all required contributions (including all Company or Company Subsidiary contributions and employee salary reduction contributions) have been accrued and timely made (and, in the case of employee salary reduction contributions under Section 401(k) of the Code "timely made" means timely within the meaning of Department of Labor requirements); (ii) accruals have been made on the books and records of the Company or Company Subsidiary for all future contribution obligations to the extent required by GAAP; (iii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iv) during the six (6) year period prior to the date of this Agreement, to the Company's knowledge, no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred except as disclosed in Part 2.14(c) of the Disclosure Schedule.

            (d)   The Company and the Company Subsidiaries do not maintain, contribute to (and have never maintained or contributed to) or have any liability with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any Company Subsidiary has any actual or potential material liabilities under Title IV of ERISA, including Section 4201 of ERISA, for any complete or partial withdrawal from a multiemployer plan and no Company Plan is maintained in connection with any trust described in Section 501(c) of the Code.

            (e)   The Company and the Company Subsidiaries do not maintain, contribute to (and have never contributed to) or have any liability with respect to a defined benefit pension plan within the meaning of Section 3(35) of ERISA, whether or not subject to Title IV of ERISA.

            (f)    Neither the Company nor any Company Subsidiary maintains any Company Plan that provides for post-retirement health and medical benefits for retired employees of the Company or any Company Subsidiary, except as required by applicable Law. With respect to any Company Plans which are group health plans within the meaning of Section 4980B of the Code and Section 607 of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder, and under Parts 6 and 7 of Title I of ERISA generally.

            (g)   There has been no amendment, interpretation, or announcement (whether or not written) by the Company or any Company Subsidiary relating to any Company Plan which would materially change employee participation or coverage, or materially increase the expense of maintaining such Company Plan above the level of the expense incurred with respect thereto for the fiscal year ended immediately prior to the Closing Date.

            (h)   Except as set forth in Part 2.14(h) of the Disclosure Schedule, the events contemplated by this Agreement will not trigger, accelerate, or otherwise entitle any current or former employees of the Company or Company Subsidiary to severance or other benefits.

            (i)    There are no other corporations, trades or business (other than the Company Subsidiaries) whether or not incorporated which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

            (j)    There are no legal, administrative or other proceedings or Governmental Authority investigations or audits, or written complaints to or by any Governmental Authority, which are pending, anticipated or, to the knowledge of the Company, threatened against any Company

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    Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or any Company Subsidiary, or their directors or officers (or Board members, as applicable), employees or other fiduciaries with respect to any Company Plan other than any proceedings, investigations, audits, or complaints that would not, individually or in the aggregate, have a Material Adverse Effect.

            (k)   The execution and delivery of this Agreement and the consummation of the Merger will not result in (i) any "golden parachute" or severance payments to any employee or Board member of the Company or any Company Subsidiary; (ii) any increase in the benefits payable under any Company Plan; and (iii) any acceleration of the time of payment or vesting of any benefits under any Company Plan, except as described in Part 2.14(k) of the Disclosure Schedule.

          2.15.    Employee Matters.

            (a)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Company Subsidiaries are (i) in material compliance with all Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice; and (ii) not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary and usual course of business and consistent with past practice). To the knowledge of the Company, no Governmental Authority responsible for the enforcement of labor or employment Laws intends to conduct an investigation with respect to the Company or any Company Subsidiary, and no such investigation is in progress.

            (b)   Neither the Company nor any Company Subsidiary is a party to or bound by or has previously had or currently has an obligation to perform (including make payments) under any collective bargaining agreement or any contract or other agreement or understanding with a labor union, labor organization or labor advocacy group. To the Company's knowledge, there are no labor unions or other organizations attempting to represent any employees of the Company or any Company Subsidiary. There are no pending material representation petitions involving either the Company or any Company Subsidiary before the National Labor Relations Board or any state labor board. Neither the Company nor any Company Subsidiary is subject to any unfair labor practice charge or any complaint, dispute, strike, work stoppage or public demonstration that, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining and presently being made or threatened involving employees of the Company or any Company Subsidiary.

          2.16.    Environmental Matters.

          Except as set forth in Part 2.16 of the Disclosure Schedule, to the Company's knowledge,

            (a)   the Company and the Company Subsidiaries, the real property and the leased properties of the Company and the Company Subsidiaries and the operations and activities of the Company and the Company Subsidiaries have materially complied and are in material compliance with all applicable Environmental Laws.

            (b)   neither the Company nor any Company Subsidiary or the properties and operations of any of them, are subject to any pending or threatened in writing notice, complaint, claim, action, suit, citation, summons, order, agreement, penalty assessment, judgment, decree, proceeding, investigation or remedial or corrective action by any Person or before any court or

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    Governmental Authority, in each case alleging any material violation of, or any actual or potential material liabilities under, any Environmental Law that could reasonably be expected to result in a Material Adverse Effect.

            (c)   (i) the Company and the Company Subsidiaries have all material Permits required to be obtained or filed by the Company and the Company Subsidiaries under any applicable Environmental Law in connection with their businesses, facilities and properties (hereinafter "Environmental Permits"); (ii) such Environmental Permits are valid and in full force and effect and have not been threatened in writing with suspension or revocation by any Governmental Authority; (iii) each such Environmental Permit will remain in full force and effect upon consummation of the Closing and (iv) the Company and the Company Subsidiaries have materially complied and are in material compliance with the terms and conditions of all Environmental Permits.

            (d)   Neither the Company nor any Company Subsidiary nor any of their predecessors has Released, treated, stored, disposed of, arranged for the disposal of, exposed any Person to, handled or transported any Hazardous Materials, in a manner that is materially contrary to, or that has given or would reasonably be expected to give rise to any liabilities of the Company or any Company Subsidiary under, any applicable Environmental Laws that could reasonably be expected to result in a Material Adverse Effect.

            (e)   The Company has made available true and complete copies of all environmental reports and audits in its possession or control relating to the current or former operations, properties and facilities of the Company, any Company Subsidiary or any of their predecessors, including with respect to any Hazardous Materials on, at, under or migrating from or onto any real property or leased property of the Company or any Company Subsidiary or any of their predecessors.

            (f)    there are no underground storage tanks which now exist on any real property or any leased property of the Company or any Company Subsidiary.

            (g)   During the Company's (or the Company Subsidiary's) period of ownership with respect to any real property and during the lease term with respect to any leased property: (i) there has not been any closure or cessation of the use of such property as a result of any Release of Hazardous Materials and (ii) neither the Company nor any Company Subsidiary has received written notice that it has been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for response costs or other damages or liability for prior disposal or Release of Hazardous Materials.

            (h)   Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or material notification to or consent of Governmental Authorities or third parties, pursuant to any of the so called "transaction triggered" or "responsible property transfer" Environmental Laws.

          2.17.    Insurance.    There is no material claim pending under the Company's or any Company Subsidiary's material insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. There is no claim pending under the Company's or any Company Subsidiary's material insurance which, individually or in the aggregate, can be reasonably expected to exceed the applicable policy limits. The Company and the Company Subsidiaries are in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

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          2.18.    Litigation.

            (a)   There is no action, lawsuit, proceeding, arbitration, investigation or other legal proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect the ability of the Company to consummate, or materially delay, the Merger or the transactions contemplated hereby. To the extent any such legal proceeding is not covered by insurance or the insurance is not adequate, Part 2.18(a) of the Disclosure Schedule sets forth the amounts the Company has reserved for defense costs and indemnity.

            (b)   There are no judgments, injunctions, writs, decrees or orders against the Company or any Company Subsidiary or, to the knowledge of the Company, against any of their respective directors or officers (or Board members, as applicable) (in their capacities as such) unsatisfied of record or docketed in any court located in the United States of America that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would prevent, enjoin or materially alter or delay the Merger or the transactions contemplated hereby. No petition in bankruptcy has ever been filed by or against the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors. No receiver, conservator, liquidating agent or similar person or entity has been appointed, nor has anyone sought such a receiver, conservator, liquidating agent or similar person or entity to be appointed, for any portion of the assets of the Company or any Company Subsidiary.

          2.19.    Corporate Authority; Binding Nature of Agreement.    The Company has all necessary corporate power and authority to enter into this Agreement and, subject to receipt of the Required Company Stockholder Vote, to consummate the transactions contemplated by this Agreement. The execution, performance and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board (acting unanimously) and by the Special Committee (acting unanimously) in accordance with the DGCL and, except for (x) the Required Company Stockholder Vote, and (y) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement. As of the date hereof, the Special Committee unanimously determined and resolved, and the Board has unanimously determined and resolved (i) that this agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL, are advisable and fair to, and in the best interests of, the Company Common Stockholders, (ii) to propose this Agreement for adoption by the Company Common Stockholders and to declare this Agreement is advisable, (iii) to recommend that the Company Common Stockholders approve this Agreement and the transactions contemplated by this Agreement (clauses (i) through (iii) above are collectively referred to as the "Recommendation"), and (iv) irrevocably resolved to elect, to the extent permitted by Law, for the Company not to be subject to any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover Laws or regulations (collectively, "Takeover Laws") of the DGCL as they may purport to be applicable to this Agreement or the transactions contemplated hereby, all of which determinations and resolutions have not been rescinded, modified or withdrawn in any way as of the date of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (A) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) general equity

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  principles. Each member of the Special Committee is "independent" as defined in Rule 10A-3 under the Exchange Act.

          2.20.    Vote Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date of the Company Meeting, voting together as a single class, is the only vote of holders of securities of the Company which is required by the Certificate of Incorporation or bylaws, by Law or otherwise, to approve this Agreement and the Merger and complete the Merger (the "Required Company Stockholder Vote").

          2.21.    Non-Contravention; Consents.    Except as set forth in Part 2.21 of the Disclosure Schedule, the execution and delivery of this Agreement by the Company, the consummation by the Company and the Company Subsidiaries of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not cause a material default on the part of the Company or any Company Subsidiary under any Lease for real property to which the Company or any Company Subsidiary is party or any other Company Material Contract, and will not conflict with or cause a violation of any of the provisions of the Organizational Documents of the Company or any Company Subsidiary. Except as set forth in Part 2.21 of the Disclosure Schedule, and except for violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not conflict with or cause a violation by the Company or any Company Subsidiary of any Law applicable to it or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation under any Company Material Contract binding upon the Company or any of Company Subsidiary, or to which any of them is a party or any of their respective properties are bound, or result in the creation of any Liens, other than any Permitted Encumbrances. Except as may be required by the DGCL, the HSR Act or any other antitrust Law or governmental antitrust regulation and those Consents which if not obtained would not adversely affect the Company in any material respect, the Company is not required to obtain any Consent from any Governmental Authority at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger.

          2.22.    Broker's or Finder's Fee.    Except for Houlihan Lokey Howard & Zukin Capital, Inc. (the "Advisor") (a copy of the engagement agreement of which has been provided to the Parents), no broker, financial advisor finder, investment banker or other Person is entitled to any brokerage, financial advisor's or finder's fee or any similar charges in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          2.23.    Proxy Statement; Other Information.    None of the information provided by the Company or the Company Subsidiaries to be included in the Proxy Statement will, (i) as of the date of its filing, (ii) as of the date of each amendment or supplement thereto (as so amended or supplemented), (iii) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (iv) at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Company Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act. The letter to Company Common Stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to

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  be filed with the SEC are collectively referred to herein as the "Proxy Statement". Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied by the Parents or Merger Sub or any of their respective Representatives that is contained or incorporated by reference in the Proxy Statement or any related filing.

          2.24.    Opinion of Financial Advisor.    The Special Committee has received an opinion of the Advisor, dated the date of this Agreement, to the effect that, as of such date, the Per Share Merger Consideration to be received by the Company Common Stockholders, respectively, is fair to such holders from a financial point of view. An executed copy of such opinion has been made available to the Parents. The Company has been authorized by the Advisor to permit the inclusion in full of such opinion in the Proxy Statement. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

          2.25.    Affiliate Transactions.    There are no transactions, agreements, arrangements or understandings of the type which would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act which have not been so disclosed prior to the date hereof (such transactions referred to herein as "Affiliate Transactions").

          2.26.    No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article 2 or elsewhere in this Agreement, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, any Company Subsidiaries, or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects.

          2.27.    Anti-Takeover Statutes.    The Company has irrevocably taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL, and such action is effective as of the date hereof. To the knowledge of the Company, no other Takeover Law is applicable to the execution, delivery or performance of this Agreement, the consummation of the Merger, or the other transactions contemplated by this Agreement.

  3.    REPRESENTATIONS AND WARRANTIES OF THE PARENTS AND MERGER SUB

        The Parents and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

          3.1.    Due Organization.    HOCKEY PARENT INC. is a corporation and FROZEN, LLC is a limited liability company, in each case duly organized, validly existing and in good standing under the Laws of the State of Delaware and each has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business in the manner in which its business is currently conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware has all necessary power and authority to own, lease and operate its properties and to conduct its business in the manner in which its business is currently conducted. The Parents have heretofore made available to the Company accurate and complete copies of the organizational documents, as in effect on the date of this Agreement, of the Parents and Merger Sub.

          3.2.    Authority; Binding Nature of Agreement.    The Parents and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement, and the execution, delivery and performance by the Parents and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of the Parents, Merger Sub and their respective Boards. This Agreement has been duly and validly executed and delivered by the Parents and Merger Sub and constitutes a legal, valid and binding obligation of the Parents and Merger Sub, enforceable against them in accordance with its terms,

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  subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) general equity principles.

          3.3.    Litigation.    As of the date of this Agreement:

            (a)   there is no action, lawsuit, proceeding, arbitration, investigation or other legal proceeding pending or, to the knowledge of the Parents, being threatened against the Parents or Merger Sub, that would prevent, enjoin or materially alter or delay the Merger or the transactions contemplated hereby.

            (b)   there are no judgments, injunctions, writs, decrees or orders against the Parents or Merger Sub or, to the knowledge of the Parents, against any of their respective directors or officers (or Board members, as applicable) (in their capacities as such) unsatisfied of record or docketed in any court located in the United States of America that would prevent, enjoin or materially alter or delay the Merger or the transactions contemplated hereby.

          3.4.    Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Merger, Merger Sub has not incurred any obligations or liabilities.

          3.5.    No Parent Vote Required.    No vote or other action of the members or stockholders of either Parent is required by applicable Law, its Organizational Documents or otherwise in order for the Parents and Merger Sub to consummate the Merger and the transactions contemplated hereby.

          3.6.    Adequacy of Funds.    The Parents have delivered to the Company true and complete copies of (i) an executed commitment letter from each of the Guarantors to provide equity financing in an aggregate amount set forth therein (the "Equity Funding Letters") and (ii) an executed written commitment, except for that certain fee letter, dated the date of this Agreement, from the lenders to the Parents (the "Debt Financing Commitment"), pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to the Parents and/or Merger Sub debt financing in the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the "Debt Financing," and together with the equity financing referred to in clause (i), the "Financing"). As of the date of this Agreement, none of the Equity Funding Letters or the Debt Financing Commitment have been materially amended or modified, and the commitments contained in the Equity Funding Letters and the Debt Financing Commitment have not been withdrawn or rescinded, in any respect. The Parents have fully paid any and all commitment fees or other fees in connection with the Debt Financing Commitment that are payable on or before the date of this Agreement in connection therewith or pursuant thereto, and the Debt Financing Commitment is in full force and effect. Except for the payment of customary fees or as otherwise set forth in the copies provided to the Company of the Equity Funding Letters and the commitment letter in connection with the Debt Financing Commitment, there are no conditions precedent or other contingencies related to the funding of the full amount of the financing contemplated by the Equity Funding Letters and the Debt Financing Commitment. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Parents or Merger Sub under any Equity Funding Letter or the Debt Financing Commitment. As of the date of this Agreement, none of the Parents or Merger Sub has any reason to believe that the conditions set forth in the Equity Funding Letters and the Debt Financing Commitment will not be satisfied on or before the Closing Date or such other earlier date as may be set forth in the Equity Funding Letters or the Debt Financing Commitment,

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  respectively. Subject to the terms and conditions of, including compliance by the Company with, this Agreement, the Equity Funding Letters and the Debt Financing Commitment, the aggregate proceeds contemplated by the Equity Funding Letters and the Debt Financing Commitment, together with the cash on hand of Parent and Merger Sub on the Closing Date, will be sufficient to pay the aggregate Per Share Merger Consideration as contemplated by Sections 1.5 and 1.6, to make payments pursuant to Section 5.3 and to make any other repayment or refinancing of debt contemplated in the Equity Funding Letters or the Debt Financing Commitment and to pay all fees and expenses in connection with the transactions contemplated hereby and thereby.

          3.7.    Access.    The Parents and their Representatives have received access to such books and records, facilities, properties, equipment, contracts and other assets of the Company which they and their Representatives, as of the date hereof, have requested to review, and that they and their Representatives have had full opportunity to meet with officers and other Representatives of the Company for the purpose of investigating and obtaining information regarding the Company's business, operations and legal affairs. The Parents have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was done by the Parents and, to the extent the Parents deemed appropriate, by the Parents' Representatives.

          3.8.    Non-Contravention; Consents.    The execution and delivery of this Agreement by the Parents and Merger Sub, the consummation by the Parents and Merger Sub of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with or cause a violation of any of the provisions of the Organizational Documents of the Parents or Merger Sub. Except for violations that would not, individually or in the aggregate, materially affect the Parents' or Merger Sub's regular operations or their ability to consummate the Merger or the transactions contemplated hereby, the execution and delivery of this Agreement by the Parents and Merger Sub, the consummation by the Parents and Merger Sub of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with or cause a violation by the Parents or Merger Sub of any Law applicable to either of them or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation under any material contract, agreement, arrangement or understanding binding upon the Parents or Merger Sub, or to which either of them is a party or any of their respective properties are bound, or result in the creation of any Liens. Except as may be required by the DGCL and the HSR Act, none of the Parents or Merger Sub is required to obtain any Consent from any Governmental Authority at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation by the Parents and Merger Sub of the Merger.

          3.9.    Proxy Statement; Other Information.    None of the information provided by the Parents or Merger Sub to be included in the Proxy Statement will, (i) as of the date of its filing, (ii) as of the date of each amendment or supplement thereto (as so amended or supplemented) (iii) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (iv) at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Company Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, none of the Parents or Merger Sub makes any representation or warranty with respect to the information supplied by the Company or the Company Subsidiaries or any of their respective

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  Representatives that is contained or incorporated by reference in the Proxy Statement or any related filing.

          3.10.    Lack of Ownership of Company Common Stock.    None of the Parents or any of their Subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock or other security convertible into, or exchangeable or exercisable for shares of Company Common Stock. There are no voting trusts or other agreements, arrangements or understandings to which either Parent or any of their Subsidiaries is a party with respect to the voting of the Company Common Stock and there are no agreements, arrangements or understandings to which either Parent or any of their Subsidiaries is a party with respect to the acquisition, divestiture, retention, purchase, sale or tendering of the Company Common Stock.

          3.11.    Guarantee.    Concurrently with the execution of this Agreement, the Parents have delivered to the Company the guarantees of GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd. and GSO Credit Opportunities Fund (HELIOS), L.P. (each a "Guarantor") with respect to certain matters on the terms specified therein (the "Guarantee"). Each Guarantee has been duly and validly executed and delivered by the Guarantor party thereto and constitutes a legal, valid and binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) general equity principles.

          3.12.    No Other Representations and Warranties.    Except for the representations and warranties made by the Parents and Merger Sub in this Article 3 or elsewhere in this Agreement, none of the Parent or Merger Sub makes any representations or warranties, and the Parents and Merger Sub hereby disclaim any other representations or warranties, with respect to the Parents or Merger Sub or the negotiation, execution, delivery or performance of this Agreement by the Parents and Merger Sub.

  4.    CERTAIN COVENANTS OF THE COMPANY

          4.1.    Access.    During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8.1 (the "Pre-Closing Period"), and upon reasonable advance notice to the Company, the Company shall provide the Parents and the Parents' Representatives (including financing sources and their Representatives) with reasonable access during normal business hours to the Company's and each Company Subsidiary's personnel, books and records, facilities, properties, contracts, documents and insurance policies; provided that any such access shall be conducted at the Parents' expense and in such a manner as to maintain the confidentiality of any confidential information of the Company and not to unreasonably interfere with the regular operations of the business of the Company or the Company Subsidiaries. Nothing herein shall require either the Company or any Company Subsidiary to disclose any information to the Parents if such disclosure would, in the Company's reasonable judgment (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its Affiliates is a party); provided that, the Company shall use its commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure of such binding agreement.

          4.2.    Conduct of the Business of the Company and the Company Subsidiaries.    During the Pre-Closing Period, except (i) as set forth in Part 4.2(A) of the Disclosure Schedule, (ii) to the extent necessary to comply with the Company's obligations under this Agreement, (iii) as necessary to ensure that the Company complies with applicable Laws and contractual obligations, or (iv) with the Parents' consent, which shall not be unreasonably withheld or delayed by the Parents: the Company shall and shall cause each Company Subsidiary to (1) carry on its business in the

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  ordinary and usual course and consistent with past practice; (2) use commercially reasonable efforts to preserve substantially intact its present business organization; and (3) use commercially reasonable efforts to preserve its material relationships with suppliers, distributors, licensors, licensees, landlords, employees, franchisees and others with whom the Company has business relations. Notwithstanding the foregoing, during the Pre-Closing Period, except as set forth on Part 4.2(B) of the Disclosure Schedule with respect to the subsections below referenced therein, neither the Company nor any Company Subsidiary shall, without the consent of the Parents:

            (a)   amend its Organizational Documents (except any amendments necessary to effect the transactions contemplated by this Agreement);

            (b)   authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any of its capital stock or equity interests, including any other voting securities, or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to authorize for issuance, issue, grant, sell, pledge, dispose of or encumber any capital stock or equity interest, including any other voting securities or other convertible securities; provided that the Company may issue shares of Company Common Stock in connection with the vesting of Company RSUs outstanding on the date of this Agreement;

            (c)   split, adjust, combine, reclassify, subdivide or effect any similar transaction with respect to, or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or equity interest;

            (d)   except as otherwise expressly provided in Section 1.6, accelerate, amend or change the period of exercisability or vesting of Company RSUs;

            (e)   incur, create, assume or otherwise become liable for, or repay or prepay, amend or refinance any indebtedness for borrowed money or capital lease obligations, or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others, other than the incurrence of indebtedness in the ordinary course of business pursuant to credit, loan or similar agreements or lines of credit existing as of the date hereof and identified in the Company SEC Documents;

            (f)    make or agree to make any capital expenditures, capital additions or capital improvements (other than in accordance with the Company's budget for the 2007 calendar year as previously disclosed in writing by the Company to the Parents);

            (g)   materially reduce the amount of any insurance coverage provided by existing insurance policies;

            (h)   enter into, terminate, modify, amend or otherwise change any of the terms of any Company Material Contract, or waive any material right of the Company or any Company Subsidiary under any Company Material Contract, in each case in a manner that is materially adverse to the Company and the Company Subsidiaries, taken as a whole;

            (i)    increase the compensation payable or to become payable to, or except as required to comply with applicable Law, adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit, award or amount payable under the 2005 Plan or any Plan or other arrangement for the current or future benefit or welfare of, any director, officer or employee (including any Board member, as applicable), adopt, enter into or amend in any material respect, or make any new grants or awards of stock based compensation or other benefits under, any Plan, any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, executive

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    officer or employee, except for increases in the ordinary and usual course of business and consistent with past practice in base salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company or any Company Subsidiary;

            (j)    enter into any employment or severance agreement with or grant or pay any severance or termination pay or benefits to any Board member, officer or employee of the Company, except for payments and benefits made pursuant to agreements existing as of the date of this Agreement or otherwise in the ordinary and usual course of business and consistent with past practice;

            (k)   acquire or agree to acquire by merging with, or by purchasing a substantial portion of the capital stock of, equity interest in, assets of any business or entity (or by any other manner) (other than in accordance with the Company's acquisition pipeline for the 2007 calendar year as previously disclosed in writing by the Company to the Parents);

            (l)    make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, file any amendment to a material Tax Return, settle any audit, examination, claim or assessment in respect of material Taxes, consent to any extension or waiver of the limitation period applicable in respect of any material Taxes, enter into any closing agreement with respect to Taxes or surrender any right to claim a material refund of Taxes;

            (m)  sell, transfer, lease, convey, assign, license or otherwise encumber, or subject to any Lien, or otherwise dispose of any material asset or property used in the operation or conduct of the Company's or any Company Subsidiary's business, except in the ordinary and usual course of business and consistent with past practice;

            (n)   prepay any material liabilities or obligations, other than in the ordinary and usual course of business and consistent with past practice or as contemplated by this Agreement;

            (o)   authorize, declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the Company's capital stock except for the payment of ordinary quarterly dividends in accordance with the Company's dividend policy as in effect on the date of this Agreement (but in no event in an amount in excess of $0.42 per share in cash per quarter) with record dates consistent with the record dates for comparable quarterly periods in 2006; provided that no quarterly dividend will be declared or paid with respect to any quarter following September 30, 2007; provided, further, that if the Closing does not occur prior to November 1, 2007, the Company may, at any time prior to the Closing, declare and pay a dividend for the period from October 1, 2007 to the anticipated Closing Date in a per share amount not to exceed the product of $0.42 per share multiplied by a fraction, the numerator of which is the number of days from and including October 1, 2007 to the anticipated Closing Date and the denominator of which is ninety two (92);

            (p)   waive, release or cancel any material claims against any third parties, other than in the ordinary and usual course of business and consistent with past practice;

            (q)   make any loans, advances or capital contributions to, or any investments in, any other Person;

            (r)   fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

            (s)   revalue any of its assets or make any change in accounting methods, principles or practices, except as required by changes in GAAP or by Regulation S-X under the Exchange Act;

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            (t)    fail to (i) timely prepare and file (or cause to be timely prepared and filed) all material Tax Returns of or with respect to the Company and the Company Subsidiaries required by applicable Law to be filed on or before the Closing Date (taking into account any extensions permitted by applicable Law) and (ii) pay or cause to be paid all Taxes shown on such material Tax Returns;

            (u)   subject to Section 4.3, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the transactions contemplated by this Agreement);

            (v)   take any actions that could give rise to the ability of any employee of the Company to terminate his or her employment for "Good Reason," as such term is defined and used in the agreement governing any such employee's employment with the Company or Company Subsidiary; or

            (w)  agree or commit to take any of the actions described in subsections (a) through (v) of this Section 4.2.

          Nothing contained in this Agreement (including, without limitation, this Section 4.2) is intended to give the Parents, directly or indirectly, the right to control or direct the Company's or any Company Subsidiary's operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the Parents' or any of their Subsidiaries' operations. Prior to the Effective Time, each of the Parents, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

          4.3.    No Solicitation.

            (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until the Solicitation Period End-Date, the Company and its Representatives shall have the right (acting under the direction of the Board of the Company or, if then in existence, the Special Committee) to directly or indirectly: (i) initiate, solicit and encourage Takeover Proposals, including by way of providing access to non-public information, but only pursuant to one or more Acceptable Confidentiality Agreements; provided that the Company shall promptly provide to the Parents any non-public information concerning the Company or the Company Subsidiaries that is provided or made available to any Person given such access which was not previously provided to the Parents; and (ii) enter into and maintain discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations regarding a Takeover Proposal.

            (b)   Subject to Section 4.3(c) below, from the Solicitation Period End-Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 8, the Company shall not, and shall cause the Company Subsidiaries and Representatives not to, directly or indirectly: (i) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Takeover Proposal or engage in any discussions or negotiations with respect thereto (other than to state only that they are not permitted to have discussions), or otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations or (ii) approve or recommend, or publicly propose to approve or recommend, a Takeover Proposal, or effect a Change of Recommendation, or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement

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    relating to a Takeover Proposal, or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or resolve, propose or agree to do any of the foregoing. At the Solicitation Period End-Date, subject to Section 4.3(c) below, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted theretofore by the Company, the Company Subsidiaries or any of their respective Representatives with respect to any actual or potential Takeover Proposal and cause to be returned or destroyed all confidential information provided or made available to such Person on behalf of the Company or any of the Company Subsidiaries.

            (c)   Notwithstanding anything to the contrary contained in Section 4.3(a) or 4.3(b), if at any time following the date of this Agreement and prior to obtaining the Required Company Stockholder Vote, (i) the Company has received a written Takeover Proposal from a third party that the Board of the Company (acting through the Special Committee, if then in existence) believes in good faith to be bona fide, (ii) the Company has not breached this Section 4.3, (iii) the Board of the Company (acting through the Special Committee, if then in existence) determines in good faith, after consultation with its financial advisors and outside counsel, that such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal and (iv) after consultation with its outside counsel, the Board of the Company (acting through the Special Committee, if then in existence) determines in good faith that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Takeover Proposal and (B) participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal; provided that the Company (x) will not, and will not allow the Company Subsidiaries or its or their Representatives to, disclose any non-public information to such Person without first entering into an Acceptable Confidentiality Agreement with such Person and (y) will promptly provide to the Parents any non-public information concerning the Company or the Company Subsidiaries provided or made available to such other Person which was not previously provided to the Parents.

            (d)   Within 24 hours after the Solicitation Period End-Date (and between the date of this Agreement and the Solicitation Period End-Date upon written request from the Parents), the Company shall notify the Parents of the identity of any Person(s) who made a Takeover Proposal on or prior to the Solicitation Period End-Date, if any, shall provide the Parents a description of the material terms and conditions of each Takeover Proposal received from any such Person(s), and the Company shall keep the Parents reasonably informed (orally and in writing) on a prompt basis of the status of any such Takeover Proposal (including the material terms and conditions thereof and of any modification thereto). From and after the Solicitation Period End-Date, the Company shall promptly (and in any event within 48 hours) notify the Parents in the event that the Company, the Company Subsidiaries or Representatives receives (i) any Takeover Proposal or written proposals or offers with respect to a Takeover Proposal, (ii) any request for information relating to the Company or any of the Company Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall notify the Parents promptly (and in any event within 48 hours) of the identity of any such Person(s) and provide a copy of such Takeover Proposal, inquiry or request (or, where no such copy is available, a written description of the material terms of such Takeover Proposal, inquiry or request), including any material modifications thereto or to any proposal made by any such Person(s). The Company shall keep the Parents reasonably informed (orally and in writing) on a prompt basis of the status of any Takeover

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    Proposal, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any material developments (including through discussions and negotiations), including furnishing copies of any written inquiries, correspondence and draft documentation. Without limiting the foregoing, from and after the Solicitation Period End-Date the Company shall promptly (and in any event within 48 hours) notify the Parents orally and in writing if it determines to begin providing or making available information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to Section 4.3(c). The Company shall not, and shall cause the Company Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement except with respect to an Acceptable Confidentiality Agreement as permitted or required pursuant to this Section 4.3, and neither the Company nor any of the Company Subsidiaries shall be party to any agreement that prohibits the Company from providing or making available to the Parents or Merger Sub any information provided or made available to any other Person pursuant to an Acceptable Confidentiality Agreement. Except to facilitate the making of a Superior Proposal (pursuant to a tender offer or otherwise), the Company shall not, and shall cause each of the Company Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any of the Company Subsidiaries is a party, and the Company shall, and shall cause the Company Subsidiaries to, enforce the provisions of any such agreement.

            (e)   Notwithstanding anything in Section 4.3(b)(ii) to the contrary, the Board of the Company (acting through the Special Committee, if then in existence) may at any time prior to obtaining the Required Company Stockholder Vote, if it determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, (x) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Parents or Merger Sub, the Recommendation, approve, recommend or endorse, or propose publicly to approve, recommend or endorse, any Takeover Proposal, or make other statements that are reasonably calculated or expected to have the same effect (a "Change of Recommendation") and/or (y) if the Company receives a bona fide written Takeover Proposal which the Board of the Company (acting through the Special Committee, if then in existence) concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after complying with, and giving effect to all of the proposed adjustments to the terms of this Agreement offered by the Parents pursuant to Section 8.1(h) below, if any, terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company (i) pays the applicable Termination Fee, pursuant to Section 8.3(a), (ii) simultaneously with such termination enters into an acquisition agreement, merger agreement or similar definitive agreement (the "Alternative Acquisition Agreement") and terminates this Agreement, and otherwise complies with, the provisions of Section 8.1(h) and (iii) otherwise complies with Section 8.3; and provided further that the Board of the Company (acting through the Special Committee, if then in existence) may not effect a Change of Recommendation pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (x) unless the Company shall not have breached this Section 4.3 or the provisions of Section 8.1(h).

            (f)    The Company agrees that, without limiting any of the foregoing, any violations of the restrictions set forth in this Section 4.3 or Section 8.1(h) by any of its Representatives that either (i) result in a Takeover Proposal or (ii) adversely affect the interests of the Parents under this Section 4.3 or Section 8.1(h) (other than in an immaterial manner) shall be deemed

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    to be a material breach of this Agreement (including this Section 4.3 and Section 8.1(h)) by the Company.

            (g)   Nothing contained in this Section 4.3 shall prohibit the Board of the Company from disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; provided that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a Change of Recommendation unless, within two (2) Business Days of a written request by the Parents to do so, the Company's Board expressly publicly reaffirms the Recommendation. Upon the prior request of the Parents, the Company's Board shall also expressly publicly reaffirm its Recommendation at least five days prior to the Company Meeting.

            (h)   The Company shall not take any action to exempt any Person (other than the Parents, Merger Sub and their respective Affiliates) from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provisions of any other Law) or otherwise cause such restrictions not to apply, unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 8.1(h).

  5.    ADDITIONAL COVENANTS OF THE PARTIES

          5.1.    Filings; Other Actions.

            (a)   Without in any way limiting the remaining provisions of this Section 5.1, the Company, the Parents and Merger Sub shall each use all commercially reasonable efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, any other federal securities Laws, and under any applicable state securities or "blue sky" Laws in connection with the Merger and the other transactions contemplated by this Agreement. In connection with the Merger and the Company Meeting, the Company shall prepare and file with the SEC, as promptly as practicable following the date of this Agreement (and in any event within fifteen (15) days following the date of this Agreement unless otherwise consented to by the Parents (such consent not to be unreasonably withheld)), the Proxy Statement in preliminary form relating to the Merger and the other transactions contemplated by this Agreement, and the Company and the Parents shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC and to cause the Proxy Statement to be mailed to the Company Common Stockholders at the earliest reasonably practicable date; provided that prior to the filing of the Proxy Statement, the Company shall consult with the Parents with respect to such filing and shall afford the Parents or their Representatives reasonable opportunity to comment thereon, and shall consider reasonably in good faith including in such document comments reasonably proposed by the Parents. The Parents and Merger Sub shall provide the Company, as promptly as practicable, with any information for inclusion in the Proxy Statement which may be required under applicable Law. The Company shall promptly notify the Parents of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply the Parents with copies of all correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. Each of the Company, the Parents and Merger Sub shall use commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement and any other required filings as promptly as practicable after receipt thereof. Each of the Company, the Parents and Merger Sub agree to correct any information provided by it for use in the Proxy Statement which shall have become materially false or misleading. If at any time prior to the Company Meeting any event should occur which is required by

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    applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will, with the cooperation of the Parents, upon learning of such event, promptly prepare and file such amendment or supplement with the SEC to the extent required by applicable Law and shall mail such amendment or supplement to the Company's stockholders to the extent required by applicable Law; provided that prior to such filing, the Company shall consult with the Parents with respect to such amendment or supplement and shall afford the Parents or their Representatives reasonable opportunity to comment thereon, and shall consider reasonably in good faith including in such amendment or supplement comments reasonably proposed by the Parents.

            (b)   During the Pre-Closing Period, the Company and the Parents shall reasonably cooperate with each other in order to lift any injunctions that could materially and adversely affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

            (c)   The Company shall (i) take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Required Company Stockholder Vote (the "Company Meeting") (including mailing the Proxy Statement as soon as reasonably practicable after the SEC has cleared the Proxy Statement and holding the Company Meeting as promptly as reasonably practicable, but in any event such meeting shall be held no later than 35 days after such clearance is received unless otherwise consented to by the Parents, and any adjournment, postponement or similar action of such meeting shall be for a period of not more than 14 days unless otherwise consented to by the Parents; provided that the Company shall, upon the reasonable request of the Parents, postpone the Company Meeting for up to 14 days in order to solicit from the Company Common Stockholders additional proxies in favor of the approval of this Agreement and the transactions contemplated by this Agreement), and (ii) include in the Proxy Statement the recommendation of the Board of the Company, based on the unanimous recommendation of the Special Committee, that the stockholders of the Company vote in favor of the adoption of this Agreement and the written opinions of the Advisor, dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stockholders and (iii) subject to Section 4.3, use commercially reasonable efforts to solicit from the Company Common Stockholders proxies in favor of the approval of this Agreement and the transactions contemplated by this Agreement.

            (d)   Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 8.1, the Company will take all of the actions contemplated by Section 5.1(a) and Section 5.1(c)(i) regardless of whether the Board of the Company (acting through the Special Committee, if then in existence) has approved, endorsed or recommended a Superior Proposal or has withdrawn, modified or amended the Recommendation, and will submit this Agreement for adoption by the Company Common Stockholders at the Company Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Meeting if this Agreement is terminated in accordance with Section 8.1.

          5.2.    Regulatory Filings; Commercially Reasonable Efforts.    As soon as reasonably practicable, and in any event within fifteen (15) days, following the execution of this Agreement, the Company, the Parents and Merger Sub each shall file with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act and shall make any other filings as may be required by any other Antitrust Law, and, in each case,

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  will use commercially reasonable efforts to obtain an early termination of any applicable waiting period thereunder. The Company, on the one hand, and the Parents and Merger Sub, on the other hand, each shall promptly (i) supply the other party with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ or any other Governmental Authority in connection with such filings and which the parties may reasonably deem appropriate. Each of the Company, on the one hand, and the Parents and Merger Sub, on the other hand, will notify the other party promptly upon the receipt of (i) any comments from any officials of the FTC, the DOJ or any other Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of the FTC, the DOJ or any other Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws, including the requirements of the HSR Act. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 5.2, the Company, on the one hand, or the Parents or Merger Sub, on the other hand, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement. The Parents shall pay all filing and similar fees and related expenses payable in connection with the filings and related efforts required pursuant to this Section 5.2 relating to the HSR Act or any other Antitrust Law. Each of the Company, on the one hand, and the Parents and Merger Sub, on the other hand, shall give the other party prompt notice of the commencement or known threat of commencement of any proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, keep the other party informed as to the status of any such proceeding or threat and use commercially reasonable efforts to contest, resist or resolve such proceeding and, in connection with any such proceeding, each of the Company, on the one hand, and the Parents and Merger Sub, on the other hand, will permit authorized representatives of the other party to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such proceeding. Upon the terms and conditions set forth herein, and subject to Sections 4.3 and 8.1, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to make effective promptly as practicable, but in no event later than the End Date, the Merger and other transactions contemplated hereby in accordance with the terms hereof, including obtaining HSR clearance and all necessary actions or nonactions, waivers, consents, approvals or authorizations from Governmental Authorities. Except as would reasonably be expected to have a material adverse effect on the Parents and their Subsidiaries, taken as a whole, the Parents shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Parents or, effective as of the Effective Time, the Surviving Corporation, or their respective Subsidiaries, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Parents, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any order issued pursuant to any Antitrust Law, which would have the effect of preventing or delaying the Effective Time beyond the End Date.

          5.3.    Employee Benefits.

            (a)   The Parents agree that from and after the Effective Time, the Parents, the Surviving Corporation or their respective subsidiaries shall assume and honor all Company and Company Subsidiary severance and change of control plans listed in Part 2.14(b) of the Disclosure Schedule in accordance with their terms as in effect immediately before the

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    Effective Time. The Parents agree that, during the period ending on the first anniversary following the Closing Date, the employees of the Company or any Company Subsidiary as of the Effective Time (the "Company Employees") will be provided with, at a minimum (i) base salary and bonus opportunities which are no less than the base salary and bonus opportunities provided by the Company and the Company Subsidiaries immediately prior to the Effective Time, and (ii) retirement and welfare benefits and perquisites (excluding equity and equity based benefits) that are no less favorable in the aggregate than those provided by the Company and the Company Subsidiaries immediately prior to the Effective Time. Nothing herein shall be construed to prohibit, restrict or limit the Parents, the Company or any Company Subsidiary from discharging Company Employees in accordance with applicable Law in the exercise of their good faith business judgment in the operation of the business, including discharging employees in connection with business restructurings and reorganizations, store closings, individual or group performance, and the like.

            (b)   For eligibility and vesting purposes under the employee benefit plans of the Parents providing benefits to any Company Employee after the Effective Time in lieu of any Company Plan in which such Company Employee participated immediately before the Effective Time (the "New Plans"), each Company Employee shall be (to the extent available at commercially reasonable cost) credited with his or her years of service with the Company or any Company Subsidiary before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service for purposes of vesting and eligibility (but not benefit accrual) under any similar Company Plans. In addition, and without limiting the generality of the foregoing: (i) each Company Employee who is entitled to participate in the Old Plans (defined below) shall be immediately eligible to participate, without any waiting time, in any and all New Plans; (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee (but only if and to the extent such benefits were provided under the Old Plans to such Company Employee), the Parents shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and the Parents shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Notwithstanding the foregoing, except as provided in Section 5.3(a), the Parents, Company and the Company Subsidiaries shall have no obligation to provide any employee benefit plan or any particular employee benefit to any Company Employee and (iii) such participants shall participate in the New Plans on terms no less favorable than those offered by the Parents to their similarly situated employees, directors, and officers. Notwithstanding the forgoing, the Parents or any of their subsidiaries may continue one or more of the Old Plans, in which case the Parents and their subsidiaries shall have satisfied their obligations hereunder with respect to the benefits so provided.

            (c)   Each Company Employee shall be given credit for, and allowed to take as vacation days, under the vacation policy of the Parents, the number of vacation days accrued but not used by such Company Employee during employment with Company or any Company Subsidiary as of the Closing Date.

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            (d)   On and after the Effective Time, the Parents or any subsidiary shall provide applicable notices and continuing health coverage required by Code section 4980B and ERISA sections 601-608 and the regulations thereunder ("COBRA") for employees and former employees (and their dependents) of the Company or any Company Subsidiaries.

            (e)   Notwithstanding the foregoing, except as provided in this Section 5.3, the Parents, Company and the Company Subsidiaries shall have no obligation to provide any employee benefit plan or any particular employee benefit to any Company Employee. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement, (ii) shall alter or limit the Parents' or the Company's ability to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time, (iii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or (iv) is intended to confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement.

            (f)    The Parents hereby acknowledge that the transactions contemplated by this Agreement shall constitute a "change of control" under the Company Plans, if any, and the terms of employment-related agreements, as applicable, in each case, as specifically set forth in Part 5.3(f) of the Disclosure Schedule.

            (g)   Notwithstanding anything in this Section 5.3, neither the Parents nor their Affiliates nor Company nor any Company Subsidiary shall be obliged to continue any Company Plan that is in the nature of a stock option plan, or to establish a New Plan that is in the nature of a stock option plan, or to provide for any Company Employee any benefit in the nature of an employee stock option plan or in any other manner giving any Company Employee any right whatsoever to capital stock of or equity interest in the Company or any Company Subsidiary or of the Parents or any Affiliate of the Parents.

          5.4.    Indemnification of Directors and Officers; Insurance.

            (a)   From and after the Effective Time, the Surviving Corporation shall, and shall cause the Company Subsidiaries to, fulfill and honor in all respects the obligations of the Company and the Company Subsidiaries pursuant to any indemnification provisions under the Organizational Documents of the Company or any Company Subsidiary as in effect on the date of this Agreement (the Persons entitled to be indemnified pursuant to such provisions, and all other current and former directors and officers (including Board members, as applicable) of the Company and the Company Subsidiaries, being referred to collectively as the "D&O Indemnified Parties") with regards to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such Person's service as a director or officer of the Company or any Company Subsidiaries or services performed by such Persons at the request of the Company or the Company Subsidiaries, including the transactions contemplated by this Agreement, in each case at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. The Parents shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all indemnification agreements entered into by the Company or any Company Subsidiary with any current or former Board member, officer or agent that are in effect prior to the execution of this Agreement.

            (b)   Without limiting the provisions of Section 5.4(a), during the period ending on the sixth (6th) anniversary of the Effective Time, the Parents shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each D&O Indemnified Party to the fullest

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    extent provided in the Organizational Documents of the Company as in effect on the date of this Agreement, any indemnification agreement set forth on Part 5.4(b) of the Disclosure Schedules or under applicable laws, in each case, as in effect on the date of this Agreement, against and from any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (i) any action or omission or alleged action or omission in such D&O Indemnified Party's capacity as a Board member, officer or employee of the Company or of any Company Subsidiary prior to the Effective Time or (ii) any agreement or document contemplated hereby or delivered in connection herewith or any of the transactions contemplated by this Agreement; provided that if, at any time prior to one month following the sixth (6th) anniversary of the Effective Time, any D&O Indemnified Party delivers to the Parents and to the Surviving Corporation a written notice asserting a claim for indemnification under this Section 5.4(b) arising on or prior to the sixth (6th) anniversary of the Effective Time, then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation, (i) the D&O Indemnified Parties may retain counsel (which counsel shall be retained collectively, in the absence of a conflict of interest) with respect to the defense thereof for any period after the Effective Time; provided that such counsel shall be reasonably satisfactory to the Surviving Corporation, and (ii) after the Effective Time, the Parents shall, and shall cause the Surviving Corporation to, pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event that any D&O Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Corporation (and shall provide an appropriate undertaking in connection therewith)); provided that neither the Parents nor the Surviving Corporation shall be liable for any settlement effected without its express written consent, which consent shall not be unreasonably withheld.

            (c)   The Parents shall, and shall cause the Surviving Corporation to, pay all expenses, including reasonable attorneys' fees, that may be reasonably incurred by the D&O Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.4.

            (d)   The Parents shall or shall cause the Surviving Corporation to purchase at the Effective Time a six (6) year tail insurance policy providing the current level and scope of directors' and officers' liability insurance coverage for all matters which is no less favorable to that provided under the Company's and the Company Subsidiaries' directors' and officers' liability insurance policy in effect as of the date of this Agreement (a copy of which will be delivered to the Parents); provided that, such tail policy (i) shall not have aggregate premiums in excess of the amount set forth in Part 5.4(d) of the Disclosure Schedule, and (ii) shall be effective for a period from the Effective Date through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or on the Effective Date; provided further, that, if equivalent coverage cannot be obtained or can be obtained only by paying aggregate premiums in excess of the amount set forth in Part 5.4(d) of the Disclosure Schedule, the Parents shall only be required to obtain (and the Surviving Corporation shall only be required to maintain) as much coverage as can be obtained by paying aggregate premiums equal to the amount set forth in Part 5.4(d) of the Disclosure Schedule.

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            (e)   The provisions of this Section 5.4 shall not, however, apply to, and there shall be no indemnification by the Company of any Company Subsidiary for claims against the Payment Agent in its capacity as such.

            (f)    This Section 5.4 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the D&O Indemnified Parties and his or her heirs and representatives, and shall be binding on all successors and assigns of the Parents and the Surviving Corporation. The provisions of this Section 5.4 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any D&O Indemnified Party or his or her heirs or representatives may have by contract or otherwise.

          5.5.    Notifications of Certain Matters.

            (a)   The Company shall give prompt notice to the Parents of the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes (i) any representation or warranty of the Company or the Company Subsidiary contained in this Agreement or any exhibit or schedule hereto to be untrue or inaccurate in any material respect or (ii) the Company or the Company Subsidiary to be unable to comply with or satisfy by the Closing any material covenant, obligation, condition or agreement to be complied with or satisfied by it under this Agreement any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant, obligation or agreement or to satisfy any condition or otherwise affect the remedies available to the Parents and Merger Sub hereunder. The Company shall use commercially reasonable efforts to give prompt notice to the Parents of any event or state of facts before the Closing that has or is reasonably likely to have a Material Adverse Effect. Any such notification by the Company shall not be deemed to amend the schedules hereto for purposes of determining whether the conditions set forth in Article 6 hereof have been satisfied and shall not be deemed to cure any breach of any representation or warranty or to limit the rights and remedies of the parties under this Agreement for any breach by the other parties of such representations and warranties.

            (b)   The Parents shall give prompt notice to the Company of (i) the occurrence, or failure to occur, of any event before the Closing which occurrence or failure causes the Parents to be unable to comply with or satisfy by the Closing any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

          5.6.    Disclosure.    The initial press release relating to this Agreement shall be a joint press release the text of which shall be agreed to by each of the Parents and the Company. Thereafter, each of the Parents and the Company shall consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system; provided that, in the case of any such requirement, to the extent possible, the party required to issue such release or make such statement shall confer with the other party concerning the timing and content of any announcement before it is release to the public. The Parents and the Company acknowledge that they have previously executed the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms. All information contained (i) herein, (ii) in the Disclosure Schedule, or (iii) delivered to the Parents or any of their authorized representatives

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  pursuant hereto shall be deemed to be "Confidential Information" under the Confidentiality Agreement (as defined and subject to the exceptions contained in the Confidentiality Agreement) until the Closing Date. Notwithstanding the foregoing, each of the Company, the Parents and Merger Sub may make any disclosures which are consistent with prior releases or announcements made in accordance with this Section 5.6.

          5.7.    Takeover Statutes.    If any "fair price," "moratorium," "control share acquisition," "interested stockholder," "business combination," "stockholder protection," "interested shareholder" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States of America (including, without limitation, Section 203 of the DGCL) shall become applicable to the Merger and the transactions contemplated hereby, the Board and the Company, subject to Section 4.3, shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of such takeover provision on the Merger and the transactions contemplated hereby.

          5.8.    Further Action; Commercially Reasonable Efforts.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Merger and the transactions contemplated by this Agreement, including, without limitation, (a) using commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of and to fulfill the conditions to the Merger and the transactions contemplated hereby and (b) using commercially reasonable efforts to cooperate with the Parents or Merger Sub in connection with the Debt Financing pursuant to Section 5.9.

          5.9.    Cooperation in Debt Financing.    Prior to the Closing, the Company shall provide to the Parents and Merger Sub, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to cause the respective Representatives of the Company and its Subsidiaries to, provide to the Parents and Merger Sub all cooperation reasonably requested by the Parents that is necessary in connection with the Debt Financing, including using commercially reasonable efforts to:

              (i)  participate in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies on reasonable advance notice by the Parents;

             (ii)  assist with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses, business projections and similar documents required in connection with the Debt Financing, including execution and delivery of customary representation letters in connection therewith, provided that any private placement memoranda or prospectus in relation to high yield debt securities need not be issued by the Company;

           (iii)  as promptly as practicable, furnish the Parents and Merger Sub and their Debt Financing sources with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the Parents in order to consummate the Debt Financing, including all Company information, financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and other accounting rules and regulations of the SEC, and of type and form customarily included in private placements under Rule 144A of the Securities Act (including, to the extent applicable to such financial statements, the reports of the Company's auditors thereon, which reports

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    shall be unqualified, and related management's discussion and analysis of financial condition and results of operations) (the "Required Financial Information");

            (iv)  issue customary representation letters to auditors and obtain accountants' comfort letters and consents to the use of accountants' audit reports relating to the Company, legal opinions, appraisals, surveys, engineering reports, title insurance and other documentation and items relating to the Debt Financing as reasonably requested by the Parents (including a legal opinion at the Closing from the Company's current outside legal counsel with respect to such matters concerning the Company and the Company Subsidiaries as are customary for such transactions and in a form reasonably acceptable to the Parents) and, if requested by the Parents or Merger Sub, to cooperate with and assist the Parents or Merger Sub in obtaining such documentation and items;

             (v)  provide monthly financial statements (excluding footnotes) in the form and within the time period following the end of the month in which the Company customarily prepares such financial statements;

            (vi)  execute and deliver, as of and subject to the occurrence of the Effective Time, any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by the Parents (including a certificate of the Chief Financial Officer of the Company or Company Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral (including cooperation in connection with the payoff of existing indebtedness and the release of related liens);

           (vii)  permit the prospective lenders involved in the Debt Financing to evaluate the Company's and the Company Subsidiaries' assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements;

          (viii)  obtain waivers, consents, estoppels and approvals from other parties to material leases, encumbrances and contracts to which the Company or any Company Subsidiary is party and to arrange discussions among the Parents, Merger Sub and their financing sources with other parties to material leases, encumbrances and contracts;

            (ix)  to the extent the satisfaction of conditions set forth in the Debt Financing Commitment requires actions by or cooperation of the Company or any Company Subsidiaries, no later than the date of the Company Meeting, satisfying the conditions set forth in the Debt Financing Commitment which can be satisfied as of a date prior to the closing date with respect to the Debt Financing; and

             (x)  take all actions necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof, together with the cash of the Company and the Company Subsidiaries, to be made available to the Company on the Closing Date to consummate the Merger;

  provided, however, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or the Company Subsidiaries. The Company will periodically update the Required Financial Information to be included in an offering document to be used in connection with such Debt Financing in order to ensure that such Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained there in, in light of the circumstances in which they were made, not misleading. The Company hereby consents to the use of its and the Company Subsidiaries' logos in connection with

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  the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any Company Subsidiary or the reputation or goodwill of the Company or any of Company Subsidiary. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any Company Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability or obligation to the lenders or prospective lenders in connection with the Financing (or any replacements thereof) unless otherwise indemnified by the Parents or Merger Sub in connection therewith prior to the Effective Time.

          5.10.    Shareholder Litigation.    Subject to a customary joint defense agreement, the Company shall give the Parents the opportunity to participate in, but not control, the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement; provided, however, nothing herein shall require either party to take any action that its outside counsel reasonably concludes would jeopardize the work product privilege or the attorney-client privilege. The Company shall not enter into any settlement of such litigation without the Parents' prior written consent (such consent not to be unreasonably withheld or delayed).

          5.11.    Treatment of Notes.

            (a)   As soon as reasonably practicable after the receipt of any written request from the Parents, the Company shall commence an offer to purchase, and related consent solicitation with respect to, all of the outstanding aggregate principal amount of the 10 1/2% Senior Discount Notes due 2012 of the Company (the "Notes") on the terms and conditions specified by the Parents (the "Debt Offer"). Notwithstanding the foregoing, the closing of the Debt Offer shall be conditioned on the completion of the Merger and otherwise shall be in compliance with all applicable Laws and SEC rules and regulations. The Company and the Parents shall, and shall cause their respective Subsidiaries to, and shall use their commercially reasonable efforts to cause their respective Representatives to, provide cooperation and assistance reasonably requested by the other in connection with the Debt Offer. If requested by the Parents in writing, in lieu of the Company commencing the Debt Offer for such Notes (or in addition thereto), the Company shall, to the extent permitted by the indenture and supplemental indentures governing the Notes (collectively, the "Indenture") take actions reasonably requested by the Parents that are reasonably necessary for the satisfaction and/or discharge and/or defeasance of the Notes pursuant to the applicable provisions of the Indenture, and shall satisfy and/or discharge and/or defease, as applicable, the Notes in accordance with the terms of the Indenture at the Effective Time, provided that to the extent that any action described above can be conditioned on the occurrence of the Effective Time, it will be so conditioned, and provided, further, that prior to the Company being required to take any of the actions described above that cannot be conditioned on the occurrence of the Effective Time, prior to the Closing, Merger Sub shall irrevocably deposit, or shall cause to be irrevocably deposited with the trustee under the Indenture sufficient funds to effect such satisfaction or discharge or defeasance.

            (b)   The Company covenants and agrees that, promptly following the consent solicitation expiration date in connection with the Debt Offer, assuming the requisite consents are received, the Company shall (and shall use its commercially reasonable efforts to cause the trustee to) execute a supplemental indenture to the Indenture, which supplemental indenture shall implement the amendments described in the offer to purchase, related letter of transmittal, and other related documents (collectively, the "Offer Documents") and shall become operative only concurrently with the Effective Time, subject to the terms and conditions of the Offer Documents and this Agreement (including the conditions to the Debt Offer). Concurrently with the Effective Time, the Parents shall cause the Surviving

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    Corporation to accept for payment and thereafter promptly pay for the Notes that have been properly tendered and not properly withdrawn pursuant to the Debt Offer and in accordance with the Debt Offer using funds provided by or at the direction of the Parents.

            (c)   The Parents shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the Offer Documents. The Parents and the Company shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements) and all mailings to the holders of the Notes in connection with the Debt Offer shall be subject to the prior review of, and comment by, the Company and the Parents and shall be reasonably acceptable to each of them prior to their mailing, distribution or execution, as applicable. If at any time prior to the completion of the Debt Offer any information should be discovered by the Company and its Subsidiaries, on the one hand, or the Parents, on the other hand, which information should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by the Parents describing such information shall be disseminated by or on behalf of the Company to the holders of the Notes (which supplement or amendment and dissemination may, at the reasonable direction of the Parents, take the form of a filing of a Current Report on Form 8-K). Notwithstanding anything to the contrary in this Section 5.11(c), the Company shall and shall cause the Company Subsidiaries to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such laws are applicable in connection with the Debt Offer and such compliance will not be deemed a breach hereof.

          5.12.    Termination of Certain Indebtedness.

            (a)   The Company shall use commercially reasonable efforts to deliver to the Parents at least two Business Days prior to the Closing Date payoff letters from third-party lenders and trustees, in form and substance reasonably satisfactory to the Parents, with respect to the indebtedness of the Company and its Subsidiaries identified on Section 5.12(a) of the Disclosure Schedule and any other indebtedness specified by the Parents to the Company no later than 10 days prior to the Closing.

            (b)   On the Closing Date, subject to the Parents making available necessary funds to do so, the Company shall and shall cause the Company Subsidiaries to permanently (i) terminate the credit facilities requested by the Parents to be so terminated, if and to the extent such facilities are either identified on Section 5.12(b) of the Disclosure Schedule or specified by the Parents to the Company no later than five days prior to Closing, and all related Contracts to which the Company or any Company Subsidiary is a party, and (ii) to the extent the related facility is terminated pursuant to this Section 5.12, release any Liens on its assets relating to those facilities.

          5.13.    Stock Exchange Listing; De-Registration.    Prior to the Closing Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws, including the rules and regulations of the NYSE, (a) to ensure that the Company Common Stock remains listed on the NYSE at all times prior to the Effective Date and that the Company remains in compliance in all material respects with the rules and regulations of the NYSE, and (b) to enable the delisting by the Surviving Corporation of the Company Common Stock from the NYSE

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  and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Date.

          5.14.    Subsequent Filings.    Until the Closing Date, the Company will use commercially reasonable efforts to timely file or furnish with or to the SEC each form, report and other document required to be filed or furnished (as applicable) by the Company under the Exchange Act. As of their respective dates, no form, report or other document filed by the Company with the SEC after the date hereof pursuant to the requirements of the Exchange Act shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in such forms, reports and other documents shall be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and shall fairly present, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended.

  6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARENTS AND MERGER SUB

        The obligations of the Parents and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parents), at or prior to the Closing, of each of the following conditions:

          6.1.    Accuracy of Representations and Warranties.    The representations and warranties of the Company set forth in Section 2.3 (Capitalization), the last sentence of Section 2.5 (Absence of Certain Changes), Section 2.19 (Corporate Authority; Binding Nature of Agreement) and Section 2.22 (Brokers) shall be true and correct in all respects (except, in the case of Section 2.3, for inaccuracies that are de minimis in the aggregate), in each case, both as of the date of this Agreement and as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). The representations and warranties of the Company contained in this Agreement (other than those listed in the preceding sentence) shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Effective Time as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of the earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect as of the Closing Date.

          6.2.    Performance of Covenants.    The Company shall have performed and complied with, in all material respects, all of its agreements and covenants contained in this Agreement at or before the Closing (to the extent that such agreements and covenants require performance by the Company at or before the Closing).

          6.3.    Certificate of Officer.    The Company shall have delivered to the Parents and Merger Sub a certificate, dated the Effective Time, and signed by the President or Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

          6.4.    Stockholder Approval.    The Required Company Stockholder Vote shall have been obtained in accordance with the DGCL and the rules and regulations of the NYSE.

          6.5.    HSR Clearance.    The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

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          6.6.    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Parents shall have been issued by any court of competent jurisdiction and remain in effect, and no Law shall have been enacted since the date of this Agreement that makes consummation of the Merger by the Parents illegal.

          6.7.    Resignations.    The Parents shall have received the written resignations of all directors of the Company and of the Company Subsidiaries effective as of the Effective Time.

  7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

          7.1.    Accuracy of Representations.    The representations and warranties of the Parents and Merger Sub set forth in Article 3 shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth herein) as of the date of this Agreement and as of the Effective Time as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of the earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the Merger.

          7.2.    Performance of Covenants.    The Parents and Merger Sub shall have performed and complied with, in all material respects, all of their agreements and covenants contained in this Agreement at or before the Closing (to the extent that such agreements and covenants require performance by the Parents or Merger Sub at or before the Closing).

          7.3.    Certificate of Officer.    The Parents and Merger Sub each shall have delivered to the Company a certificate, dated the Effective Time, and signed by the Chief Executive Officer or Chief Financial Officer of each of the Parents and Merger Sub, certifying, respectively, that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

          7.4.    Stockholder Approval.    The Required Company Stockholder Vote shall have been obtained in accordance with the DGCL and the rules and regulations of the NYSE.

          7.5.    HSR Clearance.    The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          7.6.    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and no Law shall have been enacted since the date of this Agreement that makes consummation of the Merger by the Company illegal.

  8.    TERMINATION

          8.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote), with any termination by the Parents also being an effective termination by Merger Sub:

            (a)   by mutual written consent of the Parents and the Company;

            (b)   by either the Parents or the Company if the Merger shall not have been consummated by the End Date; provided that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the

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    End Date is the result of the failure on the part of such party to comply with or perform in all material respects any covenant, agreement or obligation under this Agreement required to be complied with or performed by such party at or prior to the Effective Time;

            (c)   by either the Parents or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and non-appealable; provided that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if such party did not comply with its obligations under Section 5.1(b), Section 5.2, Section 5.8 and/or Section 5.10;

            (d)   by either the Parents or the Company if the Required Company Stockholder Vote contemplated by this Agreement shall not have been obtained at the Company Meeting;

            (e)   by the Parents if (i) any of the representations or warranties of the Company herein are untrue or inaccurate such that the condition set forth in Section 6.1 would not be satisfied or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 6.2 would not be satisfied, and, in either case, such untruth, inaccuracy or breach (if curable) has not been cured on or before the earlier of the End Date and the 30th day after notice to the Company;

            (f)    by the Company if (i) any of the representations or warranties of the Parents or Merger Sub herein are untrue or inaccurate such that the condition set forth in Section 7.1 would not be satisfied or (ii) there has been a breach on the part of the Parents or Merger Sub of any of its covenants or agreements herein such that the condition set forth in Section 7.2 would not be satisfied, and, in either case, such untruth, inaccuracy or breach (if curable) has not been cured on or before the earlier of the End Date and the 30th day after notice to the Parents;

            (g)   by the Parents, if (i) the Special Committee or the Board of the Company shall have withdrawn or modified in a manner adverse to the Parents its approval of this Agreement or the Merger; (ii) the Special Committee or the Board of the Company shall have recommended or approved a Superior Proposal; (iii) a Change of Recommendation shall otherwise have occurred; or (iv) the Company shall have breached any of its obligations under Section 4.3;

            (h)   by the Company at any time prior to receipt of the Required Stockholder Approval, by action of the Special Committee or the Board of the Company, if the Company has provided written notice to the Parents that the Company intends to enter into an Alternative Acquisition Agreement (which agreement shall be entered into immediately after the termination of this Agreement); provided that (i) the Company shall have complied with Section 4.3, (ii) the Company shall have attached the most current version of such Superior Proposal (or a summary containing all the material terms and conditions of such Superior Proposal, including the identity of the Person making such Superior Proposal) to such notice, (iii) the Special Committee or the Board of the Company determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties to the Company Common Stockholders under applicable Law, (iv) with respect to any such notice sent after the Solicitation Period End-Date, prior to terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, during the five calendar day period following the delivery of such notice (the "Notice Period") (A) the Company shall have offered to negotiate with (and, if accepted, negotiate in good faith with (and shall use commercially reasonable efforts to cause its Representatives to negotiate with)) the Parents to make such adjustments to the terms and

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    conditions of this Agreement and the terms of the Merger so that the Takeover Proposal ceases to constitute a Superior Proposal, and (B) the Company Board shall have determined in good faith, after the end of the Notice Period, after considering the results of such negotiations and the revised proposals made by the Parents, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; and (v) the Company pays the termination fee contemplated in Section 8.3 concurrently with entering into such Alternative Acquisition Agreement. Notwithstanding the foregoing, with respect to any such notice sent after the Solicitation Period End-Date, in the event of any material revisions to the Superior Proposal after the start of the Notice Period, the Company shall be required to deliver a new written notice to the Parents and to comply with the requirements of this Section 8.1(h) with respect to such new written notice, and the Notice Period shall be deemed to have re-commenced on the date of such new notice; or

            (i)    by the Company if the Parents have failed to consummate the Merger by 5:00 p.m. on the third Business Day after the final day of the Marketing Period and all of the conditions set forth in Section 6 would have been satisfied if the Closing were to have occurred on such date.

          The party desiring to terminate this Agreement pursuant to any of clauses (b) through (i) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

          8.2.    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect, and there shall be no liability under this Agreement on the part of any party hereto, except:

            (a)   as set forth in Section 8.3;

            (b)   that this Section 8.2, Section 8.3 and Article 9 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and

            (c)   that, subject to Section 8.5 and Section 9.7, the termination of this Agreement shall not relieve any party from any liability for fraud or for any prior or willful breach of any of its representations, warranties, covenants or agreements contained in this Agreement prior to such termination.

          8.3.    Termination Fees.

            (a)   In the event of a termination of this Agreement under Section 8.1(g) or Section 8.1(h), then the Company shall pay a non-refundable fee to FROZEN, LLC or as directed by FROZEN, LLC equal to $21,000,000 (such amount, the "Termination Fee") (provided, that if such termination is by the Company pursuant to Section 8.1(h) prior to the Solicitation Period End-Date in order to enter into a definitive agreement with respect to a Superior Proposal prior to the Solicitation Period End-Date, then, in such case, such payment shall instead be in the amount equal to the sum of (x) $7,000,000 plus (y) the amount of any filing fees relating to the HSR Act paid by the Parents pursuant to Section 5.2 prior to the date of such termination), as promptly as reasonably practicable (and, in any event, within two Business Days following such termination, or in the case of termination pursuant to Section 8.1(h), contemporaneously with such termination), payable by wire transfer of immediately available funds to an account designated by FROZEN, LLC.

            (b)   In the event that this Agreement is terminated by the Parents or the Company pursuant to Section 8.1(d), then the Company shall reimburse the Parents for all Expenses incurred by or on behalf of the Parents or their Affiliates or their prospective financing

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    sources as of the time of such reimbursement up to a maximum of $7,000,000, as promptly as reasonably practicable following delivery of supporting documentation thereof (and, in any event, within two Business Days following receipt of such documentation), payable by wire transfer of immediately available funds to an account designated by the Parents; provided that, the payment by the Company of such Expenses pursuant to this Section 8.3(b) shall not relieve the Company of any obligation to pay the Termination Fee pursuant to Section 8.3(c).

            (c)   In the event that (A) following the occurrence of an event described in following clause this Agreement is terminated by the Parents or the Company pursuant to Section 8.1(b) or Section 8.1(d) or by the Parents pursuant to Section 8.1(e) and (B) within twelve (12) months of any such termination, the Company consummates any Takeover Proposal, or enters into a definitive agreement in respect of any Takeover Proposal, then the Company shall pay to the Parents, or as directed by the Parents, on the date of entry into the agreement in respect of the Takeover Proposal, or, if earlier, consummation of such Takeover Proposal, as applicable, an amount equal to the Termination Fee minus the amount of any Expenses previously paid by the Company pursuant to Section 8.3(b). Payment of such amount shall be made, as directed by the Parents, by wire transfer of immediately available funds.

            (d)   If the Company terminates this Agreement pursuant to Section 8.1(i), then Merger Sub shall pay the Termination Fee (such payment to the Company pursuant to this Section 8.3(d) being hereinafter referred to as the "Reverse Termination Fee") to the Company or as directed by the Company as promptly as reasonably practicable (and, in any event, within two Business Days following such termination).

          8.4.    Fees and Expenses.

            (a)   Except as otherwise set forth in this Section 8.4(a), all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. As used in this Agreement, "Expenses" shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, brokers, financing sources, experts and consultants to a party hereto and its affiliates), transfer taxes and the like incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement. The Company shall pay all Expenses in connection with the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of Company Common Stockholder approvals and the Parents shall pay the filing fees and all other Expenses incurred in connection with the filings under the HSR Act and any other Antitrust Laws.

            (b)   Each of the Company, the Parents and Merger Sub acknowledges that the agreements contained in Section 8.3, this Section 8.4 and Section 8.5 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee to the Parents when due, the Company shall reimburse the Parents for all reasonable costs and expenses actually incurred or accrued by the Parents (including reasonable fees and expenses of counsel) in connection with the collection under and the enforcement of this Section 8.4.

          8.5.    No Recovery.

            (a)   Notwithstanding anything to the contrary in this Agreement, the sole and exclusive remedy of the Company and its Subsidiaries against the Parents, Merger Sub or the Guarantors for any loss or damage arising out of or related to this Agreement or the transactions contemplated hereby, including any loss or damage suffered as a result of the breach of any representation, warranty, covenant or agreement contained in this Agreement

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    by the Parents or Merger Sub and the failure of the Merger to be consummated for any reason shall be the following, as applicable: (i) the Company may terminate this Agreement to the extent set forth in Section 8.1 and (ii) (A) to the extent this Agreement has been properly terminated in accordance with Section 8.1(i), the Company shall be entitled to be paid an aggregate amount equal to the Reverse Termination Fee to the extent required pursuant to Section 8.3(d), and upon payment of the Reverse Termination Fee in accordance with Section 8.3(d), none of Parents, Merger Sub or the Guarantors shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or (B) to the extent this Agreement has been terminated other than pursuant to Section 8.1(i), the Company shall be entitled to recover amounts owing, if any, for indemnification pursuant to the last sentence of Section 5.9 up to an aggregate amount for all Persons not to exceed the amount of the Reverse Termination Fee. For the avoidance of doubt, none of the Parents, Merger Sub or the Guarantors shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement except as set forth in clauses (A) or (B) above.

            (b)   The Company agrees that, notwithstanding anything herein to the contrary, (i) in no event shall the Company seek to recover any damages (monetary or otherwise) other than to recover amounts owing, if any, for indemnification pursuant to the last sentence of Section 5.9 up to an aggregate amount from all Persons not to exceed the amount of the Reverse Termination Fee and, to the extent the Reverse Termination Fee is payable pursuant to Section 8.3(d), the payment of the Reverse Termination Fee, but in each case only to the extent and as provided in Section 8.5(a), (ii) the maximum liability of the Guarantors, directly or indirectly, shall be limited to the express obligations of the Guarantors under the Guarantees; and (iii) in no event shall any "Related Person" (as defined in the Guarantees) have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

9.    MISCELLANEOUS PROVISIONS

          9.1.    Amendment; Waiver.

            (a)   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (acting through the Special Committee, if then in existence), the Parents and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the Company Common Stockholders, the effectiveness of such amendment or waiver shall also be subject to the approval of the Company Common Stockholders.

            (b)   Notwithstanding the foregoing, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          9.2.    Entire Agreement; Counterparts.    This Agreement and the exhibits and schedules hereto (including the Disclosure Schedule) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreement shall

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  not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts (including by facsimile or other electronic copy), each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, e-mail or other electronic transmission) to the other parties.

          9.3.    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (ii) each of the parties irrevocably waives the right to trial by jury.

          9.4.    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided that neither this Agreement nor any of the rights hereunder may be assigned by the Company or the Parents without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Merger Sub shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement. Except as provided in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that following the Closing all Persons that held Company Common Stock immediately prior to the Closing shall be deemed to be third-party beneficiaries solely of the provisions of Article 1.

          9.5.    Disclosure Schedule.    The Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company contained in this Agreement. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in this Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

          9.6.    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, or (ii) two Business Days after being sent by Federal Express or other internationally recognized express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to the Parents or Merger Sub to:

      280 Park Avenue, 11th Floor
      New York, NY 10017
      Fax: (212) 503-6960
      Tel: (212) 503-2171
      Attn: Timothy J. White

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    with a copy (which shall not constitute notice) to:

      Kirkland & Ellis LLP
      200 East Randolph Drive
      Chicago, Illinois 60601
      Attention: Kirk A. Radke
      Jeffrey Seifman, P.C.
      Tel: (312) 861-2000
      Facsimile: (312) 861-2200

    if to the Company:

      Reddy Ice Holdings, Inc.
      8750 North Central Expressway, Suite 1800
      Dallas, Texas 75231
      Attention: Jimmy C. Weaver
      Tel: (214) 526-6740
      Facsimile: (214) 528-1532

    with copies (which shall not constitute notice) to:

      DLA Piper US LLP
      1251 Avenue of the Americas
      New York, NY 10020
      Attention: Roger Meltzer, Esq.
      Tel: (212) 335-4500
      Facsimile: (212) 335-4501

          9.7.    Severability; Specific Performance.

            (a)   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

            (b)   The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8, the Parents and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Parents or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to such breach shall be the remedies set out in Section 8.5.

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          9.8.    Remedies Cumulative.    Subject to Section 9.7(b), all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

          9.9.    Rule 16b-3.    Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the Company may take such actions as may be necessary to cause dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999).

          9.10.    Knowledge.    No party to this Agreement will be deemed to have breached any representation or warranty that is made to such party's "knowledge" unless any of the individuals listed in Part 9.10 of the Disclosure Schedule has actual knowledge, as of the date of this Agreement or as of the Closing Date, as the case may be, that such representation or warranty is inaccurate. No knowledge shall be imputed to any individual and no individual shall be expected or required to undertake an investigation or inquiry of any nature for the purpose of verifying the accuracy of any representation, warranty or other statement set forth in this Agreement.

          9.11.    Construction.

            (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c)   As used in this Agreement, (i) the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation" and (ii) the words "hereby," "herein," "hereunder" and "hereto" shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement.

            (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Articles," "Exhibits" and "Schedules" are intended to refer to Sections or Articles of this Agreement and Exhibits or Schedules to this Agreement.

            (e)   Headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

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        In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

FROZEN, LLC
By:	/s/ Timothy White
	Name:	Timothy White
	Title:	President
HOCKEY PARENT INC.
By:	/s/ Timothy White
	Name:	Timothy White
	Title:	President
HOCKEY MERGERSUB, INC.
By:	/s/ Timothy White
	Name:	Timothy White
	Title:	President
REDDY ICE HOLDINGS, INC.
By:	/s/ Jimmy C. Weaver
	Name:	Jimmy C. Weaver
	Title:	President & CEO

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EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of this Agreement (including this Exhibit A):

        2003 Plan.    "2003 Plan" means the Reddy Ice Holdings, Inc. 2003 Stock Option Plan, as amended.

        2005 Plan.    "2005 Plan" shall have the meaning specified in Section 1.6.

        Acceptable Confidentiality Agreement.    "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains (i) confidentiality provisions that are in the aggregate no less favorable to the Company than those contained in the Confidentiality Agreement and (ii) standstill provisions that are identical to those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain provisions limiting the ability of the party thereto to have discussions or share information with, or enter into agreements, understandings or arrangements with potential sources of debt or equity financing or co-bidders.

        Adjustment.    "Adjustment" shall have the meaning specified in Section 1.7.

        Advisor.    "Advisor" shall have the meaning specified in Section 2.22.

        Affiliate Transaction.    "Affiliate Transaction" shall have the meaning specified in Section 2.27.

        Affiliates.    "Affiliates" shall mean, with respect to any Person, (i) any family member of such Person, (ii) any other Person, directly or indirectly, controlling, controlled by or under common control with such Person or with any family member of such Person.

        Agreement.    "Agreement" shall have the meaning specified in the preamble of this Agreement.

        Alternative Acquisition Agreement.    "Alternative Acquisition Agreement" shall have the meaning specified in Section 4.3(e).

        Antitrust Laws.    "Antitrust Laws" shall mean all Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        Board.    "Board" shall mean the board of directors, board of managers, manager, general partner or other such managing body or Person with regard to the Person to which such term applies.

        Business Day.    "Business Day" means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized by law to close in the City of New York.

        Closing.    "Closing" shall have the meaning specified in Section 1.3.

        Closing Date.    "Closing Date" shall have the meaning specified in Section 1.3.

        Change of Recommendation.    "Change of Recommendation" shall have the meaning specified in Section 4.3(e).

        COBRA.    "COBRA" shall have the meaning specified in Section 5.3(d).

        Code.    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

        Company.    "Company" shall have the meaning specified in the preamble of this Agreement.

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        Company Balance Sheet Date.    "Company Balance Sheet Date" shall have the meaning specified in Section 2.5.

        Company Common Stock.    "Company Common Stock" shall have the meaning specified in Section 1.5(a).

        Company Common Stockholders.    "Company Common Stockholders" shall mean the record holders of the Company Common Stock immediately prior to the Effective Time.

        Company Employees.    "Company Employees" shall have the meaning specified in Section 5.3(a).

        Company Financial Statements.    "Company Financial Statements" shall have the meaning specified in Section 2.4(c).

        Company Intellectual Property.    "Company Intellectual Property" shall have the meaning specified in Section 2.9(c).

        Company Material Contract.    "Company Material Contract" shall have the meaning specified in Section 2.10(a).

        Company Meeting.    "Company Meeting" shall have the meaning specified in Section 5.1(c).

        Company Plans.    "Company Plans" shall have the meaning specified in Section 2.14(a).

        Company Preferred Stock.    "Company Preferred Stock" shall have the meaning specified in Section 2.3.

        Company RSU Agreements.    "Company RSU Agreements" shall have the meaning specified in Section 1.9(a).

        Company RSUs.    "Company RSUs" shall mean restricted share units granted to employees and directors of the Company under the 2005 Plan which are convertible upon vesting into shares of Company Common Stock.

        Company SEC Documents.    "Company SEC Documents" shall have the meaning specified in Section 2.4(a).

        Company Stock Certificate.    "Company Stock Certificate" shall have the meaning specified in Section 1.8.

        Company Subsidiaries.    "Company Subsidiaries" shall mean the entities set forth on Schedule 1 attached hereto.

        Confidentiality Agreement.    "Confidentiality Agreement" shall mean that certain mutual and disclosure agreement, dated as of May 3, 2007, between the Company and GSO Capital Partners LP.

        Consent.    "Consent" shall mean any consent, approval or waiver.

        Contract.    "Contract" shall mean any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, franchise or license agreement.

        D&O Indemnified Parties.    "D&O Indemnified Parties" shall have the meaning specified in Section 5.4(a).

        Debt Financing.    "Debt Financing" shall have the meaning specified in Section 3.6.

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        Debt Financing Commitment.    "Debt Financing Commitment" shall have the meaning specified in Section 3.6.

        Debt Offer.    "Debt Offer" shall have the meaning specified in Section 5.11(a).

        DGCL.    "DGCL" shall have the meaning specified in Recital B of this Agreement.

        Disclosure Schedule.    "Disclosure Schedule" shall mean the Disclosure Schedule to this Agreement delivered by the Company as of the date of this Agreement.

        Dissenting Shares.    "Dissenting Shares" shall have the meaning specified in Section 1.10(a).

        Dissenting Stockholder.    "Dissenting Stockholder" shall have the meaning specified in Section 1.10(a).

        DOL.    "DOL" shall have the meaning specified in Section 2.14(b).

        DOJ.    "DOJ" shall have the meaning specified in Section 5.2.

        Effective Time.    "Effective Time" shall have the meaning specified in Section 1.3.

        End Date.    "End Date" shall mean December 15, 2007, provided that the Company shall have the right, in its sole discretion, to extend the End Date by up to 60 days if any of the conditions set forth in Sections 6 or 7 shall not have been satisfied or waived as of December 1, 2007, provided, further, that if the Marketing Period has commenced on or before any such End Date, but not ended on or before any such End Date, such End Date shall automatically be extended to occur three Business Days after the final day of the Marketing Period.

        Environment.    "Environment" shall mean any land (including soil and surface or subsurface strata), surface waters (including navigable waters, ocean waters, streams, lakes, ponds, drainage basins, wetlands of any kind, and sediments), groundwater, drinking water supply, ambient and indoor air, plant and animal life, and natural resources.

        Environmental Law.    "Environmental Law" shall mean all Laws relating to public health and safety or worker health and safety as affected by Hazardous Materials, noise or odor or pollution or the protection or restoration of the Environment or the release of Hazardous Materials into the Environment, including all those relating to the generation, manufacture, processing, use, handling, treatment, storage, disposal, release, distribution and transportation of, or exposure to, solid, gaseous or liquid hazardous materials, substances or wastes, including the Clean Air Act, 42 U.S.C. §7401 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §9601 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1501 et seq.

        Environmental Permits.    "Environmental Permits" shall have the meaning specified in Section 2.16(c).

        Equity Funding Letter.    "Equity Funding Letter" shall have the meaning specified in Section 3.6.

        ERISA.    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Expenses.    "Expenses" shall have the meaning specified in Section 8.4(a).

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        FDA.    "FDA" shall have the meaning specified in Section 2.11.

        Financing.    "Financing" shall have the meaning specified in Section 3.6.

        FTC.    "FTC" shall have the meaning specified in Section 5.2.

        GAAP.    "GAAP" shall mean United States generally accepted accounting principles.

        Governmental Authority.    "Governmental Authority" shall mean any: (i) nation, principality, state commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government, (iii) governmental body of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); or (iv) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, policy, military or taxing or arbitral authority or power of any nature.

        Guarantee.    "Guarantee" shall have the meaning specified in Section 3.11.

        Guarantor.    "Guarantor" shall have the meaning specified in Section 3.11.

        Hazardous Materials.    "Hazardous Materials" shall mean any hazardous or toxic material, substance or waste and any other material subject to regulation or governed by, or for which liability may be imposed under, any Environmental Law, including oil, petroleum and petroleum products, asbestos, polychlorinated biphenyls, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and radioactive material.

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

        Indenture.    "Indenture" shall have the meaning specified in Section 5.11(a).

        Intellectual Property.    "Intellectual Property" means the following items of all U.S. and foreign intangible property:

            (i)  patents, whether in the form of utility patents or design patents and all pending applications for such patents;

           (ii)  copyrights, whether or not registered, and all pending applications for registration of the same, copyrightable works, including, without limitation, recipes, menus, operation manuals, marketing materials, architectural designs and layouts;

          (iii)  rights of publicity;

          (iv)  Software; and

           (v)  other relevant proprietary intellectual property rights, but in each case, excluding Trademarks.

        For purposes of this Agreement, "Software" means computer software, programs and databases in any form (including Internet web sites, web content and links, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation) and in the case of the Company, (i) used in the operation of the business of the Company or any Company Subsidiary, including all computer software and databases operated by the Company or any Company Subsidiary on its web sites or used by the Company or any Company Subsidiary in connection with processing customer orders, storing customer information, or storing or archiving data, but excluding software that

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is in general distribution to users of personal computers, and (ii) owned, manufactured, distributed, sold, licensed or marketed by the Company or any Company Subsidiary.

        IRS.    "IRS" shall have the meaning specified in Section 2.14(b).

        knowledge.    "knowledge" shall have the meaning specified in Section 9.10.

        Law.    "Law" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, order, directive, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        Leases.    "Leases" shall mean all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any leased real property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Company Subsidiary thereunder.

        Licensed Trademarks.    "Licensed Trademarks" shall have the meaning specified in Section 2.9(a).

        Lien.    "Lien" shall mean mortgages, deeds of trust, liens, security interests of any kind, Uniform Commercial Code financing statements, pledges, encumbrances, assignments of rents, title retention or security agreements, or defects of title.

        Marketing Period.    "Marketing Period" means the first period of 20 consecutive calendar days after all of the conditions set forth in Section 6 (other than conditions that by their nature can only be satisfied at the Closing) have been satisfied during which (A) the Parents shall have the Required Financial Information that the Company is required to provide to the Parents pursuant to Section 5.9(iv); provided that if the Marketing Period would not end on or prior to August 24, 2007, the Marketing Period shall commence no earlier than September 4, 2007 provided further that if the Required Financial Information that is furnished to the Parents would not be sufficiently current on any day during such Marketing Period if a registration statement using such financial statements were to be filed with the SEC on such date, then a new 20-day period shall commence upon the Parents' receiving updated Required Financial Information that would be sufficiently current to permit the filing with the SEC of a registration statement using such financial statements; and provided further that in the event that the Company issues a public statement indicating its intent to restate any historical financial statements of the Company, then a new 20 day period shall commence as soon as such restatement is complete and the Company SEC Documents have been amended to reflect such restatements or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP.

        Material Adverse Effect.    "Material Adverse Effect" shall mean any change, development, condition, occurrence, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to materially adversely affect (x) the assets and liabilities, condition (financial or otherwise) or existing business of the Company and the Company Subsidiaries, taken as a whole or (y) the ability of the Company to timely perform its obligations under and consummate the transactions contemplated by this Agreement; provided that in the case of clause (x) only, none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse effect resulting from changes in U.S. economic conditions; (ii) any adverse effect resulting from general changes or developments in the industry in which the Company and any Company Subsidiary operate; (iii) any adverse effect resulting from the announcement, execution or delivery of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated hereby, including, without limitation, the impact or threatened impact thereof on relationships of the Company or any Company Subsidiary with customers, suppliers, employees, partners or financing sources or any change

A-1-53

in the Company's credit ratings; (iv) any adverse effect resulting from any change in GAAP or the interpretation thereof or any change in applicable Laws; (v) the failure by the Company to take any action prohibited by this Agreement; (vi) a decline in the price or trading volume of the Company Common Stock on the New York Stock Exchange or any failure by the Company to meet any estimates of revenues or earnings for any period, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such decline or failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect, and it being further understood that any such decline or failure may be taken into account in determining whether the facts or occurrences giving rise or contributing to such failure are materially adverse to the business or financial condition of the Company and the Company Subsidiaries, taken as a whole); (vii) the impact of weather in and of itself on the Company's revenues or earnings; or (viii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States unless, in the case of the foregoing clauses (i), (ii) and (viii), such changes or developments referred to therein would materially disproportionately impact the Company and the Company Subsidiaries taken as a whole relative to other industry participants.

        Merger.    "Merger" shall have the meaning specified in Recital A of this Agreement.

        Merger Sub.    "Merger Sub" shall have the meaning specified in the preamble of this Agreement.

        New Plans.    "New Plans" shall have the meaning specified in Section 5.3(b).

        Notes.    "Notes" shall have the meaning specified in Section 5.11(a).

        Notice Period.    "Notice Period" shall have the meaning specified in Section 8.1(h).

        NYSE.    "NYSE" shall mean the New York Stock Exchange.

        Offer Documents.    "Offer Documents" shall have the meaning specified in Section 5.11(b).

        Old Plans.    "Old Plans" shall have the meaning specified in Section 5.3(b).

        Organizational Documents.    "Organizational Documents" shall have the meaning specified in Section 2.1(d).

        Owned Trademarks.    "Owned Trademarks" shall have the meaning specified in Section 2.9(a).

        Parents.    "Parents" shall have the meaning specified in the preamble of this Agreement.

        Payment Agent.    "Payment Agent" shall have the meaning specified in Section 1.9(a).

        Per Share Merger Consideration.    "Per Share Merger Consideration" shall have the meaning specified in Section 1.5(a).

        Permit.    "Permit" shall mean all licenses, permits, certificates, consents, approvals or other similar authorizations relating to the operation of the business of the Company and the Company Subsidiaries.

        Permitted Encumbrances.    "Permitted Encumbrances" shall have the meaning set forth in Section 2.8.

        Person.    "Person" shall mean any individual, entity or Governmental Authority.

        Plan.    "Plan" shall have the meaning specified in Section 2.14(a).

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        Pre-Closing Period.    "Pre-Closing Period" shall have the meaning specified in Section 4.1.

        Proxy Statement.    "Proxy Statement" shall have the meaning specified in Section 2.24.

        Recommendation.    "Recommendation" shall have the meaning specified in Section 2.19.

        Release.    As used in Section 2.16 "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into, or migrating through, the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

        Representatives.    "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

        Required Company Stockholder Vote.    "Required Company Stockholder Vote" shall have the meaning specified in Section 2.20.

        Required Financial Information.    "Required Financial Information" shall have the meaning specified in Section 5.9(iv).

        Reverse Termination Fee.    "Reverse Termination Fee" shall have the meaning specified in Section 8.3(d).

        Sarbanes-Oxley Act.    "Sarbanes-Oxley Act" shall have the meaning specified in Section 2.6.

        SEC.    "SEC" shall have the meaning specified in Section 2.4(a).

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Shares.    "Shares" shall have the meaning specified in Section 1.5(a).

        Solicitation Period End-Date.    "Solicitation Period End-Date" means 11:59 p.m., Eastern time, on the date that is 45 days after the date of this Agreement.

        Special Committee.    "Special Committee" shall have the meaning specified in Recital A of this Agreement.

        Superior Proposal.    "Superior Proposal" means any bona fide written Takeover Proposal, which proposal did not result from a breach of Section 4.3, (a) on terms which the Special Committee determines in its good faith judgment, taking into account this Agreement and the Takeover Proposal in their entirety, including the contingencies, terms and conditions of the Takeover Proposal and this Agreement, any break-up fees, conditions to Closing and legal, timing, financial and regulatory aspects (having considered, among other things, the advice of its financial advisors and outside counsel) (i) would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement and (ii) is reasonably capable of being consummated and (b) if such Takeover Proposal is for a cash transaction, in respect of which fully committed financing has been obtained.

        Surviving Corporation.    "Surviving Corporation" shall have the meaning specified in Section 1.1.

        Takeover Laws.    "Takeover Laws" shall have the meaning specified in Section 2.19.

        Takeover Proposal.    "Takeover Proposal" shall mean any bona fide proposal or offer from any Person or group (other than the Parents or their Affiliates or their respective representatives) which is structured to permit such Person or group to acquire beneficial ownership of at least 50% of the assets of, equity interest in, or business of, the Company and the Company Subsidiaries (other than an acquisition of assets of the Company or any Company Subsidiary in the ordinary course of business or

A-1-55

as permitted under the terms of this Agreement), whether pursuant to a merger, consolidation or other business combination, sale of share of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single step or multi-step transaction or series of related transactions, other than the transactions contemplated by this Agreement.

        Taxes.    "Taxes" (and any variation thereof) shall mean (i) any and all federal, state, local and foreign taxes, levies, assessments, impositions and other governmental charges including taxes based upon or measured by gross receipts, income, profits, sales, use and occupancy, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, and social security charges (including all health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, and (ii) any liability for the payment of any such amounts as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or as a result of any obligation under any agreement or arrangement with another Person with respect to such amounts and including any liability of a predecessor entity.

        Tax Returns.    "Tax Returns" shall mean all required federal, state, local, and foreign returns (including information returns), forms, notices, reports and statements (including any and all schedules and attachments thereto) relating to any and all Taxes concerning or attributable to the Company or to any Company Subsidiary or the operations or business of any of them.

        Termination Fee.    "Termination Fee" shall have the meaning specified in Section 8.3(a).

        Trademarks.    "Trademarks" shall mean trademarks, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of same.

        Unaudited Balance Sheet.    "Unaudited Balance Sheet" shall have the meaning specified in Section 2.4(c).

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Annex A-2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1, dated as of August 30, 2007 (this "Amendment"), to the AGREEMENT AND PLAN OF MERGER, dated as of July 2, 2007 (the "Agreement"), is made and entered by and among FROZEN, LLC, a Delaware limited liability company, HOCKEY PARENT INC., a Delaware corporation (together with FROZEN, LLC, the "Parents"); HOCKEY MERGERSUB, INC., a Delaware corporation and a wholly-owned subsidiary of the Parents ("Merger Sub"); and REDDY ICE HOLDINGS,  INC., a Delaware corporation (the "Company"). Capitalized terms used in this Amendment and not defined herein have the meanings ascribed to them in the Agreement.

RECITALS

        WHEREAS, the parties hereto have agreed to amend the Agreement to provide for various matters set forth herein;

        WHEREAS, the Board of the Company, acting upon the recommendation of the Special Committee, has duly approved this Amendment; and

        WHEREAS, the Boards of the Parents and Merger Sub have duly approved this Amendment.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Amendment to Section 4.2(o) of the Agreement.    Section 4.2(o) of the Agreement is hereby amended and restated in its entirety as follows:

          "(o) authorize, declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the Company's capital stock except for the payment of ordinary quarterly dividends in accordance with the Company's dividend policy as in effect on the date of this Agreement (but in no event in an amount in excess of $0.42 per share in cash per quarter) with record dates consistent with the record dates for comparable quarterly periods in 2006; provided that, no quarterly dividend will be declared or paid with respect to any quarter following September 30, 2007; provided further that if the Closing Date occurs (i) from November 1, 2007 to December 31, 2007, the Company may only declare and pay a dividend for the period from October 1, 2007 to the Closing Date in an amount not to exceed the lesser of (x) $0.21 per share and (y) a per share amount not to exceed the product of $0.42 per share multiplied by a fraction, the numerator of which is the number of days from and including October 1, 2007 to the Closing Date, and the denominator of which is ninety two (92) or (ii) after December 31, 2007, the Company may only declare and pay a dividend for the quarter ended December 31, 2007, in accordance with the Company's dividend policy as in effect on the date of this Agreement (but in no event in an amount in excess of $0.42 per share in cash for such quarter), which dividends pursuant to clauses (i) or (ii) may have a record date and may be paid prior to the anticipated Closing Date and would be in lieu of, and not in addition to, any dividend otherwise permitted by this clause (o) for such quarter;"

        SECTION 2.    Amendment to Section 8.3(b) of the Agreement.    Section 8.3(b) of the Agreement is hereby amended by replacing the amount "$7,000,000" with "$3,500,000" therein.

A-2-1

        SECTION 3.    Amendments to Exhibit A to the Agreement.    Exhibit A to the Agreement is hereby amended by amending and restating the definitions of "End Date" and "Marketing Period" in their entirety as follows:

          "End Date. "End Date" shall mean December 15, 2007, provided that the Company shall have the right, in its sole discretion to extend the End Date by up to 60 days if any of the conditions set forth in Sections 6 or 7 shall not have been satisfied or waived as of December 1, 2007, provided, further, that if the Marketing Period has commenced but not ended before any such End Date (including as a result of any extension pursuant to the final proviso of the definition of the term "Marketing Period"), such End Date shall automatically be extended to occur three Business Days after the final day of the Marketing Period."

          "Marketing Period. "Marketing Period" means the first period of 20 consecutive calendar days after all of the conditions set forth in Section 6 (other than conditions that by their nature can only be satisfied at the Closing) have been satisfied during which (A) the Parents shall have the Required Financial Information that the Company is required to provide to the Parents pursuant to Section 5.9(iv); provided that if the Marketing Period would not end on or prior to August 24, 2007, the Marketing Period shall commence no earlier than September 4, 2007; provided further that if the Required Financial Information that is furnished to the Parents would not be sufficiently current on any day during such Marketing Period if a registration statement using such financial statements were to be filed with the SEC on such date, then a new 20-calendar day period shall commence upon the Parents' receiving updated Required Financial Information that would be sufficiently current to permit the filing with the SEC of a registration statement using such financial statements; provided further that in the event that the Company issues a public statement indicating its intent to restate any historical financial statements of the Company, then a new 20 calendar day period shall commence as soon as such restatement is complete and the Company SEC Documents have been amended to reflect such restatements or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP; provided further that, prior to the expiration of the Marketing Period, the Parents shall be entitled in their sole discretion, from time to time on written notice to the Company, to extend the duration of the Marketing Period beyond a 20 calendar day period to end on any date on or prior to January 31, 2008 and, if, and only if, the Company consents in its sole discretion following the request of the Parents, to extend the duration of the Marketing Period beyond a 20 calendar day period to end on a date after January 31, 2008 but on or prior to February 28, 2008."

        SECTION 4.    References to the Agreement.    After giving effect to this Amendment, each reference in the Agreement to "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment, and each reference in the Disclosure Schedule to "the Agreement" shall refer to the Agreement as amended by this Amendment.

        SECTION 5.    Construction.    Except as expressly provided in this Amendment, all references in the Agreement and the Disclosure Schedule to "the date hereof" and "the date of this Agreement" shall refer to July 2, 2007.

        SECTION 6.    Other Miscellaneous Terms.    The provisions of Article 9 (Miscellaneous Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

        SECTION 7.    No Further Amendment.    Except as amended hereby, the Agreement shall remain in full force and effect.

[Signature page to follow]

A-2-2

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

FROZEN, LLC
By:	/s/ TIMOTHY WHITE
	Name:	Timothy White
	Title:	President
HOCKEY PARENT INC.
By:	/s/ TIMOTHY WHITE
	Name:	Timothy White
	Title:	President
HOCKEY MERGERSUB, INC.
By:	/s/ TIMOTHY WHITE
	Name:	Timothy White
	Title:	President
REDDY ICE HOLDINGS, INC.
By:	/s/ WILLIAM P. BRICK
	Name:	William P. Brick
	Title:	Executive Chairman

A-2-3

Annex B

July 1, 2007

The Special Committee of the Board of Directors of Reddy Ice Holdings, Inc.
8750 North Central Expressway
Suite 1800
Dallas, TX 75231

Dear Members of the Special Committee:

        We understand that Reddy Ice Holdings, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") to be dated July 2, 2007 with FROZEN, LLC, a Delaware limited liability company, HOCKEY PARENT, INC., a Delaware corporation ("together with FROZEN, LLC, the Parents"), and HOCKEY MERGERSUB, INC., a Delaware corporation and a wholly-owned subsidiary of the Parents ("Merger Sub"), pursuant to which, upon the merger becoming effective, each issued and outstanding share of Company common stock will be converted into the right to receive cash consideration (the "Consideration") of $31.25 without interest. Such merger and the related transactions are referred to herein as the "Transaction".

        You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") provide an opinion (the "Opinion") to the Special Committee (the "Committee") of the Company as to whether, as of the date hereof, the Consideration to be received by the public shareholders of the Company in connection with the Transaction is fair from a financial point of view. For purposes of this Opinion, the "Public Shareholders" shall include all holders of the common stock of the Company, other than any of the Parents, any shareholders who serve as an executive officer or on the Board of Directors of the Company or any affiliates of such Parents, officers or directors.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006 and quarterly reports on Form 10-Q for the three months ended March 31, 2006 and March 31, 2007, and Company-prepared interim financial statements for the period ended May 31, 2007, which the Company's management identified as being the most current financial statements available;

  2.
  held discussions with certain members of the management of the Company and with the Committee regarding the assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance of the Company and certain matters related to the Transaction;

  3.
  reviewed certain forecasts and projections prepared by the Company's management with respect to the years ending December 31, 2007 through December 31, 2012;

  Los Angeles • 1930 Century Park West • Los Angeles, California 90067 • www.hlhz.com • tel.310.553.8871 • fax.310.553.2173
   New York Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London Paris Frankfurt Hong Kong
  Broker/dealer services through Houlihan Lokey Howard & Zukin Capital. Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

  4.
  reviewed copies of the following agreements: the Agreement (in draft form as of June 30, 2007); the Equity Funding Letters (as defined in the Agreement) in draft form as of June 30, 2007; the Guarantees (as defined in the Agreement) in draft form as of June 30, 2007; and the Debt Financing Commitment (as defined in the Agreement) in draft form as of June 30, 2007;

  5.
  reviewed the historical market prices and trading volumes for the Company's common stock;

  6.
  reviewed certain publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and transaction multiples in other transactions that we consider similar to the Transaction;

  7.
  reviewed the Company's certificate regarding the historical and projected financials of the Company addressed to Houlihan Lokey; and

  8.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or which is publicly available, and do not assume any responsibility for the accuracy or completeness of such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions on which they were based, and we express no opinion with respect to such forecasts, projections or assumptions. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us (including the forecasts, projections and assumptions described above) incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company is a party (other than as specifically described herein with respect to the Transaction).

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 4 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the Transaction. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, regulatory action, claims or investigations or possible assertion of claims, or other contingent liabilities or any outcomes or damages arising out of any such matters.

        This Opinion is subject to the assumptions and conditions set forth herein and is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions, changes to the assets, liabilities, operations, financial condition, results of operations, business, future prospects, projected operations and performance of the Company; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time. We do not express any opinion as to the price or range of prices at which shares of the common stock may trade in the public market or otherwise subsequent to announcement of the merger.

        This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person or entity, is not intended to be used, and may not be used, for any other purpose, and may not be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. Notwithstanding the preceding sentence, this Opinion may be included in its entirety in any proxy statement or other similar communication required to be filed by the Company with the Securities and Exchange Commission and delivered to the Company's security holders in connection with the Transaction. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board of Directors, any security holder or any other person as to how to act or vote with respect to the Transaction.

        In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. An affiliate of ours currently holds a position in the Company's 10.5% Senior Discount Notes due November 2012.

        Houlihan Lokey and its affiliates have in the past provided and in the future may provide, investment banking, financial advisory and other financial services to the Company, for which Houlihan Lokey and such affiliates have received, and expect to receive, compensation, including, among other things, having provided valuation services to support the Company's tax and financial reporting positions.

        We further advise you that Houlihan Lokey Howard & Zukin Capital, Inc. ("HLHZ"), an affiliate of Houlihan Lokey, has acted as financial advisor to the Committee in connection with the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. We will also be reimbursed for certain expenses. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement.

        We have not been requested to opine as to, and this Opinion does not address any other matter except as specifically set forth herein, including: (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, advice or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, advice or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Public Shareholders in connection with the Transaction is fair to them from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262 APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

    (1)
    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

    (2)
    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c.
      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d.
      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3)
    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

    (1)
    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)
    If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

REDDY ICE HOLDINGS, INC.

REVOCABLE PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - OCTOBER 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Reddy Ice Holdings, Inc. to be held at 10:00 a.m., Dallas Time, on Friday, October 12, 2007, at the offices of Haynes and Boone, LLP at 901 Main Street, 29th Floor, Dallas, Texas 75202, and the Proxy Statement in connection therewith and (2) appoints William P. Brick and Jimmy C. Weaver, and each of them, the undersigned’s proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Reddy Ice Holdings, Inc. standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, FOR THE ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE, AND, AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

REDDY ICE HOLDINGS, INC.

October 12, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V	Please detach along perforated line and mail in the envelope provided.	V

00030003000000001000 7	101207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE						☒
		1.	To consider and vote on a proposal to adopt the Agreement and Plan of	FOR	AGAINST	ABSTAIN
			Merger, dated as of July 2, 2007, by and among Reddy Ice Holdings, Inc.,	☐	☐	☐

Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation and Hockey Mergersub, Inc., a Delaware corporation, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of
August 30, 2007.

		2.	To approve the adjournment of the special meeting, if necessary or	☐	☐	☐
appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

CHECK THIS BOX IF YOU PLAN TO ATTEND AND

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	☐			VOTE YOUR SHARES IN PERSON AT THIS MEETING:	☐

Signature of Stockholder			Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

REDDY ICE HOLDINGS, INC.

October 12, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	COMPANY NUMBER
-or-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-	ACCOUNT NUMBER
921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

V      Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.      V

00030003000000001000 7	101207

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	1.	To consider and vote on a proposal to adopt the	FOR	AGAINST	ABSTAIN

Agreement and Plan of Merger, dated as of July 2, 2007, by and among Reddy Ice Holdings, Inc., Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation and Hockey Mergersub, Inc., a Delaware corporation, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 30, 2007.

			☐	☐	☐

2.

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

			☐	☐	☐

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐		CHECK THIS BOX IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES IN PERSON AT THIS MEETING: ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2007 PROPOSED CASH MERGER—YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
SPECIAL FACTORS
THE SPECIAL MEETING
THE MERGER AGREEMENT
THE TRANSACTION PARTICIPANTS
APPRAISAL RIGHTS
COMMON STOCK OWNERSHIP OF MANAGEMENT, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF PROXY MATERIAL
SUMMARY FINANCIAL INFORMATION
Comparative Per Share Data
MARKET PRICES AND DIVIDEND INFORMATION
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
EXHIBIT A CERTAIN DEFINITIONS
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER